Exhibit 10.16

Execution Version

AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT

Dated as of November 16, 2019

among

HOF VILLAGE, LLC; HOF VILLAGE YOUTH FIELDS, LLC; HOF VILLAGE PARKING, LLC; HOF VILLAGE STADIUM, LLC AND THE OTHER PERSONS SIGNATORY HERETO AS BORROWERS

and

THE LENDERS PARTY HERETO,

and

GACP FINANCE CO., LLC, as Administrative Agent

AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT

This AMENDMENT NUMBER 7 TO TERM LOAN AGREEMENT (this “Amendment Number 7”) dated as of November 16, 2019 is made by and among: (i) HOF VILLAGE, LLC, a Delaware limited liability company (the “Lead Borrower”); HOF VILLAGE YOUTH FIELDS, LLC, a Delaware limited liability company; HOF VILLAGE PARKING, LLC, a Delaware limited liability company; HOF VILLAGE STADIUM, LLC, a Delaware limited liability company; HOF VILLAGE LAND, LLC, a Delaware limited liability company; HOF VILLAGE HOTEL I, LLC, a Delaware limited liability company; HOF VILLAGE SPORTS BUSINESS, LLC, a Delaware limited liability company; HOF VILLAGE PARKING MANAGEMENT I, LLC, a Delaware limited liability company; HOF VILLAGE RESIDENCES I, LLC, a Delaware limited liability company; HOF VILLAGE CENTER FOR EXCELLENCE, LLC, a Delaware limited liability company; HOF VILLAGE CENTER FOR PERFORMANCE, LLC, a Delaware limited liability company; HOF EXPERIENCE, LLC, a Delaware limited liability company; HOF VILLAGE MEDIA GROUP, LLC, a Delaware limited liability company; and the other Persons signatory hereto as “Borrowers” (collectively, the “Borrowers”, and each individually, a “Borrower”); (ii) the Lenders party hereto; and (iii) GACP FINANCE CO., LLC, as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Lenders party thereto from time to time, the Administrative Agent, and the other parties named therein are parties to the Term Loan Agreement, dated as of March 20, 2018 (as amended by (i) that certain Delayed Draw Joinder Agreement Number 1, dated as of April 11, 2018, (ii) that certain Delayed Draw Joinder Agreement Number 2, dated as of May 18, 2018, (iii) that certain Amendment Number 3 to Term Loan Agreement, dated as of September 14, 2018, (iv) that certain Amendment Number 4 to Term Loan Agreement, dated as of February 19, 2019, (v) that certain Amendment Number 5 to Term Loan Agreement, dated as of June 28, 2019, (vi) that certain Amendment Number 6 to Term Loan Agreement, dated as of August 15, 2019, and (vii) as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby).

(2) The Administrative Agent, the Borrowers, and the Lenders desire to amend the Loan Agreement as set forth below, such amendment, except as set forth herein, to become effective on the Amendment Number 7 Effective Date (as defined in Section 4 of this Amendment Number 7).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Acknowledgments:

(a) Each Borrower hereby acknowledges and agrees that, as of the date hereof, (i) the outstanding principal amount of all Loans (exclusive of interest, costs, fees and other expenses payable by the Borrowers to the Administrative Agent and the other Secured Parties under the Loan Agreement and the other Loan Documents) is $65,000,000, (ii) accrued and unpaid interest (as of October 31, 2019) on the Tranche 1 Loan is $4,320,726.51, (iii) accrued and unpaid interest (as of October 31, 2019) on the Tranche 2 Loan is $1,080,389.62, (iv) accrued and unpaid interest (as of October 31, 2019) on the Tranche 3 Loan is $1,620,601.45, and (v) none of the foregoing amounts are subject to any offset, counterclaim or defense by any of the Borrowers.

(b) True and correct copies of the December 24, 2018 Convertible Subordinated Notes are annexed hereto as Exhibit B. A true and correct copy of the Letter of Representations is annexed hereto as Exhibit C. True and correct copies of the M. Klein and Company, LLC Convertible Subordinated Notes are annexed hereto as Exhibit D. True and correct copies of the “Convertible Subordinated Notes” (other than the December 24, 2018 Convertible Subordinated Notes and the M. Klein and Company, LLC Convertible Subordinated Notes) that are listed on Schedule 3.06(b) of the Gordon Pointe Merger Agreement are annexed hereto as Exhibit E.

SECTION 2. Amendments. The Loan Agreement is, effective as of the Amendment Number 7 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken—text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Exhibit A hereto.

SECTION 3. Notice to IRGMH of Event of Default. Administrative Agent and Lenders agree to furnish to IRGMH written notice of any Event of Default under the Loan Documents at the same time as notice of such Event of Default is furnished to Borrowers; provided that any failure by Administrative Agent or Lenders to furnish such notice to IRGMH shall not invalidate or otherwise affect any notice of an Event of Default sent by Administrative Agent or by Lenders to Borrowers.

SECTION 4. Conditions to Effectiveness. This Amendment Number 7 shall become effective on the date (the “Amendment Number 7 Effective Date”), when each of the conditions set forth in this Section 4 shall have been satisfied (or waived by the Lenders):

(a) the Administrative Agent shall have received counterparts of this Amendment Number 7, duly executed and delivered on behalf of (i) each Borrower, (ii) each Lender, and (iii) the Administrative Agent;

(b) the IRGMH Guaranty shall have been duly executed and delivered for the benefit of the Administrative Agent, the Tranche 1 Lender and the Tranche 2 Lender;

(c) the Administrative Agent and the Lenders shall have received a duly executed amendment to the Mortgage, confirming that the aggregate principal amount of the Loans as of October 31, 2019 was $75,000,000;

(d) the Administrative Agent shall have received a certificate of a Responsible Officer of Borrower, dated the Amendment Number 7 Effective Date and certifying:

(i) that attached thereto is a true and correct copy of the resolutions of the board of directors or equivalent governing body of each Borrower, approving this Amendment Number 7 and the transactions contemplated hereby;

(ii) that, as of the Amendment Number 7 Effective Date, subject to the limitations set forth in the Loan Agreement attached hereto as Exhibit A, (1) each representation and warranty set forth in each Loan Document is true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (provided that, if a representation and warranty contains a materiality or Material Adverse Effect qualification, such representation and warranty is true and correct in all respects), and (2) each Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, immediately after giving effect to this Amendment Number 7, no Event of Default or Default shall have occurred and be continuing;

(iii) that, as of the Amendment Number 7 Effective Date, the Borrowers are in compliance with the terms and conditions of the Letter of Representations; and

(iv) that, as of the Amendment Number 7 Effective Date, the Borrowers are in compliance with the terms and conditions of each Ground Lease (to the extent applicable to the Borrowers) and each Project Lease;

(e) as of the Amendment Number 7 Effective Date, (x) the representations and warranties of Borrowers contained in Article III of the Loan Agreement shall be true and correct in all material respects on the Amendment Number 7 Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct in all material respects on and as of such earlier date, and (y) no Default or Event of Default shall have occurred and be continuing, or would occur immediately after giving effect to the transactions contemplated by this Amendment Number 7;

(f) the Administrative Agent and the Lenders shall have received a Solvency Certificate from the Lead Borrower on behalf of each Borrower;

(g) the Administrative Agent and the Lenders shall have received reaffirmation agreements in respect of the Recourse Guaranty, the Mezzanine Subordination Agreement and the subordination agreements executed by National Football Museum Inc., CH Capital Lending, LLC and M. Klein and Company, LLC; and

(h) the Administrative Agent and the Lenders shall have received a Mezzanine Loan/Junior Equity Subordination Agreement from Michael Eck in respect of any Mezzanine Loan/Junior Equity from him and in respect of the M. Klein and Company, LLC Convertible Subordinated Note(s) assigned to him.

SECTION 5. Conditions Subsequent. On or before 12:00 p.m. (New York City time) on November 27, 2019, the Administrative Agent, Tranche 1 Lender and Tranche 2 Lender shall have received the following payments in cash (failure to make which shall be an immediate Event of Default under Section 7.01(b) of the Loan Agreement):

(a) the Borrowers shall have paid to the Tranche 1 Lender, in cash, an amendment fee in an amount equal to $200,000;

(b) the Borrowers shall have paid to the Tranche 2 Lender, in cash, an amendment fee in an amount equal to $50,000;

(c) the Borrowers shall have agreed (and hereby agree) to pay to the Tranche 3 Lender an amendment fee in an amount equal to $75,000 (provided, however, that such amendment fee shall not be paid to the Tranche 3 Lender until after the Tranche 1/Tranche 2 Full Payment Date);

(d) the Borrowers shall have paid to the Tranche 1 Lender, in cash, all accrued and unpaid interest on the Tranche 1 Loan through the date hereof;

(e) the Borrowers shall have paid to the Tranche 2 Lender, in cash, all accrued and unpaid interest on the Tranche 2 Loan through the date hereof; and

(f) the Borrowers shall have paid all outstanding fees, costs and expenses of the Administrative Agent and the Lenders in connection with this Amendment Number 7 and other agreements entered into contemporaneously herewith, including the legal fees and expenses of: (i) Kramer Levin Naftalis & Frankel LLP and Taft Stettinius & Hollister LLP, attorneys for the Administrative Agent and (ii) Gibson, Dunn & Crutcher LLP, attorneys for DemoMode Marketing LLC.

SECTION 6. Confirmation of Representations and Warranties.

(a) Each Borrower hereby represents and warrants, on and as of the Amendment Number 7 Effective Date, that the representations and warranties of Borrowers contained in Article III of the Loan Agreement are true and correct in all material respects on such date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (provided that, if a representation and warranty contains a materiality or Material Adverse Effect qualification, such representation and warranty is true and correct in all respects).

(b) Each Loan Party hereby represents and warrants, on and as of the Amendment Number 7 Effective Date, that it has the necessary corporate power to execute, deliver and perform this Amendment Number 7, and it has duly authorized all corporate or other action required to be taken by it for the execution, delivery and performance of this Amendment Number 7 and the consummation of the transaction contemplated hereby.

SECTION 7. Consent and Affirmation. Each Borrower hereby (a) consents to the execution, delivery and performance of this Amendment Number 7 and agrees that each Loan Document is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment Number 7 Effective Date, except that, on and after the Amendment Number 7 Effective Date, each reference to the “Loan Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended and otherwise modified by this Amendment Number 7, and (b) confirms that the Loan Documents to which each of the Borrowers is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.

SECTION 8. Reference to and Effect on the Loan Documents.

(a) On and after the Amendment Number 7 Effective Date, each reference in the Loan Agreement to “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other transaction documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment Number 7. From and after the Amendment Number 7 Effective Date, this Amendment Number 7 shall be a Loan Document under the Loan Agreement.

(b) The Loan Agreement and the other Loan Documents, as specifically amended by this Amendment Number 7, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the respective guarantees, pledges, grants of security interests and other agreements, as applicable, under each of the Loan Documents, notwithstanding the consummation of the transactions contemplated hereby, shall continue to be in full force and effect and shall accrue to the benefit of the Administrative Agent and the Lenders under the Loan Agreement. Without limiting the generality of the foregoing, the Collateral described in the Loan Documents do and shall continue to secure the payment of all Obligations of the Borrowers under the Loan Documents, in each case, as amended by this Amendment Number 7.

(c) The execution, delivery and effectiveness of this Amendment Number 7 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 9. Execution in Counterparts; Order of Amendments. This Amendment Number 7 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Number 7 by .pdf or other electronic form shall be effective as delivery of a manually executed original counterpart of this Amendment Number 7.

SECTION 10. Amendments; Headings; Severability. This Amendment Number 7 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrowers, the Administrative Agent and the Lenders. The Section headings used herein are for convenience of reference only, are not part of this Amendment Number 7 and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment Number 7. Any provision of this Amendment Number 7 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. Costs and Expenses.

(a) Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment Number 7 and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.05 of the Loan Agreement

(b) Borrowers agree that IRGMH shall have all of the rights of a Lender pursuant to Section 10.05 of the Loan Agreement, but all of such rights shall be subordinated in right of payment and security to all Obligations owed to the Administrative Agent, the Tranche 1 Lender and the Tranche 2 Lender and, similar to the Tranche 3 Lender, IRGMH shall not receive any payment until the Tranche 1/Tranche 2 Full Payment Date has occurred. Without limiting the foregoing, (i) Borrowers shall pay to IRGMH all costs, fees, expenses, and disbursements of IRGMH in connection with the transactions contemplated by this Agreement, the Loan Purchase Agreement, and the IRGMH Guaranty, as set forth in Section 10.05(a) of the Loan Agreement, and (ii) Borrowers shall indemnify, defend, and hold harmless IRGMH in connection with the transactions contemplated by this Agreement, the Loan Purchase Agreement, and the IRGMH Guaranty, as set forth in Section 10.05(b) of the Loan Agreement. Any amounts payable to IRGMH under this Section 11(b) shall accrue interest, at the rate of interest then in effect with respect to the Tranche 1 Loan, calculated from the date of payment or disbursement by IRGMH until repaid in full. Notwithstanding the foregoing, any amounts payable to IRGMH under this Section 11(b) shall not be paid to IRGMH until the Tranche 1/Tranche 2 Full Payment Date has occurred.

SECTION 12. Governing Law; Etc. This Amendment Number 7 shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional, service and waiver of jury trial provisions of the Loan Agreement, as if they were set forth herein.

SECTION 13. No Novation. This Amendment Number 7 shall not extinguish the obligations for the payment of money outstanding under the Loan Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Loan Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this Amendment Number 7 or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Borrowers under any Loan Document from any of its obligations and liabilities as a Borrower, guarantor or pledgor under any of the Loan Documents.

SECTION 14. Waiver of Claims. Each Borrower on behalf of itself, its Affiliates and their respective officers, direct and indirect members, directors, shareholders, employees, agents, insurers, heirs, successors and assigns (collectively, the “Releasing Parties”), hereby waives, releases, remises and forever discharges the Administrative Agent, the Lenders and each other Secured Party from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Loan Agreement and any other Loan Document (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Releasing Party ever had, now has or might hereafter have against the Administrative Agent, the Lenders and each other Secured Party which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, the Lenders and each other Secured Party on or prior to the Amendment Number 7 Effective Date, in each case, in respect to the Loan Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

SECTION 15. Advice of Counsel. The Borrowers acknowledge that they have reviewed this Amendment Number 7 in its entirety, having consulted such legal, tax or other advisors as they deem appropriate, and understand and agree to each of the provisions of this Amendment Number 7, and further acknowledge that they have entered into this Amendment Number 7 voluntarily.

SECTION 16. Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are resolved against the drafting party shall not apply to the interpretation of this Amendment Number 7.

SECTION 17. Effect of this Amendment Number 7. Except as expressly set forth herein, (a) this Amendment Number 7 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties, (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document. Nothing contained in this Amendment Number 7 shall constitute or be deemed to constitute a course of dealing or other basis for altering any rights or obligations of Lender under the Loan Documents, or any obligations of the Borrowers or any other party under the Loan Documents (in each instance, except as expressly set forth herein), (c) the Administrative Agent, the Lenders and the other Secured Parties have not and are not waiving their rights against any Person (including the Borrowers), including as a result of any Default or Event of Defaults that exists (notwithstanding the Borrowers’ representation that no Default or Event of Default exists) and (d) the Administrative Agent, the Lenders and the other Secured Parties have not and are not waiving their rights and remedies against any Person (including the Borrowers) as a result of any Default or Event of Default or as a result of any other breach of any Loan Documents or otherwise, including as a result of any past, present or future event or circumstance.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 7 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrowers:

HOF VILLAGE, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE PARKING, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE YOUTH FIELDS, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE STADIUM, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE LAND, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE HOTEL I, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE SPORTS BUSINESS, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE PARKING MANAGEMENT I, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE RESIDENCES I, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE CENTER FOR EXCELLENCE, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF VILLAGE CENTER FOR PERFORMANCE, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

HOF EXPERIENCE, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Borrowers, cont.:

HOF VILLAGE MEDIA GROUP, LLC,
a Delaware limited liability company

By:	/s/
Name: Michael Crawford
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

Administrative Agent:

GACP FINANCE CO., LLC,
as Administrative Agent

By:	/s/
Name: Robert A. Louzan
Title: Authorized Signatory

Lenders (and by their signatures below, the Lenders (a) direct the Administrative Agent to execute this Amendment Number 7, and (b) approve the provisions of the Loan Agreement attached as Exhibit A hereto):

GACP II, L.P. (“Tranche 1 Lender”)

By:	/s/
Name: Robert A. Louzan
Title: Authorized Signatory

DEMOMODE MARKETING, LLC,
a New York Limited liability company (“Tranche 2 Lender”)

By:
Name:
Title:

IRG, LLC,
a Nevada limited liability company (“Tranche 3 Lender”)

By:	S.L. Properties, Inc.
a Delaware corporation
its Manager

By:
Name: Stuart Lichter
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

Administrative Agent:

GACP FINANCE CO., LLC,
as Administrative Agent

By:
Name: Robert A. Louzan
Title: Authorized Signatory

Lenders (and by their signatures below, the Lenders (a) direct the Administrative Agent to execute this Amendment Number 7, and (b) approve the provisions of the Loan Agreement attached as Exhibit A hereto):

GACP II, L.P. (“Tranche 1 Lender”)

By:
Name:
Title: Authorized Signatory

DEMOMODE MARKETING, LLC,
a New York Limited liability company (“Tranche 2 Lender”)

By:	/s/
Name:
Title: Authorized Signatory

IRG, LLC,
a Nevada limited liability company (“Tranche 3 Lender”)

By:	S.L. Properties, Inc.
a Delaware corporation
its Manager

By:
Name: Stuart Lichter
Title: President

[SIGNATURES CONTINUE ON NEXT PAGE]

Administrative Agent:

GACP FINANCE CO., LLC,
as Administrative Agent

By:
Name: Robert A. Louzan
Title: Authorized Signatory

Lenders (and by their signatures below, the Lenders direct the Administrative Agent to execute this Amendment Number 7), and (b) approve the provisions of the Loan Agreement attached as Exhibit A hereto):

GACP II, L.P. (“Tranche 1 Lender”)

By:
Name:
Title: Authorized Signatory

DEMOMODE MARKETING, LLC,
a New York Limited liability company (“Tranche 2 Lender”)

By:
Name:
Title:

IRG, LLC,
a Nevada limited liability company (“Tranche 3 Lender”)

By:	S.L. Properties, Inc.
a Delaware corporation
its Manager

	By:	/s/
Name: Stuart Lichter
Title: President

Exhibit A

[See Attached]

~~Execution Version~~Exhibit A

CONFORMED COPY INCORPORATING:
Delayed Draw Joinder Number 1 dated as of April 11, 2018
Delayed Draw Joinder Number 2 dated as of May 18, 2018
Amendment Number 3 dated as of September 14, 2018
Amendment Number 4 dated as of February 19, 2019
Amendment Number 5 dated as of June 28, 2019
Amendment Number 6 dated as of August 15, 2019
Amendment Number 7 dated as of November 16, 2019

TERM LOAN AGREEMENT

among

as Borrowers

and

THE LENDERS PARTY HERETO,
as Lenders

and

GACP FINANCE CO., LLC,
as Administrative Agent

dated as of March 20, 2018

and

as amended as of as of April 11, 2018,
as further amended as of May 18, 2018,
as further amended as of September 14, 2018,
as further amended as of February 19, 2019
as further amended as of June 28, 2019
as further amended as of August 15, 2019

and
as further amended as of November 16, 2019

TABLE OF CONTENTS

PAGE

ARTICLE I.

DEFINITIONS

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Terms Generally	31
SECTION 1.03.	Accounting Terms.	~~32~~31

ARTICLE II.

THE FACILITY

SECTION 2.01.	Loans.	~~32~~31
SECTION 2.02.	Pro Rata Shares~~; Availability of Funds 34~~	32
SECTION 2.03.	Evidence of Debt; Register; Lenders' Books and Records; Notes.	~~35~~32
SECTION 2.04.	Interest on Loans	~~36~~33
SECTION 2.05.	~~Conversion 37~~[Reserved]	34
SECTION 2.06.	Default Interest	~~37~~34
SECTION 2.07.	Fees.	~~38~~35
SECTION 2.08.	Repayment of Loans.	~~38~~35
SECTION 2.09.	Voluntary Prepayments.	~~38~~36
SECTION 2.10.	Mandatory Prepayments.	~~39~~37
SECTION 2.11.	Application of Prepayments.	~~40~~38
SECTION 2.12.	General Provisions Regarding Payments.	~~40~~39
SECTION 2.13.	Ratable Sharing	~~41~~40
SECTION 2.14.	~~Making or Maintaining LIBOR Loans~~[Reserved].	42
SECTION 2.15.	Reserve Requirements; Change in Circumstances.	~~43~~42
SECTION 2.16.	Taxes	~~45~~43
SECTION 2.17.	Obligation to Mitigate.	~~46~~45
SECTION 2.18.	Removal or Replacement of a Lender	~~48~~45
SECTION 2.19.	Defaulting Lender	~~48~~46
SECTION 2.20.	Borrower Representative	~~49~~46

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.	Organization; Powers	~~49~~47
SECTION 3.02.	Authorization; No Conflicts	~~49~~47
SECTION 3.03.	Enforceability	~~50~~47
SECTION 3.04.	Governmental Approvals	~~50~~48
SECTION 3.05.	Financial Statements; Absence of Undisclosed Liabilities	~~50~~48
SECTION 3.06.	No Material Adverse Change	~~50~~48

PAGE

SECTION 3.07.	Title to Properties; Possession Under Leases	~~50~~48
SECTION 3.08.	Subsidiaries	~~52~~50
SECTION 3.09.	No Litigation; Compliance with Laws	~~52~~50
SECTION 3.10.	Agreements; No Default	~~53~~51
SECTION 3.11.	Federal Reserve Regulations	~~53~~51
SECTION 3.12.	Investment Company Act; Etc.	~~54~~52
SECTION 3.13.	Use of Proceeds	~~54~~52
SECTION 3.14.	Tax Returns	~~54~~52
SECTION 3.15.	No Material Misstatements	~~54~~52
SECTION 3.16.	Employee Benefit Plans	~~54~~52
SECTION 3.17.	Environmental Matters	~~55~~53
SECTION 3.18.	Insurance	~~56~~54
SECTION 3.19.	Security Documents	~~56~~54
SECTION 3.20.	Real Property	~~56~~55
SECTION 3.21.	Labor Matters	~~57~~55
SECTION 3.22.	Liens	~~57~~55
SECTION 3.23.	Intellectual Property	~~57~~55
SECTION 3.24.	Solvency	~~57~~55
SECTION 3.25.	Material Contracts.	~~57~~56
SECTION 3.26.	Permits.	~~57~~56
SECTION 3.27.	Senior Indebtedness	~~58~~56
SECTION 3.28.	Fiscal Year	~~58~~56
SECTION 3.29.	Patriot Act; Anti-Terrorism Laws; Etc.	~~58~~56

ARTICLE IV.

CONDITIONS PRECEDENT

SECTION 4.01.	First Credit Event	~~59~~58
SECTION 4.02.	All Credit Events	~~64~~63

ARTICLE V.

AFFIRMATIVE COVENANTS

SECTION 5.01.	Financial Statements and Other Reports	~~65~~64
SECTION 5.02.	Existence	~~68~~67
SECTION 5.03.	Payment of Indebtedness, Taxes and Claims	~~68~~67
SECTION 5.04.	Maintenance of Properties	~~69~~67
SECTION 5.05.	Insurance	~~69~~67
SECTION 5.06.	Maintaining Records	~~69~~68
SECTION 5.07.	Inspections	~~69~~68
SECTION 5.08.	Compliance with Laws, Material Contracts and Permits	~~70~~69
SECTION 5.09.	Environmental.	~~71~~70

ii

PAGE

SECTION 5.10. Additional Material Real Estate Assets ~~72~~71
SECTION 5.11. Letter of Representations; Equity Issuance; Construction Financing ~~72~~71
SECTION 5.12. Further Assurances ~~74~~72
SECTION 5.13. Proceeds and Revenues ~~74~~72

ARTICLE VI.

NEGATIVE COVENANTS

SECTION 6.01. Indebtedness ~~75~~73
SECTION 6.02. Liens ~~76~~74
SECTION 6.03. Real Property ~~78~~76
SECTION 6.04. No Further Negative Pledges ~~79~~77
SECTION 6.05. Restricted Junior Payments ~~80~~77
SECTION 6.06. Restrictions on Subsidiary Distributions ~~80~~78
SECTION 6.07. Investments ~~80~~78
SECTION 6.08. Fundamental Changes; Disposition of Assets ~~80~~78
SECTION 6.09. Subsidiaries ~~81~~79
SECTION 6.10. Sales and Lease-Backs ~~81~~79
SECTION 6.11. Transactions with Shareholders and Affiliates ~~81~~79
SECTION 6.12. Conduct of Business ~~82~~80
SECTION 6.13. Amendments or Waivers ~~82~~80
SECTION 6.14. Fiscal Year ~~83~~81
SECTION 6.15. Limitation on Hedging Agreements ~~83~~81
SECTION 6.16. Limitation on Accounts ~~83~~81
SECTION 6.17. Material Construction Agreements ~~83~~81

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01. Events of Default ~~84~~82
SECTION 7.02. Application of Proceeds ~~87~~85

ARTICLE VIII.

AGENTS

SECTION 8.01. Appointment of Agents ~~88~~87
SECTION 8.02. Powers and Duties ~~88~~87
SECTION 8.03. General Immunity ~~89~~88
SECTION 8.04. Notice of Default ~~90~~89
SECTION 8.05. Agents Entitled to Act as Lenders ~~90~~89
SECTION 8.06. Lenders' Representations, Warranties and Acknowledgement ~~90~~89

iii

PAGE

SECTION 8.07.	Right to Indemnity	~~91~~90
SECTION 8.08.	Successor Agents	~~91~~90
SECTION 8.09.	Loan Documents	~~92~~91
SECTION 8.10.	Withholdings	~~93~~92
SECTION 8.11.	Appointment of Supplemental Agents	~~94~~92

ARTICLE IX.

CO-BORROWERS

SECTION 9.01.	Guarantee of the Borrowers	~~94~~93
SECTION 9.02.	Subrogation; Subordination	~~95~~93
SECTION 9.03.	Remedies	~~95~~94
SECTION 9.04.	Instrument for the Payment of Money	~~95~~94
SECTION 9.05.	Authority to Bind	~~95~~94

ARTICLE X.

MISCELLANEOUS

SECTION 10.01.	Notices	~~96~~95
SECTION 10.02.	Survival of Agreement	~~97~~96
SECTION 10.03.	Binding Effect	~~97~~96
SECTION 10.04.	Successors and Assigns	~~97~~96
SECTION 10.05.	Expenses; Indemnity~~.~~	101
SECTION 10.06.	Adjustments; Setoff	~~103~~102
SECTION 10.07.	Governing Law	103
SECTION 10.08.	Waivers; Amendment	103
SECTION 10.09.	Interest Rate Limitation	104
SECTION 10.10.	Entire Agreement	~~105~~104
SECTION 10.11.	WAIVER OF JURY TRIAL	105
SECTION 10.12.	Severability	105
SECTION 10.13.	Counterparts	105
SECTION 10.14.	Headings	105
SECTION 10.15.	Jurisdiction; Consent to Service of Process	~~106~~105
SECTION 10.16.	Confidentiality	106
SECTION 10.17.	Acknowledgments	107
SECTION 10.18.	Construction	108
SECTION 10.19.	Patriot Act	108
SECTION 10.20.	Marshalling; Payments Set Aside	108
SECTION 10.21.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	108

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Appendices, Exhibits and Schedules

Appendix A	Principal Offices
Exhibit A	Form of Borrowing Notice
Exhibit B	Form of Note
Exhibit C	Form of Mortgage
Exhibit D	Form of Solvency Certificate
Exhibit E	Form of Subordination Agreement

Schedule 1.01(a)	HOFV Site
Schedule 1.01(b)	Closing Date Sources and Uses
Schedule 1.01(c)	Operations and Use Agreement Modification
Schedule 1.01(d)	Substation Parcel/Existing Substation Parcel
Schedule 2.01	~~Initial~~ Term Loan ~~Commitment~~Commitments and Term Loans
Schedule 3.07(a)	Use Restrictions
Schedule 3.07(b)	Space Leases
Schedule 3.09	Litigation
Schedule 3.17	Environmental Matters
Schedule 3.18	Insurance
Schedule 3.19(a)	UCC Filing Offices
Schedule 3.19(b)	Mortgage Filing Offices
Schedule 3.19(c)	Accounts
Schedule 3.20	Mortgaged Properties / Legal Descriptions
Schedule 3.25	Material Contracts
Schedule 5.05	Insurance
Schedule 6.02	Existing Liens
Schedule 6.07	Existing Investments

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This LOAN AGREEMENT, dated as of March 20, 2018 and amended as of April 11, 2018, as of May 18, 2018, as of September 14, 2018, as of February 19, 2019, as of June 28, 2019, as of August 15, 2019 and as of November 16, 2019 (this "Agreement"), among

(ii) the LENDERS from time to time party hereto (the financial institutions from time to time party to this Agreement in the capacity of lenders being collectively referred to as the "Lenders"); and

RECITALS

A. The Borrowers intend to develop real and personal property consisting of approximately 200 acres of land and personal property known as Johnson Controls Hall of Fame Village, Pro Football Hall of Fame, Tom Benson HOF Stadium, National Youth Football & Sports Complex located in Canton, Ohio and are acquiring and developing additional properties including a hotel, a promenade, a retail center, a waterpark and entertainment venue (the "HOFV Project") on a total of approximately 176 parcels of land and real property in Canton, Ohio and more particularly detailed on the annexed Schedule 1.01(a) (the "HOFV Site").

B. On the Closing Date, the Lenders will make the Initial Term Loan to the Borrowers upon the terms and subject to the conditions set forth herein and in the other Loan Documents and on each Delayed Draw Term Loan Date, the Delayed Draw Term Loan Lenders will make the Delayed Draw Term Loans to the Borrowers upon the terms and subject to the conditions set forth herein and in the other Loan Documents.

AGREEMENT

In consideration of the agreements set forth herein and in the other Loan Documents, and in reliance upon the representations and warranties set forth herein and therein, the parties hereto hereby agree as follows:

KL2 3149060.9

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

~~"ABR", when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.~~

"Additional Accounts" shall mean individually or collectively, as the context requires, each Account listed on Schedule 3.19(c) hereto, other than the Loan Proceeds Account and the Interest Reserve Account.

~~"Adjusted LIBO Rate" shall mean, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum equal to the greater of (a) 1% and (b) the product of (i) the LIBO Rate in effect for such Interest Period multiplied by (ii) Statutory Reserves.~~

"Administrative Agent" shall have the meaning given in the preamble to this Agreement and shall include permitted successors and assigns in such capacity.

~~"Affected Lender" shall have the meaning given in Section 2.14(b).~~

~~"Affected Loans" shall have the meaning given in Section 2.14(b).~~

"Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 6.11 and the definitions of "Eligible Assignee" and "Restricted Junior Payment", the term "Affiliate" shall also include any Person that directly or indirectly owns 5% or more of any class of Capital Stock of the Person specified or that is an officer or director of the Person specified.

"Affiliated Lender" shall mean, at any time, any Lender that is an Affiliate of any Borrower (other than a Borrower or any Subsidiary of any Borrower) at such time, including Tranche 3 Lender.

"Affiliated Lender Assignment and Acceptance" shall mean an assignment and acceptance entered into by (i) an Affiliated Lender to an assignee and/or (ii) any other Lender (other than an Affiliated Lender) and an assignee that is an Affiliated Lender (with the consent of any Person whose consent is required by Section 10.04(c)), and accepted by the Administrative Agent, substantially in the form as shall be approved by the Administrative Agent and shall comply with the provisions of Section 10.04.

"Agents" shall mean the Administrative Agent and the Supplemental Agents (if any).

"Aggregate Amounts Due" shall have the meaning given in Section 2.13.

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"Aggregate Exposure" shall mean, with respect to any Lender, the outstanding principal amount of the Loans of such Lender.

"Aggregate Exposure Percentage" shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

"Agreement" shall have the meaning given in the preamble to this Agreement.

~~"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, (c) 3.25% and (d) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate as determined by the Administrative Agent) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited (or other Person administering such rate) as an authorized vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a), (b) and (c) above and shall be determined without regard to clause (d) of the preceding sentence. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.~~

"Amendment Number 1" shall mean the Delayed Draw Joinder Number 1 to this Agreement dated as of April 11, 2018.

"Amendment Number 2" shall mean the Delayed Draw Joinder Number 2 to this Agreement dated as of May 18, 2018.

"Amendment Number 3" shall mean the Amendment Number 3 to this Agreement dated as of September 14, 2018.

"Amendment Number 4" shall mean the Amendment Number 4 to this Agreement dated as of February 19, 2019.

"Amendment Number 5" shall mean the Amendment Number 5 to this Agreement dated as of June 28, 2019.

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"Amendment Number 6" shall mean the Amendment Number 6 to this Agreement dated as of August 15, 2019.

"Amendment Number 7" shall mean the Amendment Number 7 to this Agreement dated as of November 16, 2019 and to which this Exhibit A is annexed.

"Amendment Number 7 Effective Date" shall mean November 16, 2019.

"Applicable MarginRate" shall mean, for any day, (a) for LIBOR Loans, 9.00% per annum and (b) for ABR Loans, 8.00% per annum Tranche 1 Loan, 12.00% per annum, payable in cash on each Interest Payment Date, (b) for Tranche 2 Loan, 12% per annum, payable in cash on each Interest Payment Date, and (c) for Tranche 3 Loan, 12% per annum (the entirety of which shall be payable in kind and not in cash until the date that is not less than two (2) Business Days after Tranche 1/Tranche 2 Full Payment Date).

"Applicable Percentage" shall mean on any date of determination for which the Prepayment Premium is to be calculated, a percentage that is the sum of (a) the Adjusted LIBO Rate in effect immediately prior to such date plus (b) 9.00%.

"Approved Accounting Principles" meansshall mean GAAP or other sound and generally accepted cash or income tax accounting principles applied on a basis consistent with accounting principles applied in the preparation of financial information and financial statements previously furnished to Lender.

"Approved Fund" shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity (including an investment advisor) or an Affiliate of any entity that administers, advises or manages a Lender.

"Asset Sale" shall mean the sale, lease, sale and leaseback, assignment, conveyance, transfer, grant of restriction, issuance or other disposition (by way of merger, casualty, condemnation or otherwise) by any Borrower or any of its Subsidiaries of (a) any Capital Stock of any of its Subsidiaries or (b) any other assets or property.

"Assignee" shall have the meaning given in Section 10.04(c).

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender (other than an Affiliated Lender) and an assignee (other than an Affiliated Lender) (with the consent of any Person whose consent is required by Section 10.04(c)), and accepted by the Administrative Agent, substantially in the form as shall be approved by the Administrative Agent. To the extent approved by the Administrative Agent, an Assignment and Acceptance may be electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent.

"Assignor" shall have the meaning given in Section 10.04(c).

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"Authorized Officer" shall mean, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer.

"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"Benefit Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 307 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

"Borrower Representative" shall have the meaning given in Section 2.20.

"Borrowers" shall have the meaning given in the preamble to this Agreement.

"Borrowing" shall mean Loans~~ of the same Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect~~.

"Borrowing Notice" shall mean a certificate substantially in the form of Exhibit A.

~~"Breakage Event" shall have the meaning given in Section 2.14(c).~~

"Budget and Schedule" shall mean a (a) budget and schedule and (b) sources and uses of Cash by the Borrowers, in form and substance reasonably acceptable to the Administrative Agent, for the (i) conduct of the Pre-Development Activities (including regarding construction, budget and technical matters pertaining to the Project Site) and (ii) compliance with the terms of the Letter of Representations and Letter of Representations Requirements, from the Amendment Number 7 Effective Date through and including November 30, 2020.

"Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close~~; provided, however, that when used in connection with a LIBOR Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other~~

5

amounts thereon), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

"Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

"Cash" shall mean United States Dollars ($) or a credit balance in United States Dollars ($) in any demand or Deposit Account.

"Cash Equivalents" shall mean, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (ii) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or the District of Columbia, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (c) commercial paper maturing no more than 270 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P; (e) fully collateralized repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (d) above; and (f) investments in "money market funds" within the meaning of Rule 2a-7 under the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.

"Change in Control" shall mean thatbe deemed to have occurred if (a) the Principal shall at any time fail to directly or indirectly own, beneficially and of record, at least 25% of each class of issued and outstanding Capital Stock of the Lead Borrower, (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than (x) the Principal (directly or indirectly) or (y) National Football Museum, Inc. (directly or indirectly), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act),

6

directly or indirectly, of any class of class of issued and outstanding Capital Stock of the Lead Borrower representing more than (i) 25% of ~~each~~any such class of issued and outstanding Capital Stock of the Lead Borrower and/or (ii) the percentage of each class of outstanding Capital Stock of the Lead Borrower that the Principal owns, (c) National Football Museum, Inc. shall at any time fail to directly or indirectly own, beneficially and of record, at least 25% of each class of issued and outstanding Capital Stock of the Lead Borrower; provided, however, that at all times National Football Museum, Inc. shall be permitted to reduce its direct or indirect ownership of Lead Borrower to 10%, as a result of one or more assignments or transfers of a portion of its direct or indirect equity interests in Lead Borrower to any of the National Football League (or any Affiliate thereof), any organization or group beneficially owned by, or comprised of, current or former players in the National Football League, or any other Person that is consistent with the mission of the National Football Museum, Inc., (d) Lead Borrower shall at any time fail to directly own, beneficially and of record, 100% of each class of issued and outstanding Capital Stock in each other Borrower, free and clear of all Liens (other than the Liens granted under any Loan Documents), ~~and~~ (e) the Lead Borrower shall lose its ability (as in effect on the Closing Date), to operate, control or manage the HOFV Project, Tom Benson HOF Stadium or any parcel of "land" within the HOFV Site, each as in effect on the Closing Date, (f) the HOFV Merger shall occur, (g) upon the consummation of the Gordon Pointe Transaction and/or (h) an IPO shall have occurred.

"Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

"Charges" shall have the meaning given in Section 10.09.

"Closing Date" shall mean March 20, 2018.

"Closing Date Sources and Uses" shall mean the sources and uses of funds on the Closing Date as set forth in Schedule 1.01(b).

"Collateral" shall mean all Property of any Borrower, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, and shall include the Mortgaged Properties.

"Contractual Obligation" shall mean, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement (including any Material Contract) or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

"Construction Financing" shall mean the permanent credit facilities necessary to complete the development and construction of the HOFV Project and, proceeds of which shall, among other things be used to refinance the Obligations in full.

7

"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

"Control Agreements" shall mean the Interest Reserve Account Control Agreement, the Loan Proceeds Account Control Agreement and any other control agreement required under the Loan Documents (including pursuant to any further assurances clause).

"Credit Event" shall mean the making of a Loan.

"December 24, 2018 Convertible Subordinated Notes" shall mean the following eight Convertible Subordinated Notes issued by the Lead Borrower on December 24, 2018 in the aggregate original principal amount of $5,750,000 and true and copies of which are annexed to the Amendment Number 4 as Exhibit A and to Amendment Number 7 as Exhibit B: (a) Convertible Subordinated Note in favor of Big Dawg Gamble Holdings, LLC in the aggregate original principal amount of $500,000; (b) Convertible Subordinated Note in favor of Glenn R. August in the aggregate original principal amount of $1,000,000; (c) Convertible Subordinated Note in favor of JMJS Group, LLLP in the aggregate original principal amount of $1,000,000; (d) Convertible Subordinated Note in favor of Liveris Capital Partners LLC in the aggregate original principal amount of $500,000; (e) Convertible Subordinated Note in favor of Mark D. Coe 2012 Irrevocable Trust in the aggregate original principal amount of $500,000; (f) Convertible Subordinated Note in favor of Michael S. Gross in the aggregate original principal amount of $750,000; (g) Convertible Subordinated Note in favor of Nubwagger, LLC in the aggregate original principal amount of $1,000,000 and (h) Convertible Subordinated Note in favor of Powers Private Equity LLC in the aggregate original principal amount of $500,000.

"Debtor Relief Laws" shall mean the Bankruptcy Code and all other liquidation, compromise, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both (as provided in Article VII) would constitute an Event of Default.

"Defaulting Lender" shall mean any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has notified the Administrative Agent, any Lender and/or the Borrowers in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) has failed, within three Business Days

8

after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Loans, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 7.01(h) or (i) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person) or (f) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

~~"Delayed Draw Term Loan" shall mean one or more term loans by the Delayed Draw Term Loan Lenders to the Borrowers pursuant to Section 2.01(b).~~

~~"Delayed Draw Term Loan Date" shall mean a date for the closing and making of a Delayed Draw Term Loan.~~

~~"Delayed Draw Term Loan Lender" shall mean each Prospective DDTL Lender that is reasonably acceptable to the Administrative Agent that has a Delayed Draw Term Loan Commitment or that holds a Delayed Draw Term Loan; provided that, for the avoidance of doubt, no Delayed Draw Term Loan Lender shall be a Person other than an Eligible Assignee.~~

"Deposit Account" shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization selected by the Borrowers and reasonably acceptable to the Administrative Agent, other than an account evidenced by a negotiable certificate of deposit.

"Development Costs" shall mean the costs and expenses incurred in connection with the Transactions or the Pre-Development Activities, including all payments of interest under this Agreement prior to the Maturity Date, construction costs incurred in connection with the performance of Pre-Development Activities by contractors retained by the Borrowers, costs incurred in negotiating and preparing construction contracts for the development of the HOFV Project, costs incurred in settling insurance claims and paying taxes and insurance premiums, in

9

each case to the extent relating to the HOFV Project, costs incurred in connection with acquiring Permits necessary for the development and construction of the HOFV Project.

"Dollars" or "$" shall mean lawful money of the United States of America.

"EEA Financial Institution" shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway, the United Kingdom and any other member state of the European Economic Area.

"EEA Resolution Authority" shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Assignee" shall mean any commercial bank, insurance company, investment fund, mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys commercial loans as one of its businesses.

"Embargoed Person" shall mean any party that (a) is the subject or target of any Sanctions; (b) named in any Sanctions-related list of designated persons maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the list of "Specially Designated Nationals and Blocked Persons" published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council, the European Union, Her Majesty's Treasury of the United Kingdom or Global Affairs Canada, (c) resides, is organized or chartered, or is located in a Sanctioned Jurisdiction or (d) owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).

"Environmental Claim" shall mean any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

"Environmental Laws" shall mean all former, current and future Federal, state and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements, in each case relating to protection of the environment, natural resources, human health and safety or the presence of, Release or threatened Release of, or exposure to, Hazardous Materials, or the generation, manufacture,

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processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

"Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Permit" shall mean any Permit under any Environmental Law.

"Equity Issuance" shall mean any issuance or sale by the Borrowers of any Capital Stock of such Persons.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor statute.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

"ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Benefit Plan or Multiemployer Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or Plans or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which any Borrower is a "disqualified person" (within the meaning of Section 4975 of the Tax Code) or with respect to which any Borrower could otherwise incur any material

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liability; or (i) any other event or condition with respect to a Benefit Plan or Multiemployer Plan that could result in liability of any Borrower.

"EU Bail-In Legislation Schedule" shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Event of Default" shall have the meaning given in Article VII.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Exchange Parcel Assignment" shall have the meaning given in the definition of "Permitted Parking Project Lease Modification".

"Excluded Asset Sales" shall mean Asset Sales of (a) Sponsorship Collateral in respect of Sponsorship Collateral Loans and (b) PILOT Loan Assets in respect of PILOT Loans.

"Excluded Collateral" shall mean (a) assets sold to a Person (other than a Borrower or an Affiliate of a Borrower) in compliance with this Agreement and (b) the Sponsorship Collateral.

"Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation, (a) Taxes imposed on (or measured by) its net income, net capital or net profits (including any minimum Tax or alternative minimum tax) and franchise Taxes imposed by the United States of America, or by the jurisdiction under the laws of which such recipient is organized (or any political subdivision thereof), or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Lender carries on business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction (or any political subdivision thereof) described in clause (a) above, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.17(a)), any withholding tax that is attributable to such Foreign Lender's failure to comply with Section 2.16(d) or imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that at the time of designation of a new lending office (or such assignment) such Foreign Lender (or its assignor, if any) was, but for the application of this clause (c), entitled to receive additional amounts from the Borrowers with respect to such withholding Tax pursuant to Section 2.16(a).

"Existing Credit Facility" shall mean, collectively, (a) the bond purchase agreement dated as of March 11, 2016 with Huntington National Bank as the purchaser, (b) all mortgages and Liens in favor of National Football Museum Inc. and (c) any other debt for borrowed money, mortgage or Lien (other than a Permitted Lien) on ~~on~~ any asset or property of any Borrower.

"Existing Substation Parcel" shall have the meaning given in the definition of "Permitted Parking Project Lease Modification".

"Exit Fee" shall have the meaning assigned to it in the Section 2.07.

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"Facility" shall mean shall mean the Loans made hereunder.

"FCPA" shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Federal Funds Effective Rate" shall mean, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

"Fees" shall mean all fees payable by the Borrowers or any Affiliate of any Borrower to the Agents, the Lenders or any other Person under or in connection with the Facility, including all fees described in Section 2.07.

"Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer or treasurer of such Person or any other authorized representative of such Person reasonably satisfactory to the Administrative Agent.

"Financial Officer Certification" shall mean, with respect to the financial statements for which such certification is required, the certification of the Financial Officer of the applicable Borrower that such financial statements fairly present, in all material respects, the financial condition of such Borrower and its applicable Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

"First Tranche 3 Loan" shall have the meaning given in Section 2.01(a)(iii).

"Fiscal Quarter" shall mean a fiscal quarter of any Fiscal Year.

"Fiscal Year" shall mean the fiscal year of the Borrowers ending on December 31 of each calendar year.

"Foreign Lender" shall mean any Lender that is not organized under the laws of the United States of America, any State thereof or the District of Columbia.

"Fund" shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and/or similar extensions of credit in the ordinary course.

"Future Acquired Properties" shall mean the Real Property that is listed on Schedule 1.01(a) but not on Schedule 3.20.

"Future Sponsorship Agreements" shall mean one or more naming rights agreements (and the revenue and proceeds derived therefrom) covering naming rights with respect to all or

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any component of the HOFV Project, in each case, reasonably satisfactory to the Administrative Agent.

"GAAP" shall mean generally accepted accounting principles in the United States.

"Gordon Pointe Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of September 19, 2019, by and among Gordon Pointe Acquisition Corp., GPAQ Acquisition Holdings, Inc., GPAQ Acquiror Merger Sub, Inc., GPAQ Company Merger Sub, LLC, the Lead Borrower and HOF Village Newco, LLC.

"Gordon Pointe Transaction" shall mean the transactions contemplated by the Gordon Pointe Merger Agreement or other substantially comparable transaction.

"Governing Documents" shall mean, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, articles of organization or certificate of formation, limited liability company agreement, operating agreement, partnership agreement or other formation or constituent documents of such Person.

"Governmental Acts" shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

"Governmental Authority" shall mean the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Ground Leases" shall mean, collectively, (a) that certain Ground Lease, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Canton City School District, acting by and through its Board of Education, as "Lessor" thereunder, and the Stark County Port Authority, as "Lessee" thereunder with respect to the land, building and real property covered by the Stadium Project Lease; (b) that certain Ground Lease, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Canton City School District, acting by and through its Board of Education, as "Lessor" thereunder, and the Stark County Port Authority, as "Lessee" thereunder with respect to the land, building and real property covered by the Parking Project Lease (the "Parking Ground Lease"); (c) that certain Ground Lease, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Canton City School District, acting by and through its Board of Education, as "Lessor" thereunder, and the Stark County Port

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Authority, as "Lessee" thereunder with respect to the land, building and real property covered by the Youth Fields Project Lease.

"Ground Leases Estoppel Letter" shall mean the estoppel by Canton City School District, acting by and through its Board of Education dated as of March 20, 2018 in favor of the Administrative Agent, including in respect of the Ground Leases.

"Ground Lease Parcels" shall mean those portions of the HOFV Site subject to the Ground Leases.

"Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of (a) the guarantor or (b) another Person (including any bank under a letter of credit) to induce the creation of which the guarantor has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation, contingent or otherwise, of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (v) to otherwise assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any obligation under a Guarantee of a guarantor shall be deemed to be the lower of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (B) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such obligation shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

"Hazardous Materials" shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requiring removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls and urea formaldehyde insulation.

"Hazardous Materials Activity" shall mean any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement,

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removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

"Hedging Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, fuel or other commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, however, that no phantom stock or similar plan providing for payments on account of services provided by current or former directors, officers, employees or consultants of any Borrower shall be a Hedging Agreement.

"HOFV Accounts" shall mean the Loan Proceeds Account and the Interest Reserve Account.

"HOFV Merger" shall have the meaning given to the term "Company Merger" in the Gordon Pointe Merger Agreement or any other similar transaction.

"HOFV Project" shall have the meaning given in the recitals to this Agreement.

"HOFV Site" shall have the meaning given in the recitals to this Agreement.

"Increased-Cost Lenders" shall have the meaning given in Section 2.18.

"Indebtedness" shall mean, with respect to any Person, without duplication, (a) all indebtedness for borrowed money; (b) all Capital Lease Obligations; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (provided, that if the indebtedness secured thereby has not been assumed or is non-recourse, the amount of such indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the indebtedness secured); (f) the face amount of any acceptance, letter of credit or similar facility issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person; (h) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligations of another; (i) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such Property (provided, that if the indebtedness is non-recourse, the amount of such indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such Property and the amount of such indebtedness)); (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate

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Hedging Agreement, whether entered into for hedging or speculative purposes; and (k) any Guarantee of such Person in respect of obligations of the kind referred to in clauses (a) through (j) above. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in, or other relationship with, such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of calculating Indebtedness hereunder at any time, the amount of Indebtedness of the type referred to in clause (j) above of any Person shall be equal to the payment due thereunder, if any, by such Person if such Indebtedness were terminated on such date.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes and Other Taxes.

"Indemnitee" shall have the meaning given in Section 10.05(b).

"Information" shall have the meaning given in Section 10.16.

~~"Initial Delayed Draw Term Loan Commitment Letter" shall mean that certain Loan Commitment Letter dated as of February 23, 2018 between IRG, LLC, a Delaware limited liability company and the Lead Borrower providing for funding of a Delayed Draw Term Loan in an aggregate amount equal to $15,000,000, as follows: $7,500,000 on or prior to April 8, 2018 and $7,500,000 on or prior to the date that is 60-day after the Closing Date.~~

~~"Initial Term Loan" shall mean a term loan made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a).~~

~~"Initial Term Loan Commitment" shall mean the commitment of a Lender to make or otherwise fund Initial Term Loans and "Initial Term Loan Commitments" means such commitments of all of the Lenders in the aggregate. The amount of each Lender's Initial Term Loan Commitment, if any, is set forth on Schedule 2.01 or in the applicable Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments on the date hereof is $40,000,000.~~

"Insurance Advisor" shall mean any Person designated from time to time by the Administrative Agent, in its sole discretion, to serve as the Insurance Advisor under the Loan Documents.

"Interest Payment Date" shall mean the last Business Day of each calendar month.

~~"Interest Period" shall mean, in connection with a LIBOR Loan, an interest period of one, two or three months, (x) initially, commencing on the Closing Date; and (y) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the~~

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~~end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.~~

~~"Interest Rate Determination Date" shall mean, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.~~

"Interest Reserve Account" shall mean the Deposit Account designated by such name established pursuant to the terms of the Interest Reserve Account Control Agreement, which Interest Account Control Agreement shall not permit the Borrowers to withdraw any monies therefrom without the Administrative Agent's prior written consent.

"Interest Reserve Account Control Agreement" shall mean the account control agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent and Huntington National Bank as the bank thereunder, as the same may be amended, restated, replaced, supplemented, extended or otherwise modified from time to time.

"Investment" shall mean (a) any direct or indirect purchase or other acquisition by any Borrower of, or of a beneficial interest in, any of the Securities of any other Person; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Borrower from any other Person, of any Capital Stock of such other Person; (c) any direct or indirect loan, advance or capital contribution by any Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business; and (d) any direct or indirect purchase of any Property (including all or substantially all of the assets constituting the business of a division, branch or other unit of operations) from any Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

"IPO" shall mean the first public offering by the Lead Borrower (or any Subsidiary of the Lead Borrower) or any, direct or indirect, parent entity of any Borrower of any of its Capital Stock.

"IRGMH" shall mean IRG Master Holdings, LLC, a Delaware limited liability company.

"IRGMH Guaranty" shall mean the Guaranty dated as of the Amendment Number 7 Effective Date made by IRGMH in favor and for the benefit of the Administrative Agent, Tranche 1 Lender and Tranche 2 Lender.

"Johnson Controls Sponsorship Loan" shall mean the Loan (as such term is defined in the Johnson Controls Sponsorship Loan Agreement as in effect on the date hereof).

"Johnson Controls Sponsorship Loan Collateral" shall mean "Collateral" as such term is defined in the Johnson Controls Sponsorship Loan Agreement as in effect on the date hereof. For the avoidance of doubt, Johnson Controls Sponsorship Loan Collateral does not and shall not

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include any property or asset of any Borrower or any Subsidiary of any Borrower other than JCIHOFV Financing, LLC.

"Johnson Controls Sponsorship Loan Agreement" shall mean that certain Loan and Security Agreement, dated November 9, 2017, among JCIHOFV Financing, LLC, as borrower, HOF Village, LLC National Football Museum, Inc., Goldman Sachs Lending Partners LLC, as lender, and Wilmington Trust, National Association, as agent, as in effect on the date hereof. For the avoidance of doubt, there is no recourse against any Borrower or any Subsidiary of any Borrower other than JCIHOFV Financing, LLC under the Johnson Controls Sponsorship Loan Agreement.

"Lead Borrower" shall have the meaning given in the preamble to this Agreement.

"Leases" shall have the meaning assigned to it in the Mortgage.

"Lenders" shall have the meaning given in the preamble to this Agreement; provided that the term "Lenders" shall include any Person that has become a party hereto, in compliance with the terms, covenants and conditions set forth in Section 10.04, pursuant to an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance) (in each case other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance)) and, from and after each Delayed Draw Term Loan Date, shall also include each Delayed Draw Term Loan Lender who funds a Delayed Draw Term Loan.

"Letter of Representations" means the letter agreement dated as of March 20, 2018 among Lead Borrower, HOF Village Youth Fields, LLC, HOF Village Parking, LLC and HOF Village Stadium, LLC, on the one hand, and the Canton City School District, acting by and through its Board of Education, on the other hand and attached to the Recourse GuarantyAmendment Number 4 as Exhibit AC and Amendment Number 7 as Exhibit C.

"Letter of Representations Requirements" shall mean the covenants and agreements of one or more of the Borrowers set forth in the Letter of Representations (including Section 5 thereof).

"LIBOR" shall have the meaning assigned to such term in the definition of LIBO Rate.

"LIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

"LIBO Rate" shall mean, with respect to any LIBOR Loan for any Interest Period, the rate of interest appearing on the applicable Bloomberg screen page (or on any successor or substitute screen or page of such service, or any successor to such service as determined by the Administrative Agent) as the London interbank offered rate ("LIBOR") administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate as determined by the Administrative Agent) for deposits in dollars for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; and for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to LIBOR, at or

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about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for a certain Interest Period, the provisions set forth in Section 2.14 of this Agreement shall apply

"Lien" shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing (unless such agreement is entered into in connection with the full refinancing of the Obligations under this Agreement and the obligation to give any of the foregoing takes effect substantially concurrently with or after the payment in full of the Obligations), any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

"Loan" shall mean a loan made by a Lender to the Borrowers pursuant to Section 2.01this Agreement, including, for the avoidance of doubt the Initial TermTranche 1 Loan, Tranche 2 Loan and any Delayed Draw Term LoansTranche 3 Loan as set forth in Section 2.01(a).

"Loan Documents" shall mean this Agreement, each Note, the Recourse Guaranty, each Security Document, the the Mezzanine Subordination Agreement, any Mezzanine Loan/Junior Equity Subordination Agreement, the IRGMH Guaranty, and any other document or certificate executed by any Borrower, or any other provider of credit support in respect of the Obligations, for the benefit of any Secured Party in connection with the Transactions.

"Loan Proceeds Account" shall mean the Deposit Account designated by such name established pursuant to the terms of the Loan Proceeds Account Control Agreement.

"Loan Proceeds Account Control Agreement" shall mean the account control agreement, dated as of the date hereof, among the Borrowers, the Administrative Agent and Huntington National Bank as the bank thereunder, as the same may be amended, restated, replaced, supplemented, extended or otherwise modified from time to time.

"M. Klein and Company, LLC Convertible Subordinated Notes" shall mean the Convertible Subordinated Notes dated November 5, 2018, January 31, 2018, February 28, 2019, June 20, 2019, June 28, 2019 and July 18, 2019 respectively in favor of M. Klein and Company, LLC true and correct copies of which are annexed to Amendment Number 7 as Exhibit D.

"Margin Stock" shall have the meaning given in Regulation U.

"Material Adverse Effect" shall mean any change, occurrence, event, circumstance, action, suit, investigation or proceeding pending or, to the knowledge of any Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to (a) have material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of any Borrower, individually, or the

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Borrowers and their subsidiaries, taken as a whole, (b) adversely affect the ability of any Borrower to perform its obligations under the Loan Documents in any material respect or (c) adversely affect the rights and remedies of the Administrative Agent or any Lender under the Loan Documents in any material respect.

"Material Contract" shall mean (a) each Ground Lease, each Project Lease, the REA, the Operations and Use Agreement and each other license, contract and agreement executed in connection with the foregoing to which any Borrower is a party or has any monetary or non-monetary obligations in connection therewith, (b) the Letter of Representations, (c) any contract or arrangement to which a Borrower is party pursuant to which such Borrower is reasonably expected to incur obligations or liabilities with a Dollar value in excess of $250,000 during the term of such contract or arrangement or (d) any other contract or other arrangement to which any Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

"Material Indebtedness" shall mean Indebtedness (other than the Loans) of any one or more of the Borrowers in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrowers in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the applicable Borrowers would be required to pay if such Hedging Agreement were terminated at such time.

"Material Real Property" shall mean each parcel of real or personal property that is subject to any Ground Lease or any Project Lease and all improvements thereon and all appurtenant thereto.

"Maturity Date" shall mean the earlier of (ia) the last Business Day on or before the date that is twelve months after the Closing DateOctober 31, 2020 and (iib) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

"Maximum Rate" shall have the meaning given in Section 10.09.

"Mezzanine Lender" shall mean American Capital Center, LLC, a Delaware limited liability company (f/k/a IRG GY MEZZ HOLDER, LLC, a Delaware limited liability company).

"Mezzanine Loan/Junior Equity" shall mean either a (a) mezzanine loan which is either unsecured or which is secured by the direct or indirect equity interests in any one or more Borrowers and/or any direct or indirect equityholder of any Borrower,unsecured, and/or (b) the issuance of preferred, common or other equity in Lead Borrower or any direct or indirect equityholder of Lead Borrower, in each case with respect to clauses (a) and (b), the Permitted Loan/Equity Raise Conditions remain satisfied.

"Mezzanine Loan/Junior Equity Subordination Agreement" shall mean the subordination agreement between any Person providing the Mezzanine Loan/Junior Equity, the Administrative Agent and the borrowers/obligors/issuers of the Mezzanine Loan/Junior Equity, which

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agreement shall be in the form of Exhibit E, or such other form as shall be reasonably approved by the Administrative Agent.

"Mezzanine Note" shall mean the unsecured promissory note dated January 1, 2016 made by the Lead Borrower in favor of the Mezzanine Lender of up to $150.0 million and, as of the Closing Date, having an outstanding principal amount not to exceed $102.0 million.

"Mezzanine Subordination Agreement" shall mean the subordination agreement between the Mezzanine Lender, the Administrative Agent and the Lead Borrower, which agreement shall be in the form of Exhibit E.

"Moody's" shall mean Moody's Investors Service, Inc. and any successor to its rating agency business

"Mortgaged Properties" shall mean the parcels of real property, owned or leased by a Borrower, comprising the HOFV Site, together with the improvements thereon (specified on Schedule 3.20 as of the Closing Date), and each other parcel of real property and improvements thereon with respect to which a Mortgage is granted pursuant to Sections 5.10 and 5.12.

"Mortgages" shall mean, that certain first priority Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrowers in favor of the Administrative Agent as security for the Loan and other Obligations encumbering the Mortgaged Properties and substantially in the form annexed hereto as Exhibit C, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

"Multiemployer Plan" shall mean a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

"Narrative Report" shall mean a narrative report describing the operations of the Borrowers and their Subsidiaries in the form prepared for presentation to senior management thereof.

"National Football Museum Inc. Unsecured Mortgage Loan" shall mean the Cognovit Promissory Note dated July 10, 2017 in favor of National Football Museum Inc. in the amount of $1,273,888.00 with respect to which all underlying mortgages and Liens have been discharged and which is subject to the terms of the subordination agreement substantially in the form of Exhibit E or such other form as shall be reasonably approved by the Administrative Agent.

"Net Cash Proceeds" shall mean (a) with respect to any Asset Sale (other than any Excluded Asset Sale) or Recovery Event, the proceeds thereof in the form of Cash and Cash equivalents (including any such proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) reasonable selling expenses (including reasonable and customary closing apportionments in favor of the applicable purchaser, broker's fees or commissions, legal fees, transfer and similar taxes incurred by the applicable Borrower in connection therewith and income taxes paid and reasonably anticipated to be payable in connection with such sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, in each case to the extent attributable to such sale);

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(ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); (iv) reserves for withdrawal liability or severance reasonably anticipated to be payable arising from such Asset Sale; and (v) amounts required to be paid to any Person (other than a Borrower) owning a beneficial interest in the subject asset; (b) with respect to any issuance or disposition of Indebtedness, the Cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by the applicable Borrower in connection therewith; ~~and~~ (c) with respect to any Equity Issuance (in each case, other than a Permitted Loan/Equity Raise) ~~to~~of any Borrower, the Cash proceeds thereof net of any applicable selling expenses (including reasonable and customary broker's fees or commissions, legal fees, transfer and similar taxes incurred by the issuer in connection therewith and the income taxes paid or reasonably anticipated to be payable in connection with any such issuance) and (d) with respect to the Sculptor Transaction, an amount equal to the lesser of (i) the Cash proceeds thereof and (ii) $33,000,000.

"Note" shall mean a promissory note in the form of Exhibit B.

"Obligations" shall mean (a) obligations of the Borrowers ~~and the other Borrowers~~ from time to time arising under or in respect of the due and punctual payment of (i) the principal of any Loan, the Exit Fee, ~~the Prepayment Premium,~~ any ~~other~~ premium, if any, and interest (including any Exit Fee, ~~Prepayment Premium,~~ any ~~other~~ premium and interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers ~~and the other Borrowers~~ under this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers ~~and the other Borrowers~~ under or pursuant to this Agreement and the other Loan Documents and (c) all fees, costs and expenses incurred (including during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) (i) to maintain, protect or preserve the Collateral and/or the Secured Parties' rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties, (ii) to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation, or (iii) is made to pay any other amount chargeable to any Borrower hereunder.

"Operations and Use Agreement" shall mean that certain Operations and Use Agreement for the HOF Village Complex by and among National Football Museum, Inc., Canton City School District, Stark County Port Authority and Borrowers, dated February 26, 2016, as the same may be amended, restated, modified or supplemented from time to time prior to the date

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hereof and as may be amended, restated, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent.

"Operations and Use Agreement Modification" shall mean the modifications to Schedule A of the Operations and Use Agreement as set forth in Schedule 1.01(c).

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

"Parking Ground Lease" shall have the meaning given in the definition of "Ground Leases".

"Parking Project Lease" shall have the meaning given in the definition of "Project Leases".

"Participant" shall have the meaning given in Section 10.04(b).

"Patriot Act" shall have the meaning given in Section 3.29(a).

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor entity performing similar functions.

"Permits" shall mean any and all franchises, licenses, certificates of occupancy, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law (including Environmental Laws).

"Permitted Liens" shall mean each of the Liens permitted pursuant to Section 6.02.

"Permitted Loan/Equity Raise" shall mean the borrowing and/or issuance, as applicable, of Mezzanine Loan/Junior Equity on terms and provisions reasonably satisfactory to Borrower and with respect to which the which Permitted Loan/Equity Raise Conditions shall remain satisfied in all respects.

"Permitted Loan/Equity Raise Conditions" shall mean (a) such Mezzanine Loan/Junior Equity does not have a maturity date prior to the 365 days following the Maturity Date, (b) such Mezzanine Loan/Junior Equity has no scheduled amortization of principal or required or mandatory redemptions, or repurchases, sinking fund obligation or payments of principal prior to 365 days following the Maturity Date (and with respect to any "equity" does not provide or require (i) the payment of any dividend or other distribution, direct or indirect, on account of any shares of any class of equity of any Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of equity to the holders of that class and/or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity of any Borrower), (c) such Mezzanine Loan/Junior Equity does not require any payments of interest or amounts in respect of the

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principal thereof (other than payments made through the increase of the principal amount thereof) prior to 365 days following the Maturity Date, (d) such Mezzanine Loan/Junior Equity contains covenants, events of default and other material terms that are reasonably satisfactory to the Administrative Agent, (e) such Mezzanine Loan/Junior Equity is contractually subordinate or junior in right of payment (including as to "standstill" provisions) to the Obligations on terms reasonably satisfactory to the Administrative Agent as set forth in the Mezzanine Loan/Junior Equity Subordination Agreement, (f) contains covenants, events of default and other material terms that are reasonably satisfactory to the Administrative Agent, and (g) is not secured by any Lien ~~other than a pledge of the equity interests in a Borrower~~.

"Permitted Parking Project Lease Modification" shall mean (a) the amendment of the Parking Ground Lease and the Parking Project Lease by HOF Village Parking, LLC, the Stark County Port Authority and the Canton City School District, acting by and through its Board of Education, by which that portion of land more particularly identified on the map attached hereto as Schedule 1.01(d) as the area highlighted in red and denoted as the "Proposed Future Site for Station" thereon (the "Substation Parcel") that is currently the part of the Parking Ground Lease and the Parking Project Lease shall be simultaneously removed from each of the Parking Ground Lease and the Parking Project Lease, (b) the transfer of the fee simple title in the Substation Parcel to the Ohio Power Company or its designee (the "Power Authority Transferee") in connection with the construction of a power substation for the HOFV Project (the foregoing assignment, the "Substation Assignment") and (c) following demolition of the existing power substation by the Power Authority Transferee on that certain parcel of land more particularly identified on the map attached hereto as Schedule 1.01(d) as the area highlighted in blue and denoted as the "Existing Stadium Park Station" thereon (the "Existing Substation Parcel"), the transfer by the Power Authority Transferee of a fee simple title to the Existing Substation Parcel to the Canton City School District, and amendment of each of the Parking Ground Lease and the Parking Project Lease to include the Existing Substation Parcel to into each of the Parking Ground Lease and the Parking Project Lease (the "Exchange Parcel Assignment").

"Person" shall mean any individual, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority or other entity of whatever nature.

"PFHOF Estoppel Letter" shall mean the estoppel by National Football Museum, Inc. dated as of March 20, 2018 in favor of the Administrative Agent.

"PFHOF Lease Agreements" shall mean the leases identified, and defined, in the Ground Leases as the "PFHOF Stadium Lease", the "PFHOF District Property Lease", the "PFHOF Parking Lease" and the "PFHOF Scott Field Lease" and certain subleases identified in the Ground Leases as the "PFHOF Stadium Sublease", the "PFHOF District Property Sublease", the "PFHOF Parking Sublease" and the "PFHOF Scott Field Sublease".

"PILOT Loan" shall mean debt issued by a Governmental Authority secured by PILOT Loan Assets, the net proceeds of which are used to pay certain costs of the development and construction of the HOFV Project.

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"PILOT Loan Assets" shall mean real property Taxes, including payments-in-lieu of taxes and minimum service payments, to be received by the Governmental Authority that is the obligor in respect of the PILOT Loan in connection with the real property that is part of the HOFV Site and which are pledged by a Governmental Authority for payment of the PILOT Loan.

"Pledged Collateral" shall have the meaning given in the Security Agreement.

"Power Authority Transferee" shall have the meaning given in the definition of "Permitted Parking Project Lease Modification".

"Pre-Development Activities" shall mean (a) the preparation of plans and specifications with respect to the construction and development of the HOFV Project and the improvement of the HOFV Site, (b) activities in respect of permitting and similar approval requirements in connection with the construction and development of the HOFV Project and the improvement of the HOFV Site, (c) demolition, grading and preliminary preparation and foundation work in respect of the HOFV Project and the HOFV Site (including environmental remediation work with respect thereto), (d) the purchase of steel, concrete and other materials to be used in the development of the HOFV Project, (e) the purchase and acquisition of the Future Acquired Properties and and (f) lot splits, consolidations and vacations in connection with the foregoing.

~~"Prepayment Premium" shall mean, on any date of determination, an amount equal to the interest that would have accrued on the Loans for which the Prepayment Premium is to be calculated (i.e. the Loans that are being prepaid or repaid) on such date of determination from such date through and including December 20, 2018 at a per annum rate of interest that is the Applicable Percentage.~~

"Prime Rate" shall mean the rate of interest per annum last quoted by The Wall Street Journal as the "Prime Rate" in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

"Principal" shall mean, Stuart Lichter, an individual.

"Principal Office" shall mean the Administrative Agent's "Principal Office" as set forth on Appendix A, or such other office as the Administrative Agent may from time to time designate in writing to the Borrowers and each applicable Lender.

"Pro Rata Share" shall mean, with respect to any Lender, the percentage obtained by dividing (a) the Aggregate Exposure of that Lender by (b) the Aggregate Exposure of all Lenders.

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"Proceedings" shall mean any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Borrower or any Property of any such Person.

"Project Lease Parcels" shall mean those portions of the HOFV Site subject to the Project Leases.

"Project Leases" shall mean, collectively, (a) that certain Lease Agreement, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Stark County Port Authority, as "Lessor" thereunder, and HOF Village Stadium, LLC, as "Lessee" thereunder (the "Stadium Project Lease"); (b) that certain Lease Agreement, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between the Stark County Port Authority, as "Lessor" thereunder and HOF Village Parking, LLC, as "Lessee" thereunder (the "Parking Project Lease"); (c) that certain Lease Agreement, dated February 26, 2016 (as amended, modified or supplemented from time-to-time prior to the date hereof (including as modified by the Letter of Representations) and as may be amended, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent) between, the Stark County Port Authority, as "Lessor" thereunder, and HOF Village Youth Fields, LLC, as "Lessee" thereunder (the "Youth Fields Project Lease").

"Project Leases Estoppel Letter" shall mean the estoppel by Stark County Port Authority dated as of March 20, 2018 in favor of the Administrative Agent, including in respect of the Project Leases.

"Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

~~"Prospective DDTL Lender" shall have the meaning given in Section 2.01(c). For the avoidance of doubt, no Prospective DDTL Lender shall be a Person other than an Eligible Assignee.~~

~~"Prospective Delayed Draw Loan Notice" shall have the meaning given in Section 2.01(c).~~

"REA" shall mean that certain Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex by and among National Football Museum, Inc., Canton City School District, Stark County Port Authority and Borrowers, dated February 26, 2016, as the same may be amended, restated, modified or supplemented from time to time prior to the date hereof and as may be amended, restated, modified or supplemented from time to time after the Closing Date with the prior written consent of the Administrative Agent.

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"Real Property" shall mean all Mortgaged Property and all other real property owned or leased from time to time by any Borrower.

"Recourse Guaranty" meansshall mean the Recourse Guaranty dated the date of this Agreement made by Principal in favor of the Administrative Agent for the benefit of the Secured Parties.

"Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of any Borrower.

"Register" shall have the meaning given in Section 2.03(b).

"Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure, facility or fixture.

"Rents" shall have the meaning assigned to it in the Mortgage.

"Repayment Amount" shall have an amount necessary to release, satisfy and discharge in full of any and all judgments, liens (including mechanics liens), mortgages and deeds of trust securing obligations under the Existing Credit Facility (or, with respect to amounts owned to National Football Museum Inc., an agreement that National Football Museum Inc. shall not receive any payment until the Obligations are paid in full in cash), any Ground Lease Parcel, any Project Lease Parcel or any other portion of the HOFV Site.

"Replacement Lender" shall have the meaning given in Section 2.18.

"Required Lenders" shall mean, at any time, onetwo or more Lenders (counting any Lender and its Affiliates as a single Lender for such purposes) collectively having or holding Aggregate Exposure representing more than 50% of the Aggregate Exposure of all Lenders; provided, that, (x) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders and (y) so long as GACP II, L.P. (or any of its Affiliates) is a Lender under this

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Agreement, any determination of Required Lenders shall require a vote (affirmative or negative), in connection with such determination, of GACP II, L.P.

"Required Prepayment Percentage" shall mean (a) in the case of any Asset Sale or Recovery Event, 100%; (b) in the case of any issuance or other incurrence of Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), 100%; and (c) in the case of any Equity Issuance (other than a Permitted Loan/Equity Raise), 100%.

"Requirement of Law" shall mean as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Real Property or personal property or to which such Person or any of its property of any nature is subject.

"Responsible Officer" of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

"Restoration Proceeds" shall have the meaning given in the definition of "Net Cash Proceeds".

"Restricted Junior Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of equity (including Capital Stock and preferred equity and/or any Permitted Loan/Equity Raise) of any Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of equity to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity (including Capital Stock and preferred equity) of any Borrower; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity (including Capital Stock and preferred equity and/or any Permitted Loan/Equity Raise) of any Borrower; (d) management or similar fees payable to any Affiliate of any Borrower, (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to any subordinated Indebtedness or Indebtedness payable to any Affiliate of any Borrower, (f) any payments made by a Borrower to an Affiliate of such Borrower as a reimbursement for amounts paid by such Affiliate for services, (g) any payment on the PILOT Loan in excess of service payments in lieu of taxes on the land and building constituting Mortgage Property, (h) any payments other than pay-in-kind interest on account of Sponsorship Collateral Loan, (i) any payments made under or with respect to the Mezzanine Note or any Permitted Loan/Equity Raise other than pay-in-kind interest, (j) any payments made under or with respect to the Permitted Loan/Equity Raise except a payment payable solely in shares of that class of equity to the holders of that class or other than pay-in-kind interest~~and/or~~, (k) any other amounts paid or payable or any other contractual obligations requiring the payment of cash to the Principal or National Football Museum Inc. and/or (l) any payments or distribution, direct or indirect, made under or with respect to any of December 24, 2018 Convertible Subordinated

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Notes, M. Klein and Company, LLC Convertible Subordinated Notes and/or any Convertible Subordinated Note, in each case, other than pay-in-kind interest.

"Sanctioned Jurisdiction" shall mean, at any time, a country, territory or geographical region which is itself the subject or target of any country-wide or territory-wide Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

"Sanctions" shall mean economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty's Treasury or Global Affairs Canada.

"S&P" shall mean Standard & Poor's Financial Services LLC, a division of McGraw Hill Financial, Inc., and any successor thereto

"Sculptor" shall mean Sculptor Real Estate Credit Capital L.P. (f/k/a Och-Ziff Real Estate Acquisitions LP), Sculptor Capital Management or one of their affiliates.

"Sculptor Transaction" shall mean the transactions contemplated by the Sculptor LOI as in effect on the Amendment Number 7 Effective Date, or any substantially similar transaction.

"Sculptor LOI" shall mean the Preferred Equity Investment letter of intent dated as of May 29, 2019 between Sculptor and Industrial Realty Group, LLC, as amended.

"SEC" shall mean the Securities and Exchange Commission or any successor thereof.

"Second Tranche 3 Loan" shall have the meaning given in Section 2.01(a)(iii).

"Secured Parties" shall mean, collectively, the Agents and the Lenders.

"Securities" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor statute.

"Security Agreement" shall mean the Security Agreement between the Borrowers and the Administrative Agent dated as of the date hereof.

"Security Documents" shall mean the Security Agreement, the Control Agreements, the Mortgages, the Mezzanine Subordination Agreement, any Mezzanine Loan/Junior Equity

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Subordination Agreement and each of the other security agreements, pledges, mortgages, consents and other instruments and documents executed and delivered pursuant to any of the foregoing, or pursuant to Section 5.10 or 5.12 or that otherwise are intended or purport to grant Liens to the Administrative Agent or the Supplemental Agent for the benefit of the Secured Parties to secure all or a portion of the Obligations.

"Solvency Certificate" shall mean, the solvency certificate of the Borrowers executed by a Financial Officer of HOF Village, LLC as of the date hereof and substantially in the form of Exhibit D.

"Solvent" shall mean, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair saleable value of such Person's present assets, (ii) such Person's capital is not unreasonably small in relation to its business as transacted on such date of determination, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due, whether at maturity or otherwise (in the case of any Borrower, taking into consideration such Borrower's business as transacted on the Closing Date and as contemplated under the Loan Documents); and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

"Specified Person" shall have the meaning given in Section 3.29(c).

"Sponsorship Collateral" shall mean (a) with respect to the Johnson Controls Sponsorship Loan, the Johnson Controls Sponsorship Loan Collateral and (b) with respect to any Future Sponsorship Agreement, the right, title and interest of a Sponsorship Collateral Loan Subsidiary in and to the Future Sponsorship Agreements, the revenues derived thereunder, and ancillary collateral in connection therewith.

"Sponsorship Collateral Loan" shall mean (a) Johnson Controls Sponsorship Loan and (b) with respect to any Future Sponsorship Agreement, a loan secured by the Sponsorship Collateral set forth in clause (b) of the definition thereof.

"Sponsorship Collateral Loan Conditions" shall mean (a) the sole obligor of which loan is a Sponsorship Collateral Loan Subsidiary, (b) such loan does not have a maturity date prior to the 365 days following the Maturity Date, (c) such loan has no scheduled amortization of principal or required or mandatory redemptions, or repurchases, sinking fund obligation or payments of principal prior to 365 days following the Maturity Date, (d) such loan does not require any payments of interest or amounts in respect of the principal thereof (other than payments made through the increase of the principal amount thereof) prior to 365 days following the Maturity Date, (e) such loan contains covenants, events of default and other material terms that are reasonably satisfactory to the Administrative Agent, (f) such loan does not have a loan to

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value ratio in excess of 50%, based on the fair market value of the Sponsorship Collateral pledged thereunder, as reasonably determined by Borrower, and (g) such loan is only secured by the Sponsorship Collateral.

"Sponsorship Collateral Loan Subsidiary" shall mean a newly-formed special purpose entity that is a wholly owned subsidiary of the Lead Borrower and which shall not own or have any interest in any Collateral or other property or asset of any Borrower.

"Stadium Project Lease" shall have the meaning given in the definition of "Project Leases".

~~"Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

"Subsidiary Borrowers" shall mean Borrowers other than the Lead Borrower.

"Substation Assignment" shall have the meaning given in the definition of "Permitted Parking Project Lease Modification".

"Substation Parcel" shall have the meaning given in the definition of "Permitted Parking Project Lease Modification".

"Supplemental Agent" shall have the meaning given in Section 8.11 and "Supplemental Agents" shall have the corresponding meaning.

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"Survey" shall mean the surveys of the Mortgaged Property delivered to Administrative Agent prior to closing of the Transactions.

"Tax" shall mean any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature (including interest, penalties, and additions thereto) and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

"Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

"Terminated Lender" shall have the meaning given in Section 2.18.

"Title Company" shall have the meaning given in Section 4.01(k).

"Tranche 1 Lender" shall mean, on the Amendment Number 7 Effective Date, GACP II, L.P.

"Tranche 1 Loan" shall have the meaning given in Section 2.01(a)(i).

"Tranche 1/Tranche 2 Full Payment Date" means the date that is three (3) Business Days after the date on which all Obligations owed to Tranche 1 Lender and Tranche 2 Lender have been indefeasibly paid in full in cash.

"Tranche 2 Lender" shall mean, on the Amendment Number 7 Effective Date, Demomode Marketing, LLC.

"Tranche 2 Loan" shall have the meaning given in Section 2.01(a)(ii).

"Tranche 3 Lender" shall mean, on the Amendment Number 7 Effective Date, IRG, LLC (and any Assignee thereof).

"Tranche 3 Loan" shall have the meaning given in Section 2.01(a)(iii).

"Transactions" shall mean, collectively, (a) the execution, delivery and performance by the Borrowers of the Loan Documents to which they are a party, (b) the ~~Borrowings~~Loans hereunder and the use of proceeds thereof (including the repayment in full in cash of the Repayment Amount), (c) the granting of Liens pursuant to the Security Documents and (d) any other transactions entered into by any Borrower in connection with any of the foregoing.

~~"Type" shall mean the designation of a Loan as an ABR Loan or as a LIBOR Loan.~~

"UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

"wholly owned Subsidiary" of any Person shall mean a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Capital Stock are, at the time any determination is being made, owned,

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controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

"Write-Down and Conversion Powers" shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

"Youth Fields Project Lease" shall have the meaning given in the definition of "Project Leases".

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SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including", and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in Cash, of all of the Obligations (other than any unasserted contingent indemnity obligations). All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless expressly described to the contrary, references to any document, instrument or agreement (x) shall include all exhibits, schedules and other attachments thereto, (y) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (z) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at the time of determination (subject, in each case, to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to Section 5.01 shall be prepared in accordance with Approved Accounting Principles as in effect at the time of such preparation.

ARTICLE II.

THE FACILITY

SECTION 2.01. Loans.

~~(a) Initial Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Loan Lender agrees to make an Initial Term Loan to the Borrowers on the Closing Date in an amount equal to such Initial Term Loan Lender's Initial Term Loan Commitment. The Borrowers may make only one Borrowing under the Initial Term Loan Commitments, which shall be made on the Closing Date. Borrowers further acknowledge and agree that the Initial Term Loan Loan shall be funded at 98% of its face value; i.e. a payment of two percent (2%) of the principal amount of the Initial Term Loan shall constitute an original issue discount (the "OID") payable to the Initial Term Loan Lenders and, as such, is not being advanced to Borrowers on the date hereof, provided, however, that such OID constitutes a portion of the outstanding indebtedness evidenced by this Agreement and the Note held by the Initial term Loan Lenders as of the date hereof and, for all other purposes under this Agreement and the other~~

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Loan Documents (including determination of interest, the Exit Fee, the Prepayment Premium and amount due on the Maturity Date), the Initial Term Loan Lenders shall be deemed to have provided an Initial Term Loan in the full amount of the Initial Term Loan Commitments. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.

(b) Borrowing Mechanics for Initial Term Loans. The Borrowers shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 11:00 a.m. (New York City time) at least one (1) Business Day prior to the Closing Date (which shall be a Business Day). The Borrowing request in the Borrowing Notice shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith. Promptly upon receipt by the Administrative Agent of the Borrowing Notice, the Administrative Agent shall notify each Lender of the proposed Borrowing. Each Lender shall make its Initial Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified in Sections 4.01 and 4.02, the Administrative Agent shall cause an amount of same day funds in Dollars to be credited to the Interest Reserve Account and the Loan Proceeds Account in accordance with the Closing Date Sources and Uses.

(a) (c) Delayed Draw Term LoansTranche 1 Loan, Tranche 2 Loan and Tranche 3 Loan.

(i) On the Closing Date, Tranche 1 Lender made a term loan to the Borrowers in an aggregate principal amount equal to $40,000,000 (the "Tranche 1 Loan"). As of the Amendment Number 7 Effective Date, Tranche 1 Loan remains unpaid and the outstanding principal balance thereof is $40,000,000, the accrued and unpaid interest (through October 31, 2019) thereon is $4,320,726.51 and the Exit Fee to be paid thereon is $400,000.

(ii) On the Amendment Number 2 Effective Date, Tranche 2 Lender made a term loan to the Borrowers in an aggregate principal amount equal to $10,000,000 (the "Tranche 2 Loan"). As of the Amendment Number 7 Effective Date, Tranche 2 Loan remains unpaid and the outstanding principal balance thereof is $10,000,000, the accrued and unpaid interest (through October 31, 2019) thereon is $1,080,389.62 and the Exit Fee to be paid thereon is $100,000.

(iii) On the Amendment Number 1 Effective Date, Tranche 3 Lender made a term loan to the Borrowers in an aggregate principal amount equal to $7,500,000 (the "First Tranche 3 Loan"). On the Amendment Number 2 Effective Date, Tranche 3 Lender made a term loan to the Borrowers in an aggregate principal amount equal to $7,500,000 (the "Second Tranche 3 Loan" and together with the First Tranche 3 Loan, the "Tranche 3 Loan"). As of the Amendment Number 7 Effective Date, Tranche 3 Loan remains unpaid and the outstanding principal balance thereof is $15,000,000, the accrued and unpaid interest (through October 31, 2019) thereon is $1,620,601.45 and the Exit Fee to be paid thereon is $150,000.

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~~(i) If at any time after the Closing Date either Borrower or Administrative Agent identifies a prospective Lender or Lenders who is or are willing to make a Delayed Draw Term Loan (which prospective Lender may include a Lender as of the date hereof) (each, a "Prospective DDTL Lender"), then Borrower or Administrative Agent, as applicable, shall send written notice (a "Prospective Delayed Draw Loan Notice") to the other party of the same, which notice shall (A) identify the Prospective DDTL Lender, (B) state the principal amount of Delayed Draw Term Loan such Prospective DDTL Lender is willing to fund on the Delayed Draw Term Loan Date (which, for the avoidance of doubt shall not be less than Five Million Dollars ($5,000,000) and when aggregated with all other Delayed Draw Term Loans funded from time to time, shall not exceed Sixty Million Dollars ($60,000,000) in the aggregate), and (C) state any other material terms, conditions and provisions upon which such Prospective DDTL Lender is willing to make the Delayed Draw Term Loan which differ from the terms and provisions of the Loan Documents in effect as of the date of such Prospective Delayed Draw Loan Notice. The terms and provisions of each Delayed Draw Term Loan shall be either identical to those in effect immediately prior to the applicable Delayed Draw Term Loan Date (other than changes required to admit the Prospective DDTL Lender and increase the outstanding principal balance of the Loan), or more beneficial (including in respect to pricing, fees, terms, conditions, representations, warranties and covenants) for the Prospective DDTL Lender than those in effect for the Initial Term Loans (and if more beneficial, then any Lenders in existence as of the applicable Delayed Draw Term Loan Date shall also receive the benefit of such more beneficial provisions). The parties hereto each acknowledge and agree that in no event shall Borrower be permitted to borrow an amount of Delayed Draw Term Loans in excess of $60,000,000 in the aggregate.~~

~~(ii) If Administrative Agent was the party who delivered the Prospective Delayed Draw Loan Notice, then Borrower shall have a period of ten (10) Business Days from receipt of such Prospective Delayed Draw Loan Notice to notify Administrative Agent in writing that it intends to borrow the Delayed Draw Term Loan on the terms and provisions set forth in the Prospective Delayed Draw Loan Notice (and Borrower's failure to send such written notice shall be deemed a rejection of such Delayed Draw Term Loan). If either (I) Borrower is the party who sent the Prospective Delayed Draw Loan Notice, or (II) Borrower affirmatively responds to Administrative Agent pursuant to the preceding sentence of this paragraph that it intends to consummate such borrowing, then each of Administrative Agent, Borrowers, the Prospective DDTL Lender and Lenders shall thereafter work in good faith to negotiate, prepare and execute definitive documentation with respect to such Delayed Draw Term Loan (which may include a joinder to the loan document and/or amendments or modifications thereto, as necessary) and otherwise consummate such Delayed Draw Term Loan as soon as reasonably practicable thereafter.~~

~~(iii) At least one Business Day prior to the Delayed Draw Term Loan Date, the Borrowers shall deliver to the Administrative Agent a fully executed Borrowing Notice requesting that the Prospective DDTL Lender fund the applicable Delayed Draw Term Loan on the Delayed Draw Term Loan Date in the aggregate amount proposed in the Prospective Delayed Draw Loan Notice (or such other amount as may thereafter be agreed to by the parties). Promptly upon receipt by the Administrative Agent of such~~

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Borrowing Notice, the Administrative Agent shall notify the Prospective DDTL Lender of the proposed Borrowing. The Prospective DDTL Lender shall make its Delayed Draw Term Loan available to the Administrative Agent not later than 12:00 p.m. (New York City time) on the Delayed Draw Term Loan Date, by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified in Section 4.02 and any other terms and conditions required by the Prospective DDTL Lender and the execution and delivery of definitive joinder and/or amendment documentation reflecting the terms of the Delayed Draw Term Loan, the Administrative Agent shall cause an amount of same day funds in Dollars to be credited to the Interest Reserve Account and the Loan Proceeds Account in accordance with the sources and uses of such Delayed Draw Term Loan to be agreed between the Borrowers, the Administrative Agent and the applicable Prospective DDTL Lender, provided that the Interest Reserve Account shall first be fully funded in an aggregate amount of interest then due and payable to all Lenders through and including the Maturity Date.

(i) For the avoidance of doubt, no Lender shall be obligated to make any Delayed Draw Term Loan except in its sole and absolute discretion. Any amount borrowed under this Section 2.01(ea) and subsequently repaid or prepaid may not be reborrowed. For the avoidance of doubt it is understood and agreed that as of the date hereof the aggregate amount of Delayed Draw Term Loan Commitments is Zero Dollars ($0).

(v) Borrower further acknowledges and agrees that a payment of two percent (2%) of the principal amount of each Delayed Draw Term Loan due to the Delayed Draw Term Loan Lender on the Delayed Draw Term Loan Date, constitutes an OID and, as such, will not be advanced to Borrower on the Delayed Draw Term Loan Date by such Delayed Draw Term Loan Lender, provided, however, that such OID constitutes a portion of the outstanding indebtedness evidenced by the Note held by the Delayed Draw Term Loan Lender as of the Delayed Draw Term Loan Date and, accordingly, interest will accrue thereon from and after such date.

(b) **SECTION 2.02. Pro Rata Shares; Availability of Funds(A)** (a) Pro Rata Shares Designation and Conversion. From and after the Amendment Number 7 Effective Date:

(i) Any Loan held by Tranche 1 Lender, whether originally made, by assignment or otherwise, shall be designated and deemed Tranche 1 Loan.

(ii) Any Loan held by Tranche 2 Lender, whether originally made, by assignment or otherwise, shall be designated and deemed Tranche 2 Loan.

(iii) Any Loan held by Tranche 3 Lender, whether originally made, by assignment or otherwise, shall be designated and deemed Tranche 3 Loan.

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SECTION 2.02. ~~(i) The Initial Term Loans shall be made by the Lenders simultaneously and proportionately to their respective~~ **Pro Rata Shares**~~, it being understood that no~~No Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make ~~an Initial Term~~a Loan requested hereunder nor shall any commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make ~~an Initial Term~~a Loan. Each Lender agrees that, in computing such Lender's portion of any Loans to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's Pro Rata Share of such ~~Initial Term~~ Loans to the next higher or lower whole Dollar amount.

~~(ii) Each Delayed Draw Term Loan shall be made by the Delayed Draw Term Loan Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Delayed Draw Term Loan Lender shall be responsible for any default by any Delayed Draw Term Loan Lender in such other Delayed Draw Term Loan Lender's obligation to make any Delayed Draw Term Loan requested hereunder nor shall any commitment of any Lender be increased or decreased as a result of a default by any other Delayed Draw Term Loan Lender in such other Delayed Draw Term Loan Lender's obligation to make an Delayed Draw Term Loan. Each Lender agrees that, in computing such Lender's portion of any Loans to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's Pro Rata Share of such Loans to the next higher or lower whole Dollar amount.~~

~~(b) Availability of Funds. Each Lender shall make available the amount of its Loan to the Administrative Agent on the Closing Date with respect to the Initial Term Loan (or, Delayed Draw Term Loan Date, with respect to a Delayed Draw Term Loan). Notwithstanding anything to the contrary, the Administrative Agent shall not be obligated to make available to the Borrowers on the Closing Date, the Initial Term Loan (or, Delayed Draw Term Loan Date, the Delayed Draw Term Loan) unless such corresponding amounts have been made available to the Administrative Agent by each Lender. If a Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrowers. In the event any Loan proceeds received by the Administrative Agent in accordance with this Agreement are not delivered to the Borrowers as a result of any condition precedent herein specified not having been met, the Administrative Agent shall return the amounts so received to the Lenders who delivered such Loan proceeds to the Administrative Agent.~~

SECTION 2.03. Evidence of Debt; Register; Lenders' Books and Records; Notes.

(a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations owed to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence of the matters so recorded; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Borrowers' Obligations in respect of any Loans.

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(b) Register. The Administrative Agent shall, on behalf of the Borrowers, maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Loans, the Type of Loan thereof and, if applicable, the Interest Period applicable thereto, each repayment or prepayment in respect of the principal amount of the Loans and each assignment thereof pursuant to Section 10.04(c), and any such recordation shall be prima facie evidence of the matters so recorded; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' Obligations in respect of any Loan. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' representative solely for purposes of maintaining the Register as provided in this Section 2.03(b), and the Borrowers hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees".

(c) Notes. The Borrowers shall promptly execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.04) a Note to evidence such Lender's Loan.

SECTION 2.04. Interest on Loans. (a) Rate of Interest. Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: at the Applicable Rate with respect to such Loan.

(b) Unpaid Interest to be paid. Through and including October 31, 2019, accrued and unpaid interest on the Tranche 1 Loan is $4,320,726.51, accrued and unpaid interest on the Tranche 2 Loan is $1,080,389.62 and accrued and unpaid interest on the Tranche 3 Loan is $1,620,601.45.

(i) for any ABR Loan, at the Alternate Base Rate plus the Applicable Margin; and

(iic) for any LIBOR Loan, at the Adjusted LIBO Rate plus the Applicable Margin[Reserved].

(b) Except as otherwise provided in this Agreement, the Loans shall be LIBOR Loans with an Interest Period of three (3) months (unless Interest Period of three (3) months is not available or determinable, then, in such event, the Loans shall be LIBOR Loans of one (1) month Interest Period and if a one (1) month LIBOR is not then determinable, the Loans shall be LIBOR Loans of two (2) months Interest Period).

(c) As soon as practicable after 11:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each applicable Lender.

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(d) Computation. Interest payable pursuant to Section 2.04(a) shall be computed (i) in the case of ABR Loans, on the basis of a 365/366-day year for the actual number of days elapsed in the period during which such interest accrues, and (ii) in the case of LIBOR Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a LIBOR Loan, the date of conversion of such ABR Loan to such LIBOR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan..

(e) Payment Dates.

(i) Tranche 1 Loan. Except as otherwise set forth herein, interest on Tranche 1 Loan shall be payable in arrears in cash (i) on each Interest Payment Date, (ii) upon any prepayment of Tranche 1 Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity, including final maturity.

(eii) Tranche 2 Loan. Except as otherwise set forth herein, interest on eachTranche 1 Loan shall be payable in arrears onin cash (i) on each Interest Payment Date, (ii) upon any prepayment of thatTranche 1 Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity, including final maturity.

(iii) Tranche 3 Loan. No portion of accrued and unpaid interest with respect to the Tranche 3 Loan shall be paid in cash at any time until indefeasible payment in full of all Obligations owed to Tranche 1 Lender and Tranche 2 Lender. After the indefeasible payment in full of all Obligations owed to Tranche 1 Lender and Tranche 2 Lender, all payments due to the Tranche 3 Lender shall be paid in cash.

(iv) Unpaid Interest Payment. All accrued and unpaid interest through and including October 31, 2019, in respect of the Tranche 1 Loan and the Tranche 2 Loan shall be paid in full in cash on or before 12:00 p.m. (New York City time) on November 27, 2019.

(f) At least one (1) Business Day prior to each Interest Payment Date, the Administrative Agent shall deliver to the Borrowers and the Lenders a calculation of the interest required to be paid in cash with respect to the Loans (which calculation shall, absent manifest error, be final, conclusive and binding upon all parties) on such Interest Payment Date. On each such Interest Payment Date (other than the Interest Payment Date occurring on March 30, 2018), the Administrative Agent shall cause investments, if any, held in the Interest Reserve Account to be liquidated and paid to the Lenders in accordance with this Section 2.04 in respect of the interest then due in cash as specified in such notice from the Administrative Agent. Except as set forth in this Agreement, in no event may amounts on deposit in the Interest Reserve Account be used to pay any fees, indemnities (including under Section 2.14(e)) orany other amounts due hereunder) or for any other purpose (other than interest on the Loans). In the event that there are insufficient funds in the Interest Reserve Account to pay any such required amount when due,

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the Borrowers shall, prior to the applicable Interest Payment Date, deposit in Cash into the Interest Reserve Account an amount equal to such deficiency; provided, however, that the Administrative Agent shall Disburse an amount equal to such deficiency from the Loan Proceeds Account to the Interest Reserve Account in the event such amounts are not received from the Borrowers on a timely basis. The Borrowers acknowledge that any failure by the Borrowers to deposit funds into the Interest Reserve Account as required in this Section 2.04 shall not in any way exonerate or diminish the Borrowers' Obligations to make all payments under this Agreement as and when due. ~~Notwithstanding the foregoing, the parties hereto acknowledge that the Lenders held back on the Closing Date an amount equal to the interest due on the Interest Payment Date occurring on March 30, 2018 and such amount shall be applied toward the interest due on the Interest Payment Date occurring on March 30, 2018 (and no disbursements from the Interest Reserve Account shall be made on such date).~~

SECTION 2.05. ~~**Conversion**. Subject to Section 2.14 (a) all LIBOR Loans shall convert to ABR Loans, in the event a Default or Event of Default under clause (b), (e), (h) or (i) of Section 7.01 shall have occurred and then be continuing or (b) all LIBOR Loans shall convert to ABR Loans, in the event following any other Default or Event of Default the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit the Loan to continue as LIBOR Loans.~~ **[Reserved]**.

SECTION 2.06. Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 7.01, the principal amount of all Loans outstanding and any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is equal to the lesser of (a) ~~3.0~~ 15.0% per annum ~~in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 3.0% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans)~~ and (b) the maximum rate of interest permitted under applicable law~~; provided, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Loans shall thereupon become ABR Loans and shall thereafter bear interest payable upon demand at a rate which is equal to the lesser of (i) 2.0% per annum in excess of the interest rate otherwise payable hereunder for ABR Loans and (ii) the maximum rate of interest permitted under applicable law~~ (such rate, the "Default Rate"). Payment or acceptance of the increased rates of interest provided for in this Section 2.06 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender. No portion of accrued and unpaid interest with respect to the Tranche 3 Loan shall be paid in cash at any time until indefeasible payment in full of all Obligations owed to Tranche 1 Lender and Tranche 2 Lender, but shall be payable in kind by increasing the outstanding principal amount of the Tranche 3 Loan on each Interest Payment Date. After the Tranche 1/Tranche 2 Full Payment Date, all payments due to the Tranche 3 Lender shall be paid in cash.

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SECTION 2.07. **Fees.** The Borrowers shall to pay to the Administrative Agent a monitoring fee in the amount equal to $50,000 per annum, which fee shall be paid in four equal quarterly installments, as follows: $12,500 on the Closing Date and thereafter $12,500 on the first day of each calendar quarter after the Closing Date.

(b) ~~1.00% of the~~The Borrowers shall to pay to: (i) GACP II, L.P. an exit fee in an aggregate amount ~~of funded Loans (including the Initial Term Loan and any funded Delayed Draw Term Loan) for the ratable benefit of the Lenders payable on the date of any payment or prepayment (including without limitation any prepayment that is the result of any voluntary or mandatory prepayment of the Loans, any acceleration of the Loans resulting from an Event of Default, any foreclosure and sale of Collateral, or any sale of Collateral in any bankruptcy or insolvency proceeding) of the Loans ("**Exit Fee**"); provided, however, that if Lenders have received aggregate Prepayment Premiums of not less than 1.75% of the aggregate amount of Loans made hereunder (including any Delayed Draw Term Loans), then no~~equal to $400,000; (ii) Demomode Marketing, LLC an exit fee in an aggregate amount equal to $100,000 and (iii) the Tranche 3 Lender an exit fee in an aggregate amount equal to $150,000 (the exit fee payable under sub-clauses (i), (ii) and (iii), individually and collectively, the "Exit Fee"). With respect to GACP II, L.P. and Demomode Marketing, LLC, the Exit Fee shall be ~~due and~~ payable in ~~connection with any such payment or prepayment~~ cash on the earlier of (x) the Maturity Date and (y) the date of payment in full of the principal amount of the Tranche 1 Loan and/or Tranche 2 Loan. With respect to the Tranche 3 Lender, the Exit Fee shall be paid on the date that is the later of (x) the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date and (y) the earlier of (i) the Maturity Date and (ii) the date of payment in full of the principal amount of the Tranche 3 Loan.

(c) ~~Any full or partial prepayment or repayment (including without limitation as a result of any voluntary or mandatory prepayment of the Loans, any acceleration of the Loans resulting from an Event of Default, any foreclosure and sale of Collateral, or any sale of Collateral in any bankruptcy or insolvency proceeding) of the Loans prior to the Maturity Date shall be subject to a Prepayment Premium (as liquidated damages and compensation for the cost of the Lenders making the Loans available during the scheduled term of this Agreement) for the ratable benefit of the Lenders in addition to the payment of the subject principal amount and all unpaid accrued interest and other amounts due thereon. The Prepayment Premium shall be in addition to the Exit Fee (subject to the proviso in clause (b) thereof)~~ The Exit Fee payable on account of the Tranche 1 Loan shall be paid to GACP II, L.P. (even if GACP II, L.P has assigned the Tranche 1 Loan to another Person), and the Exit Fee payable on account of the Tranche 2 Loan shall be paid to DemoMode Marketing, LLC (even if DemoMode Marketing, LLC has assigned the Tranche 2 Loan to another Person); provided that no assignee of GACP II, L.P. or DemoMode Marketing, LLC shall be entitled to any portion of the Exit Fee on the Tranche 1 Loan or Tranche 2 Loan unless otherwise expressly agreed to by GACP II, L.P. and/or DemoMode Marketing, LLC, in which case the applicable assignee and not GACP II, L.P. and/or DemoMode Marketing, LLC, as applicable, shall receive the Exit Fee.

(d) Once paid, none of the fees shall be refundable under any circumstances.

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SECTION 2.08. Repayment of Loans. (a) On the Maturity Date, the Borrowers shall repay to the Administrative Agent, for the account of each Lender, an amount equal to the aggregate outstanding principal amount of the Loans, together with unpaid interest, fees and costs (including amounts required to be paid under Section 2.04(e). Section 2.07 and/or Section 2.14(e))2.07); provided that no payment shall be made to, received and/or retained by Tranche 3 Lender, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

(b) the outstanding amount of Loans and other Obligations shall be paid as follows:

(i) On or prior to April 30, 2020, with respect to the Tranche 1 Loan and the Tranche 2 Loan, the Borrowers shall pay to the Administrative Agent, for the sole account and benefit of the Tranche 1 Loan and Tranche 1 Lender and the Tranche 2 Loan and Tranche 2 Lender, on April 30, 2020, 50% of the original principal amount of the Tranche 1 Loan and the Tranche 2 Loan together with unpaid interest, and all other fees and costs (including amounts required to be paid under Section 2.04(e) and/or Section 2.07) (with the remaining amount due at Maturity Date) (for the avoidance of doubt, the original principal amount of the (x) Tranche 1 Loan is, $40,000,000 and (y) Tranche 2 Loan is, $10,000,000) (any payment of principal received from the Borrowers or IRGMH (on account of the IRGMH Guaranty), or on behalf of Borrowers or IRGMH (on account of the IRGMH Guaranty), before April 30, 2020 by Tranche 1 Lender (on account of the Tranche 1 Loan) or by Tranche 2 Lender (on account of the Tranche 2 Loan) shall be credited against the amounts due on April 30, 2020 under this Section 2.08(b)(i)); and

(ii) On the Maturity Date, the Borrowers shall pay to the Administrative Agent, for the account of each Lender, an amount equal to the aggregate outstanding principal amount of the Loans, together with unpaid interest, Exit Fee and all other fees and costs (including amounts required to be paid under Section 2.04(e) and/or Section 2.07); provided that no payment shall be made to, received and/or retained by Tranche 3 Lender, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

SECTION 2.09. Voluntary Prepayments.

(a) At any time and from time to time:

(i) with respect to ABR Loans, the Borrowers may prepay any such LoansTranche 1 Loan and Tranche 2 Loan on any Business Day in whole or in part; provided that each partial prepayment shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; and

(ii) with respect to LIBOR Loansfollowing the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date, the Borrowers may prepay any such Loansrepay Tranche 3 Loan on any Business Day in whole or in part; provided that each partial prepayment shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

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(b) All such prepayments shall be made:

(i) All such prepayments shall be made upon not less than one Business Day's prior written or telephonic notice in the case of ABR Loans; and

(ii) , upon not less than three Business Days' prior written or telephonic notice in the case of LIBOR Loans;

in each case given to the Administrative Agent by 2:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such notice to each applicable Lender). Such notice shall specify the principal amount of the Loans to be prepaid and accrued interest and fees to be paid in connection therewith, and the applicable prepayment date. Upon the giving of any such notice, the principal amount of the Loans specified in such notice (together with any additional amounts required to be paid in connection therewith under Section 2.04(e) or Section 2.14(c)) shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11. Any such voluntary prepayment Loans shall be accompanied by the applicable Exit Fee and Prepayment Premium then due.

Notwithstanding anything to the contrary, Tranche 3 Lender shall not receive (and shall not be entitled to receive) or retain any voluntary payment, including on account of the Tranche 3 Loan, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

SECTION 2.10. Mandatory Prepayments.

(a) Not later than one Business Day following the completion of (i) any Asset Sale (other than an Excluded Asset Sale) or (ii) the occurrence of any Recovery Event; provided that with respect to any Recovery Event (or series of related Recovery Events), the Borrowers may elect by written notice to Administrative Agent (and with respect to any Recovery Event (or series of related Recovery Events) resulting in Net Cash Proceeds in excess of $10,000,000, subject to the Administrative Agent's and GACP II, L.P.'s prior written consent) to use such Net Cash Proceeds to repair or replace or restore the Property subject to such Recovery Event, in which event such Net Cash Proceeds shall be held in the Loan Proceeds Account for any such repair, replacement or restoration; provided further that if Borrower has not consummated such repair, restoration or replacement on or prior to the earlier of (x) 3-months following receipt of such Net Cash Proceeds and (y) the Maturity Date, the Borrowers shall apply an amount equal to the Required Prepayment Percentage of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans in accordance with Section 2.11.

(b) In the event that any Borrower shall receive Net Cash Proceeds from the issuance or other incurrence of Indebtedness of any such Borrower (other than Indebtedness permitted pursuant to Section 6.01), the Borrowers shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Borrower and to the extent of any then outstanding Loans, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.11.

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(c) Not later than the third Business Day following the completion of any Equity Issuance or other equity contribution to either Borrower (in each case, other than common equity or any Permitted Loan/Equity Raise), the Borrowers shall apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 2.11.

(d) On the date of the completion of any Sculptor Transaction, the Borrowers shall cause the Net Cash Proceeds of the Sculptor Transaction (i.e. the lesser of (i) the actual amount received by the Borrowers and (ii) $33,000,000) to prepay in the outstanding amount of Obligations owed to Tranche 1 Lender and Tranche 2 Lender (including an amount equal to the aggregate outstanding principal amount of the Tranche 1 Loan and the Tranche 2 Loan, together with unpaid interest and all other fees and costs (including amounts required to be paid under Section 2.04(e)) in accordance with Section 2.11. For the avoidance of doubt, nothing herein should be deemed to be the Lenders' consent to the Sculptor Transaction or the waiver of any Default or Event of Default that may arise as a result of the Sculptor Transaction.

(e) On the date of (i) the HOFV Merger or (ii) consummation of the Gordon Pointe Transaction, the Borrowers shall prepay in full the entire outstanding amount of Obligations owed to Tranche 1 Lender and Tranche 2 Lender (including an amount equal to the aggregate outstanding principal amount of the Tranche 1 Loan and the Tranche 2 Loan, together with unpaid interest and the Exit Fee and all other fees and costs (including amounts required to be paid under Section 2.04(e) and/or Section 2.07)) in accordance with Section 2.11.

(f) (d) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.10, (i) a certificate signed by a Responsible Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice (except that no such notice shall be required in connection with prepayments required under clauses (d) and (e) above). Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid, in each case in accordance with Section 2.11. In the event that the Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans in accordance with Section 2.11 in an amount equal to such excess, and the Borrowers shall concurrently therewith deliver to the Administrative Agent a certificate of a Financial Officer demonstrating the derivation of such excess.

(e) Any such prepayment or repayment of Loans shall be accompanied by the applicable Exit Fee and Prepayment Premium then due.

Notwithstanding anything to the contrary, Tranche 3 Lender shall not receive (and shall not be entitled to receive) or retain any mandatory payment, including on account of the Tranche 3 Loan, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

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SECTION 2.11. Application of Prepayments. (a) Any prepayment of the Loans pursuant to Section 2.09 or 2.10 (other than under clause (d)) shall be applied as follows:

(i) first, to the LoansTranche 1 Loan and Tranche 2 Loan and all other Obligations owed to Tranche 1 Lender and Tranche 2 Lender on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any prepayment of the Loans shall be applied first to ABR Loans to the full extent thereof before application to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.14(c).; and

(ii) second, after the Tranche 1/Tranche 2 Full Payment Date to Tranche 3 Loan and all other Obligations owed to Tranche 3 Lender.

(b) Any prepayment of the Loans pursuant to Section 2.10(d) shall be applied as follows:

(i) first, to the then accrued-but-unpaid interest, fees and costs on the Tranche 1 Loan and Tranche 2 Loan on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and

(ii) second, to pay the principal amount Tranche 1 Loan and Tranche 2 Loan on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

(c) Any prepayment or repayment of Loans shall be accompanied by the applicable Exit Fee and Prepayment premium then due.

(d) Notwithstanding anything to the contrary in this Agreement or otherwise, Tranche 3 Lender shall not receive (and shall not be entitled to receive) or retain any payment, including on account of the Tranche 3 Loan, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

SECTION 2.12. General Provisions Regarding Payments. All payments of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of the Lenders.

(b) All payments (whether at scheduled maturity, by acceleration, voluntary or mandatory) in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid through the date of repayment or prepayment, the Prepayment Premium and the Exit Fee.

(c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all the Prepayment Premium, the Exit Fee

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and all other fees payable with respect thereto (or, to the extent any such amounts are paid with respect to any such Lender's interests individually, the Administrative Agent shall promptly distribute to such Lender such amounts), to the extent received by the Administrative Agent.

(d) ~~[reserved]~~ Notwithstanding anything to the contrary:

(i) Tranche 3 Lender shall not receive (and shall not be entitled to receive) or retain any payment on account of the Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender, until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date;

(ii) Pro Rata Share of Tranche 3 Lender, including on account of the Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender shall be deemed to be $0 until after the Tranche 1/Tranche 2 Full Payment Date;

(iii) with respect to any payments made as provided in Section 2.08, Pro Rata Share of Tranche 3 Lender, including on account of the Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender, as applicable, shall be deemed to be $0 for all purposes until after the Tranche 1/Tranche 2 Full Payment Date; and

(iv) Tranche 3 Lender consents and agrees that it has not and shall not receive the benefit of the IRGMH Guaranty and in respect of any amounts received in respect or on account thereof, Pro Rata Share of Tranche 3 Lender, including on account of the Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender, as applicable, shall be deemed to be $0 until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date.

(e) ~~Subject to the proviso set forth in the definition of "Interest Period", whenever~~ Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f) The Borrowers hereby authorize the Administrative Agent to charge the Borrowers' accounts in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g) The Administrative Agent may, in its sole discretion, deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) at the Administrative Agent's Principal Office to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt notice to the Borrowers and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Article VII. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment

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to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.06 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Article VII, all payments or proceeds received by the Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.02.

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SECTION 2.13. Ratable Sharing. Except to the extent that this Agreement or any other Loan Document provides for payments to be allocated to a particular Lender or Lenders and as provided in the Security Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral), the Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by any Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. Notwithstanding the foregoing, if a proceeding under any Debtor Relief Law shall be commenced by or against any Borrower and, in the event the treatment of Obligations held by Affiliated Lenders (or Assignees of any such Affiliated Lender) is disproportionately adverse treatment (i.e. results "less than ratable treatment" or "proportionately lesser payment") for such Persons than the treatment of, or payment on, Obligations held by Lenders that are not Affiliated Lenders (or Assignees of any such Affiliated Lender), then, in such event, (x) the Affiliated Lenders (or Assignees of any such Affiliated Lender) shall not be entitled to the benefit of this Section 2.13, (y) Affiliated Lenders (or Assignees of any such Affiliated Lender) shall not object to receiving proportionately lesser payment and (z) any payment received by any Affiliated Lender (or Assignees of any such Affiliated Lender) in excess of less than ratable treatment (or proportionately lesser payment) provided for such Person in such proceeding shall be deemed "proportionately greater payment" to such Person and shall be turned over to the Administrative Agent for application to Obligations held by Lenders that are not Affiliated Lenders (or Assignees of any such Affiliated Lender).

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Notwithstanding anything to the contrary: (x) Tranche 3 Lender shall not receive (nor shall it be entitled to receive) or retain any payment or otherwise on account of Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date; (y) Aggregate Amounts Due to Tranche 3 Lender, including on account of the Tranche 3 Loan or any other Obligations owed to Tranche 3 Lender, as applicable, shall be deemed to be $0 until the date that is two (2) Business Days after the Tranche 1/Tranche 2 Full Payment Date; and (z) Tranche 3 Lender consents and agrees that it has not and shall not receive the benefit of the IRGMH Guaranty and in respect of any amounts received in respect or on account thereof.

SECTION 2.14. ~~Making or Maintaining LIBOR Loans~~[Reserved].

~~(a) Inability to Determine Applicable Interest Rate. In the event that (x) the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBO Rate, or (y) prior to the commencement of any Interest Period with respect to LIBOR Loans the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such LIBOR Loans for such Interest Period, the Administrative Agent shall on such date give notice (by facsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon no Loans may be continued as, or converted to, LIBOR Loans until such time as the Administrative Agent notifies the Borrowers and Lenders that the circumstances giving rise to such notice no longer exist.~~

~~(b) Illegality or Impracticability of LIBOR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrowers and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice to the Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to continue Loans as LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Loan, the Affected Lender shall continue such Loan as or convert such Loan to, as the case may be, an ABR Loan, (3) the Affected Lender's obligation to maintain its outstanding LIBOR Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into ABR Loans on the date of such termination.~~

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Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as LIBOR Loans in accordance with the terms hereof.

(c) Indemnity for Breakage or Non-Commencement of Interest Periods. The Borrowers shall indemnify each Lender against any loss or expense (exclusive of anticipated profits) that such Lender may sustain or incur as a consequence of (i) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (A) such Lender receiving or being deemed to receive any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor, (B) the conversion of any LIBOR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any LIBOR Loan, in each case other than on the last day of the Interest Period in effect therefor or (C) a continuation of any LIBOR Loan does not occur on a date specified therefor in the Closing (any of the events referred to in this clause (i) being called a "Breakage Event") or (ii) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (A) its cost of obtaining funds for the LIBOR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (B) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14(c) shall be delivered to the Borrowers and shall be conclusive absent manifest error.

SECTION 2.15. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(i) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender); or

(ii) impose on any Lender or the Administrative Agent or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender,

and the result of any of the foregoing shall be to increase the cost to such Lender making or maintaining any LIBOR Loan (or of maintaining its obligation to make or maintain any such Loan) by an amount reasonably deemed by such Lender or the Administrative Agent to be

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material, then the Borrowers will pay to such Lender or the Administrative Agent, as the case may be, upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender or the Administrative Agent shall have reasonably determined that any Change in Law regarding capital adequacy or liquidity and capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Administrative Agent's capital or on the capital of such Lender's or the Administrative Agent's, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or the Administrative Agent, or such Lender's or the Administrative Agent's holding company, could have achieved but for such Change in Law (taking into consideration such Lender's or the Administrative Agent's policies and the policies of such Lender's or the Administrative Agent's holding company with respect to capital adequacy or liquidity and capital requirements), then from time to time the Borrowers shall pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, or such Lender's or the Administrative Agent's holding company, for any such reduction suffered.

(c) A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.15 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Administrative Agent, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or the Administrative Agent under clause (a) or (b) of this Section 2.15 for increased costs or reductions with respect to any period prior to the date that is more than 365-days prior to such request if such Lender or the Administrative Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 365-day period. The protection of this Section 2.15 shall be available to each Lender and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

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SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers or any other Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then (i) the sum payable by the Borrowers or such other Borrower shall be increased as necessary so that after making all required deductions or withholding (including deductions or withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent or the applicable Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or such other Borrower shall make (or cause to be made) such deductions and (iii) the Borrowers or such other Borrower shall pay (or cause to be paid) the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, without limiting the foregoing provisions, the Borrowers and each other applicable Borrower shall pay (or cause to be paid) any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(b) The Borrowers shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or any Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrowers or any other Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c) As soon as practicable (and in any event within 30 days) after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Borrower to a Governmental Authority, the Borrowers shall deliver (or cause to be delivered) to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Each Foreign Lender shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon request of the Borrowers or the Administrative Agent), whichever of the following is applicable: (i) two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under an applicable income tax treaty, (ii) an accurate and complete U.S. Internal Revenue Service Forms W-8ECI (or successor form), (iii) two accurate and complete originally executed U.S. Internal Revenue Service Forms W-8IMY (or successor form) (and required attachments), or (iv) in the case of any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Tax Code and is relying on the so-called "portfolio interest exemption," a "Non-Bank Certificate" in the form reasonably acceptable to

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the Administrative Agent, together with two accurate and complete originally executed U.S. Internal Revenue Service Form W-8BEN (or successor form) certifying, in each case, to such Foreign Lender's legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder. Notwithstanding any other provision in this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.

(e) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Tax Code, and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c) shall deliver to the Borrowers (with a copy to the Administrative Agent), on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as reasonably requested by the Borrowers or the Administrative Agent), two accurate and complete original signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such person is exempt from United States back-up withholding.

(f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

(g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.16 shall survive the payment in full of all amounts due hereunder.

SECTION 2.17. Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would ~~cause such Lender to become an Affected Lender or that would~~ entitle such Lender to receive payments under Section ~~2.14,~~ 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (at the request of the Borrowers so long as the Borrowers have received notice of such occurrence or existence) to ~~(a)~~ make, issue, fund or maintain its Loans~~, including any Affected Loans,~~ through another office of such Lender~~, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an~~

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Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, (i) would not otherwise adversely affect such Loans or the interests of such Lender and (ii) would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless the Borrowers agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

SECTION 2.18. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "Increased-Cost Lender") shall give notice to the Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14(b), 2.15 or 2.16, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after the Borrowers' request for such withdrawal; then, with respect to each such Increased-Cost Lender (the "Terminated Lender"), the Borrowers may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.04 and the Borrowers shall pay any reasonable fees payable thereunder in connection with such assignment; provided that (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender and (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Sections 2.07 and 2.12 (including the Prepayment Premium and the Exit Fee); and (2) on the date of such assignment, the Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16 or otherwise as if it were a prepayment. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.19. Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary (including Section 7.02), if any Lender becomes a

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Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, if so determined by the Administrative Agent, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iii) third, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement and (iv) fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(b) The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

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SECTION 2.20. Borrower Representative. Each Subsidiary Borrower hereby designates the Lead Borrower as its representative and agent (in such capacity, the "Borrower Representative") for all purposes under the Loan Documents, including requests for Loans, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the applicable Administrative Agent or any Lender. The Lead Borrower hereby accepts such appointment as Borrower Representative. The Administrative Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by the Borrower Representative on behalf of any Borrower. The Administrative Agent and the Lenders may give any notice or communication with a Borrower hereunder to the Borrower Representative on behalf of such Borrower. Each of the Administrative Agent and the Lenders shall have the right, in its discretion, to deal exclusively with the Borrower Representative for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Borrower Representative shall be binding upon and enforceable against it. Anything contained herein to the contrary notwithstanding, no Borrower (other than the Borrower Representative) shall be authorized to request any Loan or Disbursement hereunder without the prior written consent of the Lead Borrower.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent and each of the Lenders as of the Closing Date and ~~as of each Delayed Draw Term~~the date a Loan ~~Date~~is made that:

SECTION 3.01. Organization; Powers. Each Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under each Loan Document and each Material Contract to which it is a party, including, in the case of the Borrowers, to Borrow hereunder and to grant the Liens contemplated to be granted by them under the Security Documents.

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SECTION 3.02. Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action of each Borrower and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Borrower, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture, agreement or other instrument to which any Borrower is a party or by which any of them or any of their property is or may be bound, including any Contractual Obligation, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or any Contractual Obligation or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower (other than Liens created under the Security Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document and Material Contract when executed and delivered by each of the Borrowers which is party thereto will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority or third party is or will be required in connection with the Transactions, except for (i) the filing of UCC financing statements, (ii) recordation of the Mortgages and (iii) such as have been made or obtained and are in full force and effect in all material respects.

SECTION 3.05. Financial Statements; Absence of Undisclosed Liabilities. The Borrowers have heretofore furnished to the Administrative Agent for distribution to the Lenders a balance sheet and statement of operations and member's equity of the Lead Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2017. All such financial statements are true and correct and present fairly in the financial condition and results of operations and disclose all material liabilities, direct or contingent of the Lead Borrower and its Subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with Approved Accounting Principles applied on a consistent basis. ~~There~~As of the Closing Date, there are no liabilities of any Borrower of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities disclosed in balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended December 31, 2017 and Indebtedness under the Loan Documents.

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SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred since January 3, 2018 that has caused, or could reasonably be expected to cause, either individually or when taken together with any other events, changes or conditions, a Material Adverse Effect.

SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrowers has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Real Property), except as set forth on the title policies delivered pursuant to Section 4.01(k) or 5.10. Each parcel of Real Property is free from defects that materially affect, or could reasonably be expected to materially affect, such parcel's suitability for the purposes for which it is currently being used and for which it is contemplated to be used under the Loan Documents. On each date this representation and warranty is made, each parcel of Real Property and the use thereof complies in all material respects with all applicable laws (including building and zoning ordinances and codes but excluding Environmental Laws) and with all insurance requirements. No Borrower is a non-conforming user of any Real Property.

(b) Each of the Borrowers, and, to the knowledge of the Borrowers, each other party thereto, has complied with all obligations under all Material Contracts to which it is a party and all such Material Contracts are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms. Each of the Borrowers enjoys peaceful and undisturbed possession under all Real Property. No Lien has been filed against any Ground Lease or Project Lease, and no claim is being asserted in writing or, to the knowledge of the Borrowers, threatened in writing with respect to any lease payment under any Ground Lease, any Project Lease or any other Real Property. Other than as set forth on Schedule 3.07(b) and space leases otherwise permitted pursuant to this Agreement, none of the Real Property is subject to any lease, sublease, license or other agreement granting to any Person (other than the Borrowers) any right to the use, occupancy, possession or enjoyment of the Real Property or any portion thereof. The Borrowers have delivered to the Administrative Agent true, complete and correct copies in all material respects of all Leases (whether as landlord or tenant) of Real Property entered into by Borrower or any Affiliate of Borrower.

(c) No Borrower has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Real Property or any sale or disposition thereof in lieu of condemnation.

(d) None of the Borrowers is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property or any interest therein.

(e) The Borrowers have not suffered, permitted or initiated the joint assessment of any owned Real Property with any other real property constituting a separate tax lot. Each owned parcel of Real Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

(f) Other than as set forth on Schedule 3.07(a) (i) Each parcel of Real Property has adequate rights of access to public ways to permit the Real Property to be used for its intended

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purpose (as contemplated under the Loan Documents), and is (or will be when required for the construction or operation of the HOFV Project) served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities; (ii) all public utilities necessary to the continued use and enjoyment of each parcel of Real Property as used and enjoyed on the Closing Date and as contemplated under the Loan Documents are (or will be when required for the construction or operation of the HOFV Project) located in the public right-of-way abutting the premises, and all such utilities are (or will be when required for the construction or operation of the HOFV Project) connected so as to serve such Real Property without passing over other Property except for land of the utility company providing such utility service or, in the case of leased Real Property, contiguous land owned by the lessor of such leased Real Property; (iii) each parcel of Real Property, including each leased parcel, has (or will when required for the construction or operation of the HOFV Project) adequate available parking to meet legal and operating requirements; (iv) no building or structure upon any Material Real Property or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the current use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Material Real Property; (v) none of the improvements on the Real Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 5.06 is in full force and effect with respect to the Real Property and (vi) all buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Property for the purpose for which it is currently being used and for which it is contemplated to be used under the Loan Documents are (or will be when required for the construction or operation of the HOFV Project) located on the real property encumbered by a Mortgage.

(g) All of the improvements on the Material Real Property lie wholly within the boundaries and building restriction lines of the Real Property, and no improvements on adjoining properties encroach upon the Real Property, and no easements or other encumbrances upon the Real Property encroach upon any of the improvements, so as to affect the value or marketability of the Real Property except those which are insured against by the title insurance policy delivered to the Administrative Agent at or prior to the Closing Date.

(h) All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements have been paid or will be paid simultaneously with the closing of the Loans. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid simultaneously with the closing of the Loans.

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SECTION 3.08. <u>Subsidiaries</u>. The Lead Borrower directly owns 100% of the Capital Stock of each Subsidiary Borrower. No Subsidiary Borrower has any Subsidiaries. The Capital Stock of each Subsidiary Borrower owned by the Lead Borrower is, in each case, fully paid and non-assessable and is owned by Lead Borrower free and clear of all Liens (other than Liens created under the Security Documents).

SECTION 3.09. <u>No Litigation; Compliance with Laws</u>. (a) As of the Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrowers, threatened in writing against or affecting any Borrower or any business, property or rights of any such Person, and to the knowledge of the Borrowers, there are no such actions, suits or proceedings now pending or threatened in writing against or affecting any counterparty to any Material Contract, in any case unless (i) such actions, suits or proceedings are set forth on <u>Schedule 3.09</u>, or (ii) (x) such actions, suits and proceedings, if adversely determined, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (iiy) such actions, suits and proceedings do not involve any Loan Document or the Transactions.

(b) [reserved].

(c) Since January 3, 2018, there has been no change in the status of the matters disclosed on <u>Schedule 3.09</u> that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

(d) None of the Borrowers or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted or as contemplated under the Loan Documents violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(e) No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations under any Material Contract, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(f) All required certificates of occupancy are in effect for the improvements located on the Material real Property as operated as of the time this representation is made or deemed made, and true and complete copies of such certificates of occupancy have been delivered to the Administrative Agent.

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SECTION 3.10. Agreements; No Default. No Borrower is subject to any corporate restriction, and there exists no breach, default or other occurrence under any agreement or instrument to which any Borrower is a party that, with the giving of notice or the lapse of time or both, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

SECTION 3.11. Federal Reserve Regulations. (a) No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans, Margin Stock will not constitute more than 25% of the value of the assets of the Borrowers. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

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SECTION 3.12. **Investment Company Act; Etc.**. No Borrower is an (a) "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 2005, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

SECTION 3.13. **Use of Proceeds**. The proceeds of the Loans funded on the Closing Date shall be applied in accordance with the Closing Date Sources and Uses.

SECTION 3.14. **Tax Returns**. The Borrowers have timely filed or timely caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by them and all such tax returns are correct and complete in all material respects. The Borrowers have timely paid or timely caused to be paid all Taxes due and payable by them, if any, and all assessments received by them, if any, except any Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Borrower has set aside on its books adequate reserves in accordance with GAAP. The Borrowers have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Borrower (a) intends to treat the Loans or any of the Transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4) or (b) is aware of any facts or events that would result in such treatment.

SECTION 3.15. **No Material Misstatements**. The Borrowers have disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which any Borrower is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of any information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Administrative Agent or any Lender for use in connection with the Transactions or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading.

SECTION 3.16. **Employee Benefit Plans**. Each of the Borrowers and each ERISA Affiliate and each Benefit Plan (if any) is in compliance in all material respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrowers or any ERISA Affiliate. There are no pending or, to the knowledge of the Borrowers, written threats of claims, actions or lawsuits, or action by any participant or Governmental Authority, with respect to any Benefit Plan or other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan, if any) maintained or

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contributed to by any Borrower or any ERISA Affiliate that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.17. Environmental Matters. Except with respect to any other matters described on Schedule 3.17, that, individually or in the aggregate, could not reasonably be expected to result in a material liability to the Borrowers, none of the Borrowers:

(a) has failed to comply with any Environmental Law or to take, in a timely manner, all actions necessary to obtain, maintain, renew and comply with any Environmental Permit applicable to it or any Mortgaged Property, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;

(b) has become a party to any governmental, administrative or judicial proceeding or possesses knowledge of any such proceeding that has been threatened against it under Environmental Law;

(c) has received written notice of, become subject to, or is aware of any facts or circumstances that could form the basis for, any Environmental Claim or Environmental Liability applicable to it or any Mortgaged Property other than those which have been fully and finally resolved and for which no obligations remain outstanding;

(d) possesses knowledge that any Mortgaged Property (i) is subject to any Lien, restriction on ownership, occupancy, use or transferability imposed pursuant to Environmental Law or (ii) contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;

(e) possess knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by any Borrower) in violation of, or in amounts or in a manner that could give rise to liability under, any Environmental Law;

(f) has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties in violation of, or in a manner or to a location that could reasonably be expected to give rise to liability under, any Environmental Law;

(g) is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated by any Borrower (including the HOFV Site) that could (i) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with any Environmental Law on the part of any Borrower, (ii) interfere in any material respect with or prevent continued compliance with Environmental Laws by the Borrowers, (iii) require material upgrades or capital expenditures in order to maintain compliance or avoid Environmental Claims or Environmental Liabilities or (iv) result in any Environmental Liability; or

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(h) has, pursuant to any order, decree, judgment or agreement by which it is bound, assumed the Environmental Liability of any other Person.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Borrowers as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums (or, if applicable, all installments thereof due on or before the Closing Date) have been duly paid and such insurance is provided in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice. No Borrower has any reason to believe that it will not be able to (a) maintain (or obtain when and as required) the insurance coverage required to be maintained under this Agreement or (b) renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

SECTION 3.19. Security Documents. (a) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof and (i) in the case of the Pledged Collateral, upon the earlier of (A) delivery of such Pledged Collateral to the Administrative Agent and (B) filing of financing statements in appropriate form in the offices specified on Schedule 3.19(a) and (ii) in the case of all other Collateral described therein, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Secured Parties in the Collateral described therein and proceeds thereof, as security for the Obligations, in each case prior and superior to the rights of any other Person, subject only to Permitted Liens.

(b) Each Mortgage is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, all of the Borrowers' right, title and interest in and to the Mortgaged Properties thereunder and the other Collateral described in the Mortgage, and, in each case, proceeds thereof, and when the Mortgage is filed in the offices specified on Schedule 3.19(b), the Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Collateral, as security for the Obligations, in each case prior and superior to the rights of any other Person, subject only to subject only to Permitted Liens.

(c) Schedule 3.19(c) lists completely and correctly as of the Closing Date all bank, securities and commodities accounts (the "Accounts") of each Borrower. Each of the Control Agreements is effective to create and perfect in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Accounts described therein and proceeds and products thereof. Upon the execution of the Control Agreements, such Security Documents shall constitute perfected Liens on, and security interests in, all right, title and interest in the accounts described therein and the proceeds and

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products thereof, as security for the Obligations, in each case prior and superior to the rights of any other Person, subject only to Permitted Liens.

SECTION 3.20. **Real Property**. Schedule 3.20 lists completely and correctly as of the Closing Date all Real Property owned or leased by a Borrower, indicating for each parcel whether it is owned or leased, including in the case of leased Real Property, the landlord name, lease date and scheduled lease expiration date without extensions. The Borrowers own in fee or have valid leasehold interests in, as the case may be, all the real property set forth on Schedule 3.20. The Real Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Mortgaged Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Real Property, nor are there any contemplated improvements to the Real Property that may result in such special or other assessments.

SECTION 3.21. **Labor Matters**. There are no strikes, lockouts or slowdowns against any Borrower pending or, to the knowledge of the Borrowers, threatened in writing that could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower, or for which any claim may be made against any Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is bound.

SECTION 3.22. **Liens**. There are no Liens of any nature whatsoever on any of the properties or assets of the Borrowers (other than Permitted Liens).

SECTION 3.23. **Intellectual Property**. Each of the Borrowers owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrowers does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.24. **Solvency**. Immediately after the consummation of the Transactions to occur on the Closing Date and after giving effect to the application of the proceeds of each Loan, each Borrower is Solvent.

SECTION 3.25. **Material Contracts.** The documents listed on Schedule 3.25 constitute all of the Material Contracts in effect on the Closing Date. As of the Closing Date, none of such Material Contracts has been amended, supplemented or otherwise modified, except as set forth on Schedule 3.25, and all such Material Contracts are in full force and effect.

SECTION 3.26. **Permits.** (a) Each Borrower has obtained and holds all material Permits required as of the date on which this representation and warranty is

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made in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the development, ownership and operation of the HOFV Project and the Pre-Development Activities at the HOFV Project and the operation of each of such Person's businesses as then conducted, (b) all such Permits are in full force and effect, and each Borrower has performed and observed all requirements of such Permits, (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (d) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Borrower, to the operation of any of its businesses or to the financing contemplated under the Loan Documents, or to the development, construction, ownership or operation of either the HOFV Project, or to the operation of any other property owned, leased or otherwise operated by such Person, (e) each Borrower reasonably believes that each such Permit will be timely renewed and complied with, without unreasonable expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without unreasonable expense and (f) the Borrowers have no knowledge that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

SECTION 3.27. Senior Indebtedness. The Obligations under the Loan Documents constitute senior secured debt of each of the Borrowers.

SECTION 3.28. Fiscal Year. The Fiscal Year of each of the Borrowers ends on December 31 of each calendar year.

SECTION 3.29. Patriot Act; Anti-Terrorism Laws; Etc.. Each Borrower, in the five (5) years preceding the Closing Date and is in compliance with, in all material respects, with the (i) applicable law or regulation, permit, order or other decision or requirement having the force or effect of law or regulation of any governmental entity concerning the importation of products, the exportation or re-exportation of products (including technology and services), (ii) the terms and conduct of international transactions and the making or receiving of international payments, namely, as applicable, the Tariff Act of 1930, as amended, and other laws, (iii) regulations and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, the Export Administration Act of 1979, as amended, the Export Administration Regulations, the International Emergency Economic Powers Act, as amended, the Trading With the Enemy Act, as amended, the Arms Export Control Act, as amended, the International Traffic in Arms Regulations, (v) Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, (vi) Sanctions and (vii) the anti-boycott Laws administered by the U.S. Department of Commerce and the anti-boycott Laws administered by the U.S. Department of the Treasury and (vii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act").

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(b) No Borrower nor any of its Subsidiaries nor any director, officer or, to the knowledge of such Borrower, agent, employee or Affiliate of such Borrower or Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA and any applicable anti-corruption law of any Governmental Authority. Each Borrower and its Subsidiaries have conducted their businesses in compliance with, in all material respects, applicable anti-corruption law of any Governmental Authority and the FCPA, the applicable provisions of the PATRIOT Act and applicable Sanctions, and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such applicable laws and with the representation and warranty contained herein.

(c) No Borrower nor any of its Subsidiaries, nor any director or officer thereof, nor to the knowledge of the Borrowers after reasonable due diligence, any employee or agent or Affiliate of such Borrower (each, a "Specified Person") is an Embargoed Person.

(d) Each Borrower and its respective Subsidiaries will not, directly or knowingly indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner, other Specified Person, or any other person or entity to fund any payment in violation of the PATRIOT ACT or any applicable anti-corruption law of any Governmental Authority or to fund any activities of or business with any Embargoed Person in violation of applicable Sanctions, or in any other manner that will result in a violation by any person party hereto (including any person participating in the transaction, whether as underwriter, Lender or agent) of Sanctions

ARTICLE IV.

CONDITIONS PRECEDENT

The obligations of the Lenders to make Loans ~~are~~on the Closing Date were subject to the satisfaction (or waiver) of the following conditions (and by the funding of the Loans made on the Closing Date, on the Closing Date, Lenders hereby acknowledge and agree that each of the foregoing document delivery conditions were satisfied or waived in all respects on the Closing Date):

SECTION 4.01. First Credit Event. On the Closing Date:

(a) Legal Opinions. The Administrative Agent, on behalf of itself and the Lenders, shall have received favorable written opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrowers (ii) Walter Haverfield LLP, as special Ohio counsel for the Borrowers, and (iii) Richards, Layton & Finger, P.A., as special Delaware counsel for the Borrowers, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Lenders and the other Secured Parties, (C) covering such matters relating to the Loan

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Documents and the Transactions as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein and (D) otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(b) Borrowers' Documents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation documents, including all amendments thereto, of each Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each such Person as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary, Assistant Secretary or managing member of each Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, operating agreement or other governing document of such Person as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or the managing member or similar governing body of such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Person have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer or other authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Person; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or managing member, as the case may be, executing the certificate pursuant to (ii) above; and (iv) such other documents as the Administrative Agent, any Lender may reasonably request.

(c) Officer's Certificate. The Administrative Agent shall have received the Borrowing Notice, dated the Closing Date and signed by a Financial Officer of the Borrowers, confirming, among other things, compliance with the conditions precedent set forth in Section 4.02.

(d) Loan Documents. The Administrative Agent shall have received the Loan Documents (including this Agreement, the Notes, the Recourse Guaranty, the Mezzanine Subordination Agreement and each Security Document), executed and delivered by a duly authorized officer of each party thereto, each in form and substance satisfactory to the Administrative Agent.

(e) Collateral. The Administrative Agent, for the ratable benefit of the Secured Parties, shall have been granted on the Closing Date first priority perfected Liens on the Collateral (subject only to Permitted Liens) and shall have received such reports, documents and agreements as the Administrative Agent shall reasonably request and which are customarily delivered in connection with security interests in real property assets. The Administrative Agent shall have received Control Agreements for each HOFV Account.

(f) UCC; Lien Searches. The Administrative Agent shall have received the results of a recent Lien and judgment search in each relevant jurisdiction with respect to the Borrowers and the HOFV Project, and such search shall reveal no Liens, except for Liens to be discharged and

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reconveyed on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent (including UCC-3 termination statements, reconveyances, releases, satisfactions or other instruments reasonably requested by the Administrative Agent to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust securing obligations under the Existing Credit Facility, and letters addressed to the Administrative Agent stating the Repayment Amount).

(g) Indebtedness. As of the Closing Date and after giving effect to the Transactions, the Borrowers shall have outstanding no Indebtedness or preferred stock other than the Loans and other extensions of credit hereunder, the Mezzanine Note and the Johnson Controls Sponsorship Loan.

(h) Financial Statements. The Administrative Agent shall have received the financial statements described in Section 3.05, which shall be reasonably satisfactory to the Administrative Agent.

(i) Governmental Approvals. No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority or third party is or will be required in connection with the Transactions, except for (i) the filing of UCC financing statements, (ii) recordation of the Mortgages and (iii) such as have been made or obtained and are in full force and effect in all material respects. (A) Each Borrower has obtained and holds all material Permits required as of the date hereof in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the development, ownership and operation of the HOFV Project and the Pre-Development Activities at the HOFV Project and the operation of each of such Person's businesses as then conducted, (B) all such Permits are in full force and effect, and each Borrower has performed and observed all requirements of such Permits, (C) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (D) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Borrower, to the operation of any of its businesses or to the financing contemplated under the Loan Documents, or to the development, construction, ownership or operation of either the HOFV Project, or to the operation of any other property owned, leased or otherwise operated by such Person, (E) each Borrower reasonably believes that each such Permit will be timely renewed and complied with, without unreasonable expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without unreasonable expense and (F) the Borrowers have no knowledge that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit. As of the Closing Date, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrowers, threatened in writing against or affecting any Borrower or any business, property or rights of any such Person, and to the knowledge of the Borrowers, there are no such actions, suits or proceedings now pending or threatened in writing against or affecting any counterparty to any Material Contract, in any case unless (x) such actions, suits or proceedings are set forth on Schedule 3.09, or (y) (1) such actions, suits and proceedings, if adversely determined, could not reasonably be expected, individually or in the aggregate, to

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result in a Material Adverse Effect and (2) such actions, suits and proceedings do not involve any Loan Document or the Transactions.

(j) Patriot Act. The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

(k) Title Insurance. The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance or unconditional pro forma title policy for such insurance. Each such policy shall (i) be in an amount satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (iv) name the Administrative Agent, for the benefit of the Secured Parties, as the insured thereunder; (v) be in the form of ALTA Loan Policy acceptable to the Administrative Agent; (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance reasonably acceptable to the Administrative Agent, including (to the extent applicable with respect to such Mortgaged Property and available in the applicable jurisdiction), the following endorsements: variable rate; survey; comprehensive; zoning; first loss, last dollar and tie-in; access; separate tax parcel; usury; doing business; subdivision; environmental protection lien; contiguity; and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by such Person in connection with such Mortgaged Property; and (vii) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent) (in each such case, a "Title Company"). The Administrative Agent shall have received evidence reasonably satisfactory to each of them that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid. The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to above and a copy of all other material documents affecting the Mortgaged Property.

(l) Flood Insurance. The Administrative Agent shall have received (i) evidence as to whether (1) any Mortgaged Properties are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (2) the communities in which any such Mortgaged Properties are located are participating in the National Flood Insurance Program, (ii) if there are any such Mortgaged Properties, the Borrowers' written acknowledgement of receipt of written notification from the Administrative Agent (1) as to the existence of each such Mortgaged Property and (2) as to whether the communities in which such Mortgaged Properties are located are participating in the National Flood Insurance Program, and (iii) if any such Mortgaged Properties are located in communities that participate in the National Flood Insurance Program, evidence that the applicable Borrower has obtained flood insurance in respect of such Mortgaged Properties to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

(m) Surveys. The Administrative Agent and the Title Company shall have received maps or plans of an ALTA survey (in each case, a "Survey") of each Mortgaged Property

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certified to the Administrative Agent and the Title Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Company, which maps or plans and the surveys on which they are based shall be made in accordance with as such requirements are in effect on the date of preparation of such survey and indicating the flood zone designation (with proper annotation based on federal Flood Insurance Rate Maps or the state or local equivalent) and sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the standard survey related. The legal description of the applicable Mortgaged Property shall be shown on the face of each Survey or affixed thereto, and the same shall conform to the legal description contained in the title policy described above.

(n) Landlord Estoppel Certificates and Subordination. The Administrative Agent shall have received estoppel certificates with respect to each Ground Lease Parcel, each Project Lease Parcel and each other Mortgaged Property, confirming the nonexistence of any default thereunder and certain other information with respect to such lease, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and the Lenders. In the event that Administrative Agent has determined that a recorded memorandum of lease or an amendment of lease is necessary or appropriate in order to make any Mortgaged Property mortgageable, or to grant the leasehold lender customary lender protections, then the Administrative Agent shall have received evidence of such recordation or a copy of such fully executed and binding lease amendment.

(o) Fees. The Lenders and the Administrative Agent shall have received all Fees required to be paid, and all expenses required to be paid for which invoices have been presented, on or before the Closing Date.

(p) Service of Process. The Administrative Agent shall have received a letter from a service corporation reasonably satisfactory to the Administrative Agent consenting to its appointment by each Borrower, in each case in form and substance acceptable to the Administrative Agent, as each such Person's agent to receive service of process in New York, New York.

(q) Litigation. There shall be no Proceedings (whether or not purportedly on behalf of any Borrower) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower, or any property of such Persons, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(r) Insurance. (i) The Borrowers shall have insurance complying with the requirement of Section 5.05 in place and in full force and effect, and the Administrative Agent shall each have received (x) a certificate from the Borrowers' insurance broker reasonably satisfactory to them and the Insurance Advisor stating that such insurance is in place and in full force and effect and (y) certified copies or duplicate originals of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 30 days after the Closing

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Date) naming the Administrative Agent and the Secured Parties as additional insureds and the Administrative Agent as "sole" loss payee with respect to applicable property insurance, and otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Insurance Advisor.

(ii) The Administrative Agent shall have each received, to the extent not delivered pursuant to clause (i) above, (x) a certificate of the Borrowers' insurance broker reasonably satisfactory to them identifying underwriters, type of insurance, insurance limits and policy terms of any insurance then required to be obtained under the Material Contracts then in effect as of the Closing Date and stating that such insurance is in full force and effect if the same is required to be in effect and that if then required to be in effect, all premiums then due thereon have been paid, and that such insurance complies with the requirement of such Material Contracts, and (y) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to deliver certified copies of the policies within thirty (30) days after the Closing Date) naming the Administrative Agent and the Secured Parties as additional insureds and, with respect to any property insurance, the Administrative Agent as "sole" loss payee with respect to applicable property insurance, and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(iii) The Administrative Agent shall have received a report of the Insurance Advisor regarding insurance matters pertaining to the Borrowers, the HOFV Project, and the Material Contracts listed in such report, in form, scope and substance reasonably satisfactory to them

(s) Capitalization; Ownership Structure. The Administrative Agent shall be reasonably satisfied with (i) the pro forma capital and ownership structure and the shareholder arrangements of the Borrowers, including, without limitation, the operating agreements of each Borrower and each agreement or instrument relating thereto, and (ii) the terms and conditions of the Transactions.

(t) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from each Borrower.

(u) Environmental Reports. The Administrative Agent shall have received a report or reports in form, scope and substance reasonably satisfactory to them regarding the environmental matters pertaining to each Mortgaged Property, including an identification of existing and potential environmental concerns and quantification of related costs and liabilities, and each such report shall include a "Phase I Environmental Site Assessment" prepared in conformance with the scope and limitations of the American Society of Testing and Materials (ASTM) Practice E1527-00, in each case together with a reliance letter in connection therewith authorizing the Agents, Lenders and other Secured Parties to rely on each such report.

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(v) Material Contracts. The Administrative Agent shall have received a fully executed and complete, conformed copy or photocopy of each Material Contract in effect on the Closing Date.

(w) Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to them, all material reports and audits which have been prepared by or for any Borrower, or any Affiliate, advisor or consultant of any Borrower, which pertain to the HOFV Project.

(x) Operations and Use Agreement Modification. The Borrowers shall have delivered to the Administrative Agent the Operations and Use Agreement Modification.

~~By the funding of the Initial Term Loan on the Closing Date, Lenders hereby acknowledge and agree that each of the foregoing document delivery conditions have been satisfied or waived in all respects.~~

SECTION 4.02. All Credit Events. On the date of each Credit Event:

(a) Representations and Warranties. Each representation and warranty set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that, if a representation and warrant contains a materiality or Material Adverse Effect qualification, the applicable materiality qualifier in this Section 4.02(a) shall be disregarded for purposes of such representation and warranty.

(b) No Default. Each Borrower shall be in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed, and, at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

ARTICLE V.

AFFIRMATIVE COVENANTS

The Borrowers ~~covenants~~covenant and ~~agrees~~agree that until payment in full of all Obligations, the Borrowers shall perform, and shall cause each of applicable Borrowers to perform, all covenants in this Article V.

SECTION 5.01. Financial Statements and Other Reports. The Borrowers will deliver, or cause to be delivered, to the Administrative Agent for distribution to Lenders:

(a) Financial Statements.

(i) Within thirty (30) days after the end of each month (other than the last month in any Fiscal Quarter or Fiscal Year) commencing with the first full month

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following the Closing Date, the consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such month and the related consolidated statements of income of the Borrowers and their consolidated Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail, together with a Financial Officer Certification;

(ii) No later than forty-five (45) days after the end of each Fiscal Quarter, the consolidated balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders', members' or partners' equity of the Borrowers and their consolidated Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case a comparison to the balance at the end of the previous Fiscal Year (to the extent applicable), all in reasonable detail, together with a Financial Officer Certification and, to the extent available, a Narrative Report with respect thereto; and

(iii) As soon as available, and in any event no later than ninety (90) days (or one hundred and fifty (150) days with respect to Fiscal Year ended December 31, 2017) after the end of each Fiscal Year (commencing with Fiscal Year ended December 31, 2017), (i) the consolidated balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders, members' or partners' equity and cash flows of the Borrowers and their consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding amounts for the previous Fiscal Year (to the extent available), in reasonable detail, together with a Financial Officer Certification and, to the extent available, a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Dorfman, Mizrach & Thaler, LLP or another independent certified public accountant of recognized national standing selected by the Borrowers and reasonably satisfactory to the Administrative Agent (which report shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrowers and their consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with Approved Accounting Principles applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); provided that with respect to Fiscal Year ended December 31, 2017 a compilation report shall satisfy the foregoing obligation.

(b) Information Regarding Collateral. Prompt, and in any event within five (5) Business Days, written notice of any change (i) in the legal name of any Borrower, (ii) in the identity or capital structure of any Borrower or (iii) in the Federal Taxpayer Identification Number of any Borrower. The Borrowers shall not effect or permit (and shall cause each Borrower to not effect or permit) any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the

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Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Security Documents. The Borrowers shall promptly notify the Administrative Agent if any portion of the Material Real Property is damaged or destroyed;

(c) Notice of Default. Promptly, and in any event within three (3) Business Days, upon any officer of any Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Borrower with respect thereto; (ii) that any Person has given any notice to any Borrower or taken any other action with respect to any event or condition set forth in clause (h) of Section 7.01; or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of one or more of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the applicable Borrower has taken, is taking and proposes to take with respect thereto;

(d) Notice of Litigation. Within three (3) Business Days of any Borrower obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Proceeding not previously disclosed in writing by the Borrowers to the Administrative Agent, or (ii) any material development in any Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof (which may be by electronic mail) together with such other information as may be reasonably available to the Borrowers to enable the Administrative and the Lenders and their counsel to evaluate such matters;

(e) ERISA. (i) Promptly, and in any event within five (5) Business Days, upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the applicable Borrower or ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliates with the Internal Revenue Service with respect to each Benefit Plan; (2) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Benefit Plan as the Administrative Agent shall reasonably request; and (iii) as soon as practicable but not less than four Business Days following (A) the failure of any Borrower or any ERISA Affiliate to make full payment in all material amounts on or before the due date (including extensions) thereof of all amounts which such Borrower or ERISA Affiliate is required to contribute to each Benefit Plan pursuant to its terms or, as required to meet the minimum funding standard set forth in ERISA and the Tax Code with respect thereto or (B) any change in the funding status of any Benefit Plan that could have a Material Adverse Effect, a written description of any such event or condition or a copy of any such notice and a statement briefly setting forth the details regarding such event, condition or notice, and the action, if any,

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which has been taken, is being taken or is proposed to be taken by such Borrower or such ERISA Affiliate;

(f) Insurance Report. At such times as may be reasonably requested by the Administrative Agent, a report in form and substance reasonably satisfactory to the Administrative Agent (and, if deemed reasonably necessary by the Administrative Agent, the Insurance Advisor) outlining all material insurance coverage maintained as of the date of such report by the Borrowers and all material insurance coverage planned to be maintained by the Borrowers through the Maturity Date;

(g) Notice of Change in Board of Directors. With reasonable promptness, and in any event within five (5) Business Days, written notice of any change in the board of directors, managing member(s) or similar governing body (if any) of any Borrower;

(h) Notice Regarding Material Contracts. Within three (3) Business Days after (i) any Material Contract of the Borrowers or any Borrower is terminated or amended in a manner that is materially adverse to the Borrowers, or (ii) any new Material Contract is entered into, a written statement (which may be by electronic mail) describing such event, with copies of such material amendments or new contracts;

(i) Environmental Reports and Audits. Within five (5) Business Days following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any of the Borrowers' Real Property or which relate to any environmental liabilities of the Borrowers which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(j) Governmental Authority Communication. Prompt, and in any event within five (5) Business Days after receiving any such communication or information, written notice (which may be by electronic mail) of any Governmental Authorities, that could reasonably be interpreted to cast doubt on whether a required license or other Governmental Authority approval may be obtained when required or, that could reasonably be interpreted to imply that any Governmental Authorities is considering revoking or modifying any previously issued license;

(k) Monthly Statement. Within ten (10) days after the end of each calendar month, a certificate signed by a Financial Officer of the Borrowers, (i) detailing the progress made, and amounts spent, in respect of Pre-Development Activities during such month, together with a comparison of such matters with the Budget and Schedule (and a narrative discussion of any material deviations therefrom), all in reasonable detail, (ii) detailing all amounts withdrawn from the Loan Proceeds Account during such calendar month, (iii) detailing the progress made, and amounts spent, in respect of the Letter of ~~Representation~~Representations Requirements during such month (and a narrative discussion of any deviations therefrom) and (iv) confirming, that no Default or Event of Default occurred during such calendar month (or describing in reasonable detail any Default or Event of Default that has occurred);

(l) Other Information. (i) Promptly, and in any event within five (5) Business Days, upon their becoming available, copies of all regular and periodic reports and other material

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reports and notices, if any, filed by any Borrower with any governmental or private regulatory authority, and all press releases and other statements made available generally by any Borrower to the public (other than advertising and promotional statements or releases made in the ordinary course of such Borrower's business) concerning material developments in the business of such Borrower, and (ii) such other information and data with respect to any Borrower as from time to time may be reasonably requested by the Administrative Agent or any Lender.

SECTION 5.02. Existence. Each Borrower will at all times preserve and keep in full force and effect its existence and all Permits material to its business. The Lead Borrower shall at all times directly own 100% of the equity interests in each other Borrower.

SECTION 5.03. Payment of Indebtedness, Taxes and Claims. The Borrowers will, and will cause each of the Borrowers to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all federal, state and material local Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

SECTION 5.04. Maintenance of Properties. The Borrowers will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and Pre-Development Activities excepted, all material properties used or useful at or in connection with the development of the HOFV Project or otherwise in the business of the Borrowers, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

SECTION 5.05. Insurance. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, the insurance specified in Schedule 5.05 and such other public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses at the HOFV Project, or otherwise of the Borrowers, as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the same respective geographic areas, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community

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that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the same geographic area as such Collateral. Each such policy of insurance shall (i) name the Administrative Agent and the Lenders as additional insureds thereunder as their interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of the Lenders, as the "sole" loss payee thereunder and provides for at least sixty days' prior written notice to the Administrative Agent of any modification or cancellation of such policy.

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SECTION 5.06. Maintaining Records. The Borrowers will, and will cause each Borrower to, keep proper books of record and account in which full, true and correct entries in conformity with Approved Accounting Principles and all requirements of law are made of all dealings and transactions in relation to its business and activities.

SECTION 5.07. Inspections. The Borrowers will, and will cause each other Borrower to, permit any authorized representatives designated by the Administrative Agent or any Lender to visit and inspect the HOFV Site (but with respect to visit to any improved Real Property, any rights of tenants under space leases with respect to dates and time of visitation) (and any other properties of the Borrowers) to inspect, copy and take extracts from their financial and accounting records, and to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that the Administrative Agent or any such Lender shall be subject to confidentiality obligations set forth in Section 10.16. In particular, the Borrowers will permit the Administrative Agent (or its designee) (a) to meet periodically at reasonable times during customary business hours and at reasonable intervals with representatives of the Borrowers, material contractors and architects with respect to the HOFV Project and such other employees, consultants or agents as the Administrative Agents or its designee shall reasonably request to be present for such meetings, (b) to perform such inspections of the HOFV Site as it deems reasonably necessary or appropriate in the performance of its duties on behalf of the Administrative Agent and (c) at reasonable times during customary business hours upon prior notice to review and examine the plans and specifications and all shop drawings relating to the HOFV Project, to inspect materials stored at the HOFV Project or off-site facilities where materials designated for use in the HOFV Project are stored. In addition, the Administrative Agent (or its designee) shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents relating to the construction of the HOFV Project, including, without limitation, bills of sale, statements, receipts, lien releases and affidavits, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the HOFV Project; provided that the Administrative Agent or any such Lender shall be subject to confidentiality obligations set forth in Section 10.16. The Borrowers shall use commercially reasonable efforts to cause the material contractors and architects with respect to the HOFV Project to reasonably cooperate with the Administrative Agent's exercising its review and inspection rights hereunder.

SECTION 5.08. Compliance with Laws, Material Contracts and Permits. (a) The Borrowers shall comply, and shall cause each other Borrower and all other Persons, if any, on or occupying any Properties of the Borrowers to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(b) The Borrowers will, and will cause each other Borrower to, comply, duly and promptly, with its respective obligations and enforce all of its rights under all Material Contracts, except with respect to Material Contracts (other than the Ground Leases, the Project Leases, the REA and the Operations and Use Agreement), noncompliance with which would not have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrowers shall, and shall cause each other Borrower to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws, to the extent noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) The Borrowers will, comply, duly and promptly, in all material respects with their obligations and enforce all of their respective rights under the Project Leases, the Ground Leases, the REA and the Operations and Use Agreement. The Borrowers shall ensure that all rental payments under each Ground Lease and each Project Lease are current and are paid when due.

(e) The Borrowers shall maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Borrowers, their Subsidiaries and their respective directors, officers and employees with any applicable anti-corruption law of any Governmental Authority and applicable Sanctions.

(f) The Borrowers shall, and shall cause their Subsidiaries and their respective directors, officers and employees, to comply in all material respects with applicable Sanctions and any applicable anti-corruption law of any Governmental Authority.

SECTION 5.09. Environmental.

(a) Environmental Disclosure. The Borrowers will deliver to the Administrative Agent for distribution to the Lenders:

(i) as soon as practicable, and in any event within five (5) Business Days, following any Borrower's receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of a Borrower or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any of the Borrowers' Properties or with respect to any Environmental Claims or Environmental Liabilities;

(ii) promptly upon obtaining actual knowledge, and in any event within three (3) Business Days, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by any Borrower or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property

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of a Borrower that could cause such Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by any Borrower, and in any event within three (3) Business Days, a copy of any and all written communications with respect to (1) any Environmental Claims or Environmental Liabilities that, individually or in the aggregate, could reasonably be expected to give rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether any Borrower may be potentially responsible for any Hazardous Materials Activity;

(iv) prompt, and in any event within three (3) Business Days, written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Borrower that could reasonably be expected to (A) expose such Borrower to, or result in, Environmental Claims or Environmental Liabilities that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of any Borrower to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by any Borrower to modify current operations in a manner that could reasonably be expected to subject such Borrower to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. The Borrowers shall promptly take, and shall cause each other Borrower promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by any Borrower that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against any Borrower and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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SECTION 5.10. <u>Additional Material Real Estate Assets.</u> In the event that any Borrower acquires any Real Property and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Administrative Agent, for the benefit of Secured Parties, then the applicable Borrower shall, within ten (10) Business Days (or such longer period as may be agreed to by the Administrative Agent) of acquiring such Real Property, execute and deliver to Administrative Agent a Mortgage covering such Real Property in the form attached hereto as <u>Exhibit C</u> securing a maximum principal amount equal to the purchase price of such acquired Real Property, together with a loan policy of title insurance in the amount of such purchase price and such other instruments and agreements with respect to each such Real Property that the Administrative Agent shall reasonably request to create in favor of the Administrative Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in such Real Property. In connection with any such acquisition, Borrowers shall obtain and deliver to Administrative Agent such other closing instruments and documents as Administrative Agent shall reasonably request and which are consistent with the closing instruments and documents obtained by Borrower in connection with its previous acquisitions of Real Property that are similar to the Real Property then-being acquired.

SECTION 5.11. <u>Letter of Representations; Equity Issuance; Construction Financing</u>. (a) The Borrowers shall comply with, and shall cause each other Borrower to comply with Letter of Representations in all respects.

(b) Notwithstanding anything herein to the contrary, at any time and from time to time, any Borrower or its direct or indirect equityholders shall subject to the satisfaction of the Permitted Loan/Equity Raise Conditions be permitted to consummate a Permitted Loan/Equity Raise, upon five (5) Business Days prior written notice to Administrative Agent.

(c) ~~Without limiting the foregoing clause (b), on or before~~ [reserved].

(d) [reserved].

~~(i) June 30, 2018, the Borrowers shall have received the cash proceeds (either directly or through a capital contribution from its direct or indirect equityholders of the Lead Borrower) from the issuance of Permitted Loan/Equity Raise in an aggregate net amount that is not less than $10,000,000; and~~

~~(ii) August 15, 2018, the Borrowers shall have received the cash proceeds (either directly or through a capital contribution from direct or indirect equityholders of the Lead Borrower) from the issuance of Permitted Loan/Equity Raise in an aggregate net amount that is not less than $75,000,000 (when aggregated with the amounts received under clause (i) above).~~

~~(d) On or before December 15, 2018, the Borrowers shall have obtained a binding commitment (which may be subject to customary closing conditions for a binding commitment) with respect to Construction Financing (i) in an amount that is not less than the amount~~

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necessary (after payment of any and all fees, costs and expenses required to obtain such Construction Financing) to refinance and repay the Obligations in full in cash and the proceeds of such Construction Financing shall be used to repay the Obligations in full in cash and (ii) such binding commitment shall require funding of the Construction Financing on or before the Maturity Date and shall not include any conditions that cannot be satisfied by such date. On or before the Maturity Date, the Borrower shall have satisfied all conditions precedent to the funding of such Construction Financing and shall have received net cash proceeds in an amount that is not less than the amount necessary (after payment of any and all fees, costs and expenses required to obtain such Construction Financing) to refinance and repay the Obligations in full in cash.

(e) Subject to any confidentiality obligations, the Borrowers shall promptly deliver to the Administrative Agent all documents and agreements received or executed by any Borrower in respect of the Construction Financing, including all term sheets, engagement letters, commitment letters, fee letters and credit documentation.

(f) The Borrowers shall have received the proceeds of Delayed Draw Term Loan of not less than $15,000,000 (less the applicable OID, if any, as provided in Section 2.01(c)(v) and any transaction costs) pursuant to the Initial Delayed Draw Term Loan Commitment Letter, as follows: $7,500,000 on or prior to April 8, 2018 and $7,500,000 on or prior to the date that is 60-day after the Closing Date.

(f) [reserved].

(g) the Borrowers (i) are and shall remain in compliance with all of their obligations under the Letter of Representations, including, but limited to all currently required funding and escrow obligations, (ii) have and shall continue to fully maintain all of the funding requirements of Escrow Fund I (as defined in the Letter of Representations) and Escrow Fund II (as defined in the Letter of Representations) and (iii) have not and shall not amend, modify or supplement the Letter of Representations in any respect.

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SECTION 5.12. Further Assurances. At any time or from time to time upon the written request of the Administrative Agent, the Borrowers will and will cause the Borrowers to, at their expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including, without limitation, (a) register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens., (b) such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents.

SECTION 5.13. Proceeds and Revenues.

(a) The Borrowers will use the proceeds of the Loans solely to finance a portion of the Development Costs.

(b) The Borrowers shall deposit in the Loan Proceeds Account and, until utilized or disbursed in accordance with the Loan Documents, maintain on deposit in such account, all Cash and Cash equivalents other than (i) Cash and Cash equivalents held, pursuant to ordinary course operations, in payroll accounts of Persons providing the Borrowers payroll services, (ii) Cash and Cash equivalents on temporary deposit with, or held temporarily in escrow or trust by, other Persons pursuant to customary arrangements related to transactions otherwise permitted under the Loan Documents, (iii) Cash or Cash equivalents that in the ordinary course of business are not maintained on deposit in a bank or other deposit or investment account pending application toward working capital or other general corporate purposes of the Borrowers and (iv) Cash and Cash equivalents on deposit in an Account listed on Schedule 3.19(c) hereto for which a Control Agreement has been previously delivered to Administrative Agent (provided that, for the avoidance of doubt, proceeds of all Loans shall, until utilized or disbursed in accordance with the Loan Documents, be deposited into the Loan Proceeds Account).

(c) On each Interest Payment Date, Administrative Agent shall cause amounts on deposit in the Interest Reserve Account to be disbursed to Lenders in accordance with Section 2.04(f) hereof. Borrower shall have no right to withdraw any amounts on deposit in the Interest Reserve Account without the prior written approval of Administrative Agent.

(d) So long as no payment or bankruptcy Default or any Event of Default has occurred and is continuing, at all times during the term of the Loans, Borrowers shall be permitted, without the prior approval of Administrative Agent or Lenders, to withdraw from the Loan Proceeds Account amounts on deposit therein for the purpose of paying Development Costs. As more particularly described in the Loan Proceeds Account Control Agreement, upon the occurrence and during the continuance of a payment or bankruptcy Default or any Event of

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Default, Borrowers shall have no further right to withdraw amounts on deposit in the Loan Proceeds Account without the prior written consent of Administrative Agent.

(e) So long as no Event of Default has occurred and is continuing, at all times during the term of the Loans, Borrowers shall be permitted, without the prior approval of Administrative Agent or Lenders, to withdraw from the Additional Accounts amounts on deposit therein for the purposes for which such accounts were established. As more particularly described in the applicable Control Agreement, upon the occurrence and during the continuance of an Event of Default, Borrowers shall have no further right to withdraw amounts on deposit in the Additional Accounts without the prior written consent of Administrative Agent.

ARTICLE VI.

NEGATIVE COVENANTS

The Borrowers covenant and agree that, until payment in full of all Obligations, the Borrowers shall perform, and shall cause each applicable Borrower to perform, the covenants in this Article VI.

SECTION 6.01. Indebtedness. The Borrowers shall not directly or indirectly, create, incur, assume, issue or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or preferred stock, except:

(a) the Obligations;

(b) Indebtedness incurred by a Borrower arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in connection with permitted dispositions of any business or assets of such Borrower;

(c) Indebtedness which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(d) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(e) Indebtedness under letter of credit obligations to provide security for worker's compensation claims and bank overdrafts, in each case incurred in the ordinary course of business; provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five (5) Business Days;

(f) tenant allowances, tenant improvements, leasing commissions and capital expenditure costs or other obligations of Borrowers required under leases under which a Borrower is a landlord at the Real Property that are paid within 75 days after same are due (subject to any rights of Borrowers to contest same pursuant to the terms of the applicable lease);

(g) Capital Lease Obligations and purchase money Indebtedness in a combined aggregate amount not to exceed at any time $100,000; provided, that with respect to purchase money Indebtedness, such Indebtedness (i) shall be secured only to the asset acquired in

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connection with the incurrence of such Indebtedness or other assets financed in accordance with this Section 6.01(g) by the same Person or an Affiliate of such Person, (ii) shall constitute not less than 85% and not more than 100% of the aggregate consideration paid with respect to such asset and (iii) shall be incurred prior to or within 30 days after the acquisition of such asset;

(h) The Mezzanine Note so long as it remains subject to the terms of the Mezzanine Subordination Agreement;

(i) The PILOT Loan in an aggregate amount not to exceed $12,000,000, including any related indemnifications of Governmental Authority and bond trustee and guaranties of payment of Taxes, the proceeds of which are used to pay or reimburse Development Costs;

(j) Any Indebtedness issued in connection National Football Museum Inc. Unsecured Mortgage Loan so long as (i) it remains subject to the terms of a subordination agreement in the form of Exhibit E or such other form as shall be reasonably approved by the Administrative Agent and (ii) on account of which no payment in cash or kind shall be made until the payment in full in cash of all of the Obligations; and

(k) Any Indebtedness issued in connection with a Permitted Loan/Equity Raise so long as the Permitted Loan/Equity Raise Conditions remain satisfied; provided that all documents and agreements in connection with any such Permitted Loan/Equity Raise shall be delivered to the Administrative Agent.

SECTION 6.02. Liens. The Borrowers shall not, and it shall not permit any Borrower to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to the Pledged Collateral or any property or asset of any kind of any Borrower, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any jurisdiction or under any similar recording or notice statute, except (collectively, the "Permitted Liens"):

(a) Liens in favor of the Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;

(b) Liens for Taxes not yet due and payable or if the obligations with respect to such Taxes are being contested in good faith by appropriate proceedings timely instituted and diligently conducted; provided that the applicable Borrower has established reserves to the extent required by GAAP in respect thereof, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Sections 401(a)(29) or 412(n) of the Tax Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) Business Days) are being contested in good faith by appropriate proceedings,

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so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of operations at and development activities in connection with the HOFV Project or business operations of any Borrower or materially adversely impact the value of the Collateral;

(f) other than with respect to any Ground Lease or any Project Lease, any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) other than with respect to any Ground Lease or any Project Lease, Liens solely on any cash earnest money deposits made by any Borrower in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by any Borrower in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Borrower;

(l) other than with respect to any Ground Lease or any Project Lease, Liens existing on the date of this Agreement and set forth in Schedule 6.02;

(m) Liens securing Indebtedness permitted pursuant to Section 6.01(g); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and other assets acquired with Indebtedness permitted under Section 6.01(g) owing to the same Person or an Affiliate of such Person; provided, further that in connection with the granting of any Liens permitted by this Section 6.02(m), the Administrative Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or

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holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens);

(n) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to Cash and Cash equivalents on deposit in one or more accounts maintained by a Borrower, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(o) space leases and subleases to the extent permitted under Section 6.03(b), and any leasehold mortgage in favor of any party financing the lessee under any such lease or sublease; provided that no Borrower is liable for the payment of any principal of, or interest, premiums or fees on, such financing;

(p) Liens on PILOT Loan Assets securing Indebtedness permitted pursuant to Section 6.01(i); and

(q) Liens on Sponsorship Collateral securing Indebtedness permitted pursuant to Section 6.01(j); and.

~~(r) Liens on equity interest of one or more Borrowers granted in connection with a Permitted Loan/Equity Raise in compliance with the terms hereof.~~

SECTION 6.03. Real Property. (a) The Borrowers shall not acquire a fee, leasehold, easement or other interest in any real property (excluding the acquisition (but not the exercise) of any options to acquire any such interests in real property) other than the Future Acquired Properties.

(b) The Borrowers shall not enter into any space leases or subleases of any Real Property as lessor or sublessor unless (i) such transaction, lease or sublease is entered into in the ordinary course of business for the purposes of provision of services to patrons of the HOFV Project and, in the Borrowers' good faith judgment, is reasonably expected to enhance the operation or value to the Borrowers of the HOFV Project and (ii) no lease or sublease may provide that a Borrower subordinate its fee or leasehold interest to any lessee or any party financing any lessee; provided that (x) the Administrative Agent shall agree to provide the tenant under any such lease or sublease with a non-disturbance and attornment agreement and (y) unless the Administrative Agent shall otherwise waive such requirement, with respect to any such lease or sublease having reasonably anticipated annual rents (whether due to base rent, fixed rents, reasonably anticipated percentage rents or other reasonably anticipated rental income from such lease or sublease) in excess of $250,000 during the term of such lease or sublease, the applicable Borrower shall enter into, and cause the tenant under any such lease or sublease to enter into with the Administrative Agent a subordination, non-disturbance and attornment agreement, in each case with respect to clauses (x) and (y), in form and substance reasonably satisfactory to the Administrative Agent.

(c) Notwithstanding the foregoing clauses (a) and (b), the Permitted Parking Project Lease Modification shall be permitted and in connection with the foregoing, Administrative

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Agent and Lenders hereby agree that, notwithstanding anything herein to the contrary, but subject to the terms and provisions of this clause (c) (including those set forth in the definition of Permitted Parking Project Lease Modification), (i) HOF Village Parking, LLC shall have the right to execute and deliver such amendments or modifications to the Parking Ground Lease and Parking Project Lease as are reasonably necessary or required to consummate the Substation Assignment and Exchange Parcel Assignment, and (ii) Administrative Agent and Lenders shall execute and deliver such documentation as is reasonably necessary to release the Lien of the Security Documents solely with respect to the Substation Parcel effective as of the date of closing of the Substation Assignment. Borrowers hereby agrees that upon the closing of the Exchange Parcel Assignment, Borrowers will deliver such documentation as is reasonably requested by Administrative Agent to spread the Lien of the Mortgage to the Existing Substation Parcel. As a condition to the foregoing, Borrowers shall deliver written notice to Administrative Agent not less than five (5) Business Days prior to the closing of each of the Substation Assignment and the Exchange Parcel Assignment, as applicable, which notice shall contain the forms of closing documentation to be executed and delivered by Borrowers, the Stark County Port Authority or the Canton City School District, acting by and through its Board of Education in connection therewith and, in the case of the Substation Assignment, the forms of Lien release documentation which Borrower reasonably requests that Administrative Agent execute and deliver in connection with the Substation Assignment, in each case, at the sole cost and expense of the Borrowers.

SECTION 6.04. **No Further Negative Pledges.** Except for Permitted Liens, and except with respect to any Excluded Asset Sale, the Borrowers shall not enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets to secure the Obligations, whether now owned or hereafter acquired.

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SECTION 6.05. Restricted Junior Payments. The Borrowers shall not, through any manner or means or through any other Person, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment; provided, that, ~~from and after the date that the Borrowers have received, in cash, aggregate gross proceeds of Delayed Draw Term Loans of not less than $15,000,000 (less the applicable OID, if any, as provided in Section 2.01(c)(v) and any transaction costs) and,~~ so long as, no Default or Event of Default has occurred or is continuing, the Borrowers shall be permitted to fund Restricted Junior payments to the National Football Museum, Inc. (or its designee) ~~and/or American Capital Center, LLC (or its designee),~~ in an aggregate amount not to exceed $100,000 per calendar month (with any unused amounts permitted to be carried forward) without the prior approval of Administrative Agent or Lenders.

SECTION 6.06. Restrictions on Subsidiary Distributions. Except as provided herein, the Borrowers shall not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions on any of its Capital Stock, (b) repay or prepay any Indebtedness owed by it to the Borrowers, (c) make loans or advances to the Borrowers, or (d) transfer any of its property or assets to the Borrowers other than restrictions (i) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

SECTION 6.07. Investments. The Borrowers shall not, directly or indirectly, make or own any Investment in any Person, including without limitation any joint venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any of its Subsidiaries;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with any applicable past practices of the applicable Borrower;

(d) Development Costs;

(e) Investments existing on the date of this Agreement and set forth in Schedule 6.07; and

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

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SECTION 6.08. Fundamental Changes; Disposition of Assets. The Borrowers shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except as otherwise permitted in this Agreement or:

(a) sales, leases or other dispositions of assets that do not constitute Asset Sales;

(b) Asset Sales (other than Excluded Asset Sales), the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) are less than, when aggregated with the proceeds of all other Asset Sales since the Closing Date, are less than $250,000; provided that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors or managing members of the applicable Borrower (or similar governing body)), (2) no less than 90% thereof shall be paid in Cash, (3) in no event shall any such Asset Sales related to any Real Property and (4) the Net Cash Proceeds thereof shall be applied as required by Section 2.10(a);

(c) space leases or subleases of portions of the Real Property entered into by the applicable Borrower in accordance with the provisions of Section 6.03(b); and

(d) Any Excluded Asset Sale.

SECTION 6.09. Subsidiaries. The Borrowers shall not create, acquire or hold Capital Stock in any Subsidiary, other than, with respect to each Borrower, Subsidiaries of a Borrower existing on the Closing Date or a newly formed special purpose entity in connection with any Sponsorship Collateral Loan. The Borrowers shall not ~~(other than a pledge of equity interest(s) in one or more of the Borrowers in connection with a Permitted Loan/Equity Raise)~~, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of their Subsidiaries; or (b) permit any of their Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any of their Capital Stock.

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SECTION 6.10. Sales and Lease-Backs. The Borrowers shall not directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Borrower (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Borrower to any Person in connection with such lease.

SECTION 6.11. Transactions with Shareholders and Affiliates. The Borrowers shall not directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service, but excluding the Transactions) with any of its Affiliates, unless such transaction is:

(a) on terms that are not less favorable to that Borrower than those that might be obtained at the time in a comparable arm's length transaction with Persons who are not Affiliates of such Borrower and the applicable Borrower has delivered to the Administrative Agent prior to the consummation of any such transaction (i) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $100,000, a resolution of the board of directors, managing members or similar governing body of each applicable Borrower certifying that such transaction or series of related transactions complies with this Section 6.11(a) and that such transaction or series of related transactions has been approved by a majority of the disinterested members of the board of directors, managing members or similar governing body of each applicable Borrower, to the extent there are any such disinterested members and (ii) with respect to any such transaction or series of related transactions that involves aggregate consideration in excess of $500,000, the consent of the Required Lenders; provided that in no event shall any transaction entered into pursuant to this clause (a) consist of, contain, or provide for the payment of any fee, profit or similar component benefiting any Affiliate of a Borrower;

(b) reasonable and customary fees paid to and indemnification agreements with members of the board of directors, managing members or similar governing body of the Borrowers; or

(c) associated with employment agreements, employee benefit plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrowers in the ordinary course of business.

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SECTION 6.12. Conduct of Business. The Borrowers shall not engage in any business or activity other than the construction and operation (including ownership, leasing, financing and management) of the HOFV Project, Pre-Development Activities (including, the purchase and acquisition of the Future Acquired Properties) and performing its obligations under the Loan Documents and performing activities incidental thereto (and the Borrowers shall not in any event fail to hold themselves out to the public as a legal entities separate and distinct from all other Persons).

SECTION 6.13. Amendments or Waivers. The Borrowers shall not, and shall not permit any other Borrower to:

(a) permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of, any of the Material Contracts (or any Permit), if such waiver, supplement, modification, amendment, termination or release, or failure to enforce could reasonably be expected to materially impair or be materially adverse to the business or operations of the Borrowers or value of the Collateral or any other such material property or materially impair the rights of the Administrative Agent or the Lenders with respect thereto; or

(b) (i) amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any Project Lease or any Ground Lease without the prior written consent of the Administrative Agent;

(ii) amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any other lease (other than any Project Lease or any Ground Lease) that is material to the HOFV Project or any other material property of the Borrowers, if such amendment, modification, supplement or waiver of such other lease could reasonably be expected to materially impair or be materially adverse to the business, operations or value of the Borrowers or value of the Collateral or any other such material property or materially impair the rights of the Administrative Agent or the Lenders with respect thereto;

(c) amend or modify, or permit the amendment or modification of its Governing Documents in any manner materially adverse to the Lenders or any other Secured Party, or as could otherwise reasonably be expected to have a Material Adverse Effect;

(d) permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of the Operations and Use Agreement (as amended by the Operations and Use Agreement Modification), if such waiver, supplement, modification, amendment, termination or release or failure to enforce results in any Person other than the Borrower having any additional days or time available for the use of the property subject to Operations and Use Agreement; ~~or~~

(e) ~~permit any waiver, supplement, modification, amendment, termination or release of, or fail to enforce strictly the terms and conditions of Initial Delayed Draw Term Loan Commitment Letter if such waiver, supplement, modification, amendment, termination or release, or failure to enforce results in the Borrowers receiving less than $15,000,000 in~~

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~~aggregate Delayed Draw Term Loan from IRG, LLC on or before the dates set forth in the definition of the term Initial Delayed Draw Term Loan Commitment Letter~~ to grant, or permit any other person or Affiliate of any Borrower or the Principal to grant, to Tranche 3 Lender on account of the Tranche 3 Loan (or any Affiliate of the Tranche 3 Lender on account of the Tranche 3 Loan), directly or indirectly, any guaranty or security without the prior written consent of each of GACP II, L.P. and Demomode Marketing, LLC, unless GACP II, L.P. and Demomode Marketing, LLC received the benefit same guaranty and/or security that is senior in right of payment and security to the grant given to Tranche 3 Lender on account of the Tranche 3 Loan (or any Affiliate of the Tranche 3 Lender on account of the Tranche 3 Loan); or

(f) amend or modify, or permit the amendment or modification of any M. Klein and Company, LLC Convertible Subordinated Note and/or any December 24, 2018 Convertible Subordinated Note.

SECTION 6.14. Fiscal Year. The Borrowers shall not change their Fiscal Year-end from December 31.

SECTION 6.15. Limitation on Hedging Agreements. The Borrowers shall not enter into any Hedging Agreement other than any such agreement required hereunder or otherwise entered into to hedge against fluctuations in interest rates or currency incurred in the ordinary course of business and consistent with prudent business practice; provided that in each case such agreements or arrangements shall not have been entered into for speculation purposes.

SECTION 6.16. Limitation on Accounts. Other than the HOFV Accounts, the Borrowers shall not open or maintain any Deposit Account or securities account to hold proceeds of the Loans, the PILOT Loan or any Sponsorship Collateral Loan.

SECTION 6.17. Material Construction Agreements. The Borrowers shall not enter into any agreement with any contractor pertaining to construction of all or a material portion of the HOFV Project, unless (a) the Borrowers shall have delivered to the Administrative Agent a copy of such agreement and all exhibits, schedules, attachments and other documents or information related thereto, (b) such contract shall be on market terms and (c) if requested by the Administrative Agent, such contractor shall have delivered to the Administrative Agent a recognition, subordination, nondisturbance and/or attornment agreement, as applicable, in favor of the Administrative Agent.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or any Credit Event hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished

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in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any (i) principal of any Loan, (ii) interest required to be paid under Section 2.04(e)(iv) and/or (iii) amounts due and payable under Section 5 of the Amendment Number 7, in each case, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof (whether voluntary or mandatory) or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days; provided, it shall not be a default hereunder in respect of the payment of any interest on any Loan if there are sufficient amounts on deposit in the Interest Reserve Account on any Payment Date and the Administrative Agent there is no restrictions upon the ability of the Administrative Agent and the Administrative Agent is actually able to withdraw such amounts from the Interest Reserve Account and disburse the amount of such interest to Lenders on such Interest Payment Date;

(d) default shall be made in the due observance or performance by any Borrower of any covenant, condition or agreement contained in Sections 5.01(a), 5.01(k), 5.02, 5.05, 5.11(a), 5.11(e), 5.11(fg) and 5.13 or in Article VI;

(e) any Event of Default under any Mortgage shall have occurred and be continuing;

(f) default shall be made in the due observance or performance by any Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 15 (or, in the case of (x) Section 5.01, 5 and (y) Sections 5.11(c) and 5.11(d), 30) days after the earlier of (i) any Borrower becoming aware of such default or (ii) receipt by any Borrower of written notice from the Administrative Agent or any Lender of such default;

(g) with respect to any Material Indebtedness, (i) any Borrower or any Subsidiary of any Borrower shall fail to pay any principal or interest, regardless of amount, due in respect of such Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in such Indebtedness of such Borrower or any Subsidiary of any Borrower becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness of such Borrower or any Subsidiary of any Borrower or any trustee or agent on its or their behalf to cause such Indebtedness of such Borrower or any Subsidiary of any Borrower to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Subsidiary of any Borrower, or of a substantial part of the Property of any Borrower or any Subsidiary of any Borrower, under the Bankruptcy Code, or any other Federal, state or foreign

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bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of the Property of any Borrower or any Subsidiary of any Borrower or (iii) the winding-up or liquidation of any Borrower or any Subsidiary of any Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Any Borrower or any Subsidiary of any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or for a substantial part of the Property of any Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(j) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not paid or adequately covered by insurance as to which the relevant insurance company has acknowledged coverage) or other judgments that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect shall be rendered against the any Borrower or any Subsidiary of any Borrower or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or any Subsidiary of any Borrower to enforce any such judgment;

(k) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrowers and ERISA Affiliates in an aggregate amount exceeding $250,000;

(l) any default or breach under or failure to perform under any PFHOF Lease Agreement by any person that is a party thereto;

(m) any of the Loan Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Borrower, any Affiliate of any Borrower or any other Person party thereto shall so assert or shall assert that any provision of any Loan Document is not in full force and effect or shall otherwise contest the validity or enforceability of any Loan Document;

(n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Borrower not to be, a valid, perfected and, with respect to the Secured Parties, first priority (except as otherwise expressly provided in this Agreement or such Security Document) Lien on any material Collateral covered thereby;

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(o) there shall have occurred a Change in Control;

(p) any Borrower shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if such failure to perform, violation, breach, suspension, revocation, cancellation, termination or modification could reasonably be expected to have a Material Adverse Effect;

(q) either of

(i) a termination of any Ground Lease or any Project Lease,

(ii) the issuance of a notice of default, or notice of an event of default, under any Ground Lease or any Project Lease and either (x) such notice is not withdrawn on or before five (5) Business Days prior to the expiration of any applicable grace period after which the Canton City School District and/or Stark County Port Authority can exercise any rights or remedies in respect of any Ground Lease or Project Lease or (y) one or more of the Borrowers has failed to (A) commence and prosecute an action or proceeding in good faith in a court of competent jurisdiction which seeks to challenge such notice of default or event of default and (B) obtain and maintain an injunction and/or order of stay of enforcement by Canton City School District and/or Stark County Port Authority with respect to such of default or event of default,

(iii) Canton City School District, Stark County Port Authority or any other Person acquires the right (upon happening of any event or occurrence or passage of time) to exercise rights and remedies in respect of seeking to terminate any Ground Lease or Project Lease and the Borrowers' fail to contest and challenge in good faith (and obtain and maintain an injunction and/or order seeking a stay of enforcement of) such right in a court of competent jurisdiction,

(iv) any event of default occurs under any Ground Lease or Project Lease at any time and such event of default is not cured at least five (5) Business Days prior to the end of any applicable grace, and/or cure period under such Ground Lease or Project Lease with respect to such event of default, or

(v) any Borrower's failure to comply with or breach any of its obligations under the Letter of Representations in any respect; ~~or~~

(r) (i) the Recourse Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms), (ii) any Principal shall deny that it has any obligation or liability under the Recourse Guaranty or (iii) there shall have occurred a default or an event of default or any breach under the Recourse Guaranty~~,~~; or

(s) (i) the IRGMH Guaranty for any reason shall cease to be in full force and effect (other than in accordance with its terms), (ii) IRGMH shall deny that it has any obligation or

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liability under the IRGMH Guaranty or (iii) there shall have occurred a default or an event of default or any breach under the IRGMH Guaranty,

then, and in every such event (other than an event described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: the Administrative Agent may, and at the request of the Required Lenders or GACP II, L.P. shall, declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal amount of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event described in paragraph (h) or (i) above, the principal amount of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees (including any Exit Fee ~~and Prepayment Premium~~) and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity.

SECTION 7.02. Application of Proceeds. Except as expressly provided elsewhere in the Loan Documents, after the exercise of remedies provided for under this Agreement or the other Loan Documents (or after the Loans have automatically become immediately due and payable) any amounts received on account of the Obligations (including all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral and any amounts in any of the HOV Accounts) shall be applied in full or in part by the Administrative Agent against the Obligations in the following order of priority:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such (including all costs and expenses of any sale, collection or other realization upon Collateral or any expenditures in connection with the preservation of Collateral);

Second, to payment of that portion of the Obligations constituting fees (excluding any Exit Fee ~~and Prepayment Premium~~), indemnities, expenses and other amounts (other than principal and interest) (including fees, charges and disbursements of counsel to the Lenders) payable to ~~the Lenders~~Tranche 1 Lender and Tranche 2 Lender, ratably among them in proportion to the respective amounts described in this clause payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the ~~Loans~~Tranche 1 Loan and the Tranche 2 Loan and other Obligations owed to Tranche 1 Lender and Tranche 2 Lender, ratably among ~~the Lenders~~Tranche 1 Lender and Tranche 2 Lender in proportion to the respective amounts described in this clause payable to them;

Fourth, to payment of that portion of the Obligations owed to GACP II, L.P. and Demomode Marketing, LLC constituting Exit Fee ~~and Prepayment Premium on the Loans~~, ratably among ~~the Lenders~~GACP II, L.P. and Demomode Marketing, LLC in proportion to the respective amounts described in this clause payable to them (which Exit Fee is: (i) for GACP II, L.P., $400,000 and (ii) for Demomode Marketing, LLC, $100,000);

Fifth, to payment of that portion of the Obligations owed to Tranche 1 Lender and Tranche 2 Lender constituting unpaid principal of the ~~Loans~~Tranche 1 Loan and the Tranche 2 Loan, ratably among ~~the Lenders~~Tranche 1 Lender and Tranche 2 Lender in proportion to the respective amounts described in this clause held by them;

Sixth, to payment of all other Obligations owed to the Administrative Agent, Tranche 1 Lender and Tranche 2 Lender, ratably among the Administrative Agent ~~and Lenders~~, Tranche 1 Lender and Tranche 2 Lender in proportion to the respective amounts described in this clause held by them; and

Seventh, to payment of all Obligations owed to Tranche 3 Lender;

Last, the balance, if any, after all of the Obligations (including amounts owed to any Defaulting Lender) have been indefeasibly paid in full, to the Borrowers or as otherwise required by Requirement of Law.

Notwithstanding the foregoing, if a proceeding under any Debtor Relief Law shall be commenced by or against any Borrower and in the event the treatment of Obligations held by Affiliated Lenders (or Assignees of any such Affiliated Lender) and/or Tranche 3 Lender is disproportionately adverse treatment (i.e. results "less than ratable treatment" or "proportionately lesser payment") for such Persons than the treatment of, or payment on, Obligations held by Tranche 1 Lender and Tranche 2 Lender (i.e. Lenders that are not Affiliated Lenders (or Assignees of any such Affiliated Lender) and/or Tranche 3 Lender), then, in such event, the Affiliated Lenders (or Assignees of any such Affiliated Lender)~~, then, in such event, the Affiliated Lenders (or Assignees of any such Affiliated~~ and/or Tranche 3 Lender~~)~~, shall be permitted to (and agree to) receive less than ratable payment in respect of similar Obligations owed to them. Each of the Affiliated Lenders (or Assignees of any such Affiliated Lender) and/or Tranche 3 Lender agrees to not object to the separate classification under any plan of reorganization or dispositive restructuring plan in a proceeding under any Debtor Relief Law, of the Obligations owed to Tranche 1 Lender and Tranche 2 Lender from the Obligations owed to the Affiliated Lenders (or Assignees of any such Affiliated Lender) and/or Tranche 3 Lender.

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ARTICLE VIII.

AGENTS

SECTION 8.01. Appointment of Agents. Each of the Lenders hereby irrevocably appoints GACP Finance Co., LLC as the Administrative Agent. Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article VIII are solely for the benefit of the Agents and the Lenders and no Borrower shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as a representative and on behalf of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower. Each of the Agents, without consent of or notice to any party hereto, may assign any and all of its rights hereunder to any of its Affiliates (including as Supplemental Agents).

SECTION 8.02. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through any one or more sub-agents appointed by it (including as Supplemental Agents). Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. Section 8.03 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent (including as Supplemental Agents). No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship with, or any other implied duties in respect of, any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. The Administrative Agent is further authorized by the Lenders to enter into agreements supplemental to this Agreement or any other Loan Documents for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any other Loan Document to which it is a party (without any consent or approval by the Lenders).

SECTION 8.03. General Immunity.

(a) No Responsibility for Certain Matters. None of the Agents shall be responsible to any Lender for, or be required to ascertain or inquire as to, (i) any statement, recital, warranty or representation (in each case whether written or oral) made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document (including financial statements) delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document,

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(iv) the execution, validity, enforceability, effectiveness, genuineness, sufficiency or collectability of any Loan Document or any other agreement, instrument or document, (v) the use of proceeds of the Loans, (vi) the existence or possible existence of any Default or Event of Default, (vii) the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations or (viii) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, or, in each such case, to make any disclosures with respect to the foregoing. Except as expressly set forth in the Loan Documents, none of the Agents shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to any Borrower that is communicated to or obtained by the entity serving as any Agent or any of their Affiliates in any capacity. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. None of the Agents or any of their respective officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment). Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.08) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, request, certificate, consent, communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers ), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.08).

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SECTION 8.04. Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other Lenders as may be required to give such direction pursuant to the terms of this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.05. Agents Entitled to Act as Lenders. Being an Agent shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.

SECTION 8.06. Lenders' Representations, Warranties and Acknowledgement.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers in connection with its Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. None of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and none of the Agents shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b) Each Lender, by delivering its signature page to this Agreement and funding its Loans, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent or the Required Lenders (or such other Lenders as may be required to give such approvals), as applicable, on the date of delivery of such signature page.

(c) Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act.

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SECTION 8.07. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent's gross negligence or willful misconduct.

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SECTION 8.08. Successor Agents. At any time from and after the earliest of (a) the occurrence of an Event of Default, (b) GACP II, L.P. or any of its Affiliates do not hold any Loans, (c) it becomes illegal or practically impossible for GACP Finance Co., LLC to remain as an Administrative Agent, (d) the ~~Required~~ Lenders unanimously vote to remove GACP Finance Co., LLC as the Administrative Agent, GACP Finance Co., LLC shall have the right to resign as the Administrative Agent by giving thirty days' prior written notice thereof to the Lenders and the Borrowers, and GACP Finance Co., LLC may be removed at any time the Administrative Agent with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by the Required Lenders. Upon any such notice of resignation or any such removal, the Required Lenders shall have the right, upon five Business Days' notice to the Borrowers, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by an applicable successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor all sums, Capital Stock and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor of the security interests created under the Security Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Article VIII shall inure to its benefit, as well as to the benefit of its sub-agents and their respective Related Parties, as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Notwithstanding anything to the contrary in this Agreement, neither any Affiliated Lender (nor any Assignee of any Affiliated Lender) shall be appointed (and such Person shall not accept the appointment) as the Administrative Agent, as a Supplemental Agent (or as an Agent).

SECTION 8.09. Loan Documents.

(a) Agents under Loan Documents. Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the representative of the Secured Parties with respect to the Obligations and the Loan Documents. Without further written consent or authorization from the Lenders or any other Secured Parties, the Administrative Agent may execute any documents or instruments necessary to (i) release any Lien encumbering any other item of Collateral that is the subject of a sale, lease or other disposition of assets permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.08) have otherwise consented, or (ii) release any Borrower (other than a Borrower) from its Security Agreement in accordance with the terms thereof or with the consent of Required Lenders (or such other Lenders as may be required to give such consent under Section 10.08).

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(b) Right to Realize on Collateral and Enforce Loan Documents. Anything contained in any of the Loan Documents (other than Section 10.06) to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents, including any Security Document, it being understood and agreed that all powers, rights and remedies hereunder and thereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

(c) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent) allowed in such judicial proceeding, to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent hereunder. Other than with respect to an Affiliated Lender (or its Assignee), nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.10. Withholdings. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.16(d) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any

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Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 8.11. Appointment of Supplemental Agents. Each Agent is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Agent" and collectively as "Supplemental Agents"). In the event that any Agent appoints a Supplemental Agent with respect to any of its powers, rights, privileges, remedies or duties under the Loan Documents, including with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such Agent with respect thereto shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges and to perform such duties, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by any of the Administrative Agent or such Supplemental Agent, and (ii) the provisions of this Article VIII and of Section 10.05 shall inure to the benefit of such Supplemental Agent, as applicable, and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Agent, as the context may require. Should any instrument in writing from a Borrower or any other Borrower be required by any Supplemental Agent so appointed by an Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the applicable Borrower shall, or shall cause the applicable Borrower, to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Requirements of Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

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ARTICLE IX.

CO-BORROWERS

SECTION 9.01. Guarantee of the Borrowers. Each of the Borrowers hereby jointly and severally Guarantees as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to the Borrowers, and all other Obligations from time to time owing to the Secured Parties by any Borrower under any Loan Document strictly in accordance with the terms thereof. Each Borrower hereby jointly and severally agrees that if any Borrower or other Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the such Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 9.02. Subrogation; Subordination. Each Borrower hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its Guarantee in Section 9.01, whether by subrogation or otherwise, against any Borrower or any other Borrower or any security for any of the Obligations. The payment of any amounts due with respect to any Indebtedness of any Borrower or any other Borrower (or any such Borrower) now or hereafter owing to any Borrower by reason of any payment by such Borrower under the Guarantee in this Article IX is hereby subordinated to the prior indefeasible payment in full in cash of the Obligations. In addition, any Indebtedness of the Borrowers now or hereafter held by any Borrower is hereby subordinated in right of payment in full in cash to the Obligations. Each Borrower agrees that it will not demand, sue for or otherwise attempt to collect any such Indebtedness of any Borrower until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Borrower shall, prior to the indefeasible payment in full in cash of the Obligations, collect, enforce or receive any amounts in respect of such Indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Secured Parties and be paid over to the Administrative Agent on account of the Obligations without affecting in any manner the liability of such Borrower under the other provisions of the Guarantee contained herein.

SECTION 9.03. Remedies. The Borrowers jointly and severally agree that, as between the Borrowers and the Lenders, the obligations of the Borrowers under this Agreement and the other Loan Documents may be declared to be forthwith due and payable as provided in Article VII, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming

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automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Borrowers under their Guarantee set forth in Section 9.01.

SECTION 9.04. Instrument for the Payment of Money. Each Borrower hereby acknowledges that the Guarantee in this Article IX constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Borrower in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 9.05. Authority to Bind. Without limiting the generality of the foregoing, the Obligations of each Borrower hereunder and under the other Loan Documents shall be the joint and several Obligations of both Borrowers, and any notice given, request made, act taken or certification, representation, warranty or covenant made by any Borrower under or in connection with the Loan Documents shall be deemed to have been made, taken or given by both Borrowers. Each Borrower hereby constitutes and appoints the other Borrower its true and lawful attorney-in-fact to give such notices, makes such request, take such actions and make such certifications, representations, warranties and covenants, and further hereby directs such other Borrower to do such things and instructs and advises the parties hereto that any such thing done by such other Borrower in connection with the Transactions shall be deemed to have been done on behalf of both Borrowers in accordance with this power of attorney. This power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable.

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ARTICLE X.

MISCELLANEOUS

SECTION 10.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed (a) in the case of the Borrowers, the Agents and the other parties below, as follows and (b) in the case of the Lenders, as set forth in this Agreement or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), in such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance) or (c) in the case of any party, to such other address or addresses as such party may hereafter notify to the other parties hereto:

Borrowers:

HOV Village, LLC
c/o IRG Realty Advisors, LLC
4020 Kinross Lakes Parkway, Suite 200
Richfield, Ohio 44286
Attn: Tracy Green

with a copy to:

~~Skadden, Arps, Slate, Meagher & Flom LLP~~
Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue NW
Washington, D.C. 20037
~~Attention: Harvey R. Uris~~Attn: J. Steven Patterson, Esq.
Facsimile: ~~917~~202-~~777~~778-~~2212~~2201
Telephone: ~~212~~202-~~735~~419-~~2212~~2101
E-mail: spatterson@hunton.com

-and-

Walter Haverfield LLP
1301 East 9th St., Suite 3500
Cleveland, Ohio 44114-1821
Attn: Nick Catanzarite, Esq
E-mail: ncatanzarite@walterhav.com

Administrative Agent:

GACP FINANCE CO., LLC
11100 Santa Monica Blvd.
Los Angeles, CA 90025
Attention: Robert A. Louzan
Telephone: 203-663-5101

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in the case of the Administrative Agent, with a copy to:	Kramer Levin Naftalis & Franlel LLP 1177 Avenue of the Americas New York, NY 10036 Attention: Sanjay Thapar ~~Facsimile: 212-715-8484~~ Telephone: 212-715-9000 E-mail: sthapar@kramerlevin.com

The words "execution," "signed," "signature," and words of like import in this Agreement or any other Loan Document (including any Assignment and Assumption) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT POSTING DOCUMENTS TO A DATA ROOM OR A DATA SITE OR SIMILAR PLATFORMS SHALL NOT BE DEEMED TO BE NOTICE TO THE ADMINISTRATIVE AGENT OR ANY LENDER.

SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the documents, certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The agreements of the Borrowers set forth in Sections ~~2.14(c),~~ 2.15, 2.16, this Article X and the agreements of the Lenders set forth in Sections 2.13, 8.03(b) and 8.07 shall remain operative and in full force and effect in perpetuity regardless of the expiration this Agreement, the consummation of the Transactions, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Agent, any Lender.

SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

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SECTION 10.04. **Successors and Assigns**Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Agents or the Lenders that are contained in this Agreement or the other Loan Documents shall bind and inure to the benefit of their respective successors and assigns.

(b) Any Lender may, without the consent of the Borrowers or any other Person, in accordance with applicable law, at any time sell to one or more Eligible Assignees (which Eligible Assignee may not be an Affiliated Lender unless the Lender selling such participating interest is also an Affiliated Lender) (each, a "Participant") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement (including pursuant to Section 10.06), provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 2.13 as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections ~~2.14(c),~~ 2.15 and 2.16 with respect to its participation in the Loans outstanding from time to time as if it was a Lender; provided, that, in the case of Section 2.16, such Participant complies with the requirements of said Section at the time such participant directly requests the benefits of Section 2.16 and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender, any Affiliate of the assigning Lender or of another Lender or any Approved Fund or, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) (and to the extent no Default or Event of Default has occurred or is continuing, the Lead Borrower (such consent not to be unreasonably withheld or delayed);

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provided that the Lead Borrower shall be deemed to have consented to any such assignment if it has not responded within 5 Business Days after request for such consent) to an additional bank, financial institution or other entity that, in each case, is an Eligible Assignee (which Eligible Assignee may not be any Borrower or a Subsidiary thereof, but may, solely in the case of ~~Delayed Draw Term~~Tranche 3 Loan, be an Affiliated Lender) (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register, together with a processing fee of $3,500 (unless waived by the Administrative Agent); provided, that no such assignment to an Assignee (other than any Lender or any Affiliate of the assigning Lender or of another Lender or any Approved Fund) shall be in an aggregate principal amount of less than $1,000,000, unless otherwise agreed by the Borrowers and the Administrative Agent (provided, that for purposes of the foregoing limitations only, any two or more Funds that concurrently invest in Loans and are managed by the same investment advisor, or investment advisors that are Affiliates of one another, shall be treated as a single Assignee or Assignor). Any such assignment shall be made as an assignment of a proportionate part of all of the Assignor's rights and obligations under this Agreement with respect to the Loan so assigned. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), have the rights and obligations of a Lender hereunder with respect to the Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance), be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance)covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).

(d) Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Upon any assignment or transfer of all or part of a Loan evidenced by a Note, if requested of the Borrower and upon the return of the old Notes to the Borrower marked "canceled," the Borrower shall issue one or more new Notes in the same aggregate principal amount to the designated Assignee.

(e) Upon its receipt of an Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance) executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.04(c), by each such other Person) the Administrative Agent shall (i) promptly accept such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance) and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrowers. On or prior to such effective date, the Borrowers, at their own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for any Note of the assigning Lender) a new Note or Notes to such Assignee or its registered assigns in an amount equal to the applicable share of outstanding Loans assumed or acquired by it pursuant to such Assignment and Acceptance (or the Affiliated Lender Assignment and Acceptance) and, if the Assignor has retained any share of outstanding Loans

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upon request, a new Note or Notes to the Assignor or its registered assigns in an amount equal to such share of outstanding Loans retained by it hereunder. Such new Note or Notes shall be dated as of the Closing Date (or, if later, the date on which the applicable ~~Delayed Draw Term~~ Loan ~~Date~~was or is made) and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.04 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g) No assignment (or participation) shall be made to any Borrower or any of the Borrowers' Subsidiaries.

(h) The Borrowers shall ensure that no Borrower assigns or delegates any of its rights or duties hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(i) Notwithstanding anything in this Section 10.04 or Section 10.08 or the definition of "Required Lenders," to the contrary, for purposes of determining whether the Required Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Borrower therefrom unless the action in question affects any Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(i) all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii) all Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders; provided that if a proceeding under any Debtor Relief Law shall be commenced by or against any Borrower, neither any Affiliated Lender (nor any Assignee of any Affiliated Lender) shall be entitled to vote with respect to the Loans held by such Affiliated Lender (or its Assignee) in any such proceeding under any Debtor Relief Law (other than in accordance with the direction of the Administrative Agent), including in connection with any plan (or plan or reorganization) even if any such plan (or plan or reorganization) proposes to treat any Obligations held by such Affiliated Lender (or its Assignee) in a disproportionately adverse manner to such Affiliated Lender

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(or its Assignee) than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders (or Assignees of any such Affiliated Lender).

(j) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, it is understood and agreed that no Affiliated Lender shall at any time be entitled to or permitted to assign (or sell a participation in) any Loans held by it other than to another Affiliated Lender.

(k) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that each Affiliated Lender Assignment and Acceptance shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against any Borrower, such Affiliated Lender (or its Assignee) irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender (or its Assignee) with respect to the Loans held by such Affiliated Lender (or its Assignee) in any manner in the Administrative Agent's sole discretion, unless the Administrative Agent instructs such Affiliated Lender (or its Assignee) to vote, in which case such Affiliated Lender (or its Assignee) shall vote with respect to the Loans held by it as the Administrative Agent directs whether or not the result of such vote (including in connection with any plan (or plan or reorganization) proposes to treat any Obligations held by such Affiliated Lender (or its Assignee) in a disproportionately adverse manner to such Affiliated Lender (or its Assignee) than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders (or Assignees of any such Affiliated Lender).

(l) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each any Affiliated Lender (and each Person purchasing such Lender's Loans (including by assignment)) agrees: (i) that it shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II, and shall not be permitted to challenge the Administrative Agent's or any Lender's attorney-client privilege; (ii) that each Affiliated Lender (and as a condition to each assignment by and to an Affiliated Lender, the Assignee of such assignment) would agree in the Affiliated Lender Assignment and Acceptance that it shall constitute an Affiliated Lender; and (iii) ~~to and hereby waives any right to bring any action in connection with such Loans against~~none of the Administrative Agent~~, in its capacity as such.~~ or any Lender or any of their respective officers, partners, directors, employees or agents shall be liable to any Affiliated Lender for any action taken or omitted by any Administrative Agent or any Lender under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent or such Lender's gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and nonappealable judgment).

(m) With respect to an assignment by or to an Affiliated Lender, the assigning Lender and the Affiliated Lender (or another Person purchasing such Lender's Loans) shall execute and deliver to the Administrative Agent, an Affiliated Lender Assignment and Acceptance in which such Affiliated Lender (or its Assignee) will expressly agree: (i) that it shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative

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notices in respect of its Loans required to be delivered to Lenders pursuant to Article II, and shall not be permitted to challenge the Administrative Agent's or any Lender's attorney-client privilege; and (ii) to the provisions affecting or applying to an Affiliated Lender as are set forth in this Section 10.04 (and such provisions shall be expressly provided for in any such Affiliated Lender Assignment and Acceptance).

(n) Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrowers shall promptly (and in any case, not less than five (5) Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.08) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Loans at such time.

SECTION 10.05. Expenses; Indemnity. (a) Whether or not the Transactions shall be consummated, the Borrowers agree to pay promptly: (i) all the actual and reasonable documented costs and expenses of the Agents and the Lenders in connection with the syndication of the Loans and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (ii) all the costs of furnishing all opinions by counsel for the Borrowers; (iii) all fees, costs and expenses incurred by the Administrative Agent or any other Secured Party (including during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) (x) to maintain, protect or preserve the Collateral and/or the Secured Parties' rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties, (y) to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation, or (z) is made to pay any other amount chargeable to any Borrower hereunder; (iv) all the actual and reasonable costs and expenses of creating and perfecting Liens on the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to the Agents and of counsel providing any opinions that the Agents or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (v) all the actual and reasonable costs and fees, expenses and disbursements of any auditors, accountants, consultants (including the Insurance Advisor) or appraisers; (vi) all the actual and reasonable costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants (including the Insurance Advisor), advisors and agents employed or retained by the Agents and their counsel) in connection with the custody or preservation of any of the Collateral; and (vii) after the occurrence of a Default or an Event of Default, all documented costs and expenses, including attorneys' fees and costs of settlement, incurred by any Agent and any Lender in enforcing any Obligations of or in collecting any payments due from any Borrower hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of

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the Security Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

(b) The Borrowers agree, whether or not the Transactions shall have been consummated, to indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related costs and expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by any Borrower, or any Environmental Liability related in any way to any Borrower; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee (and, upon any such determination, any indemnification payments with respect to such losses, claims, damages, liabilities or related costs and expenses previously received by such Indemnitee shall be subject to reimbursement by such Indemnitee). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.05(b) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by Indemnitees or any of them.

(c) To the extent that the Borrowers fail for any reason to pay any amount required to be paid by them or any other Borrower to any Agent under paragraph (a) or (b) of this Section 10.05, each Lender severally agrees to pay to the applicable Agent such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

SECTION 10.06. Adjustments; Setoff. Notwithstanding Section 8.09(b), if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional

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or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that, as between the Lenders, any cash or cash equivalents shall be applied in accordance with Section 7.02 hereof and the Lenders each agree among themselves to forthwith deliver all such cash and cash equivalents to the Person entitled to receive them in accordance with Section 7.02 hereof. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.07. Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK).

SECTION 10.08. Waivers; Amendment. (a) No failure or delay on the part of any Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 10.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers ~~and~~, the Required Lenders and GACP II, L.P. Notwithstanding the foregoing (but subject to Sections 10.04(i) and (k) with respect to an Affiliated Lender (or its Assignee)), no such agreement shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or Fee payable hereunder or forgive the payment of any interest or Fee payable hereunder or extend the scheduled date of any payment thereof, amend or modify Section 2.13 or Section 7.02, in each case without the consent of each Lender directly affected thereby (such consent being in lieu of the consent of the Required Lenders required pursuant to the first sentence of this Section 10.08(b)), (ii) amend or modify the pro rata requirements of Section 2.02(a), the provisions of Section 2.11, the provisions of Section 2.13, the provisions of Section 10.04, the provisions of this Section 10.08

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or the definition of the term "Pro Rata Share" or "Required Lenders," or release any Borrower from its obligations under this Agreement, or release the Recourse Guaranty, in each case, without the prior written consent of each Lender (provided, that, with respect to any additional extensions of credit pursuant hereto as are approved by the Required Lenders and GACP II, L.P., the consent of the Required Lenders and GACP II, L.P. only shall be required to include the Lenders advancing such additional funds in the determination of "Required Lenders" or "Pro Rata Share" on substantially the same basis as the Loans are included on the Closing Date) or (iii) release all or any substantial part of the Collateral without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Loan Document without the prior written consent of such Agent.

(c) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.08 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Borrower, on such Borrower.

SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof and any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement or of an Assignment and Acceptance by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

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SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrowers hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County of New York, City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their properties in the courts of any jurisdiction.

(b) The Borrowers hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any such New York State or Federal court referenced in clause (a) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) The Borrowers shall, and shall cause each Borrower to, maintain an agent to receive service of process in New York, New York at all times until the Obligations have been discharged in full.

SECTION 10.16. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' officers, directors, employees, trustees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan

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Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 10.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledgee referred to in Section 10.04(f) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any of their respective obligations, (f) with the consent of the Borrowers, (g) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it from any of the Agents or the Lenders or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.16 or becomes available to, or is independently developed by, the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, "Information" shall mean all information received from the Borrowers and related to the Borrowers or its business, other than any such information that was available to the Agents, any Lender on a nonconfidential basis prior to its disclosure by the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Loans.

SECTION 10.17. Acknowledgments. The Borrowers hereby acknowledge that:

(a) they has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents. Each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate. Each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(b) none of the Agents or the Lenders has any fiduciary relationship with or duty to the Borrowers or any other Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and the Lenders, on one hand, and the Borrowers ~~and the other Borrowers~~, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents and the Lenders or among the Borrowers, the other Borrowers and the Lenders. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be

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entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose;

(d) the Agents and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Agents and the Secured Parties has any obligation to disclose any of such interests to any Borrower or any of its Affiliates; and

(e) to the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Agents and the Secured Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.18. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 10.19. Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers ~~and the other Borrowers~~, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

SECTION 10.20. Marshalling; Payments Set Aside. Neither any Agent nor any Lender Party shall be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent or the Secured Parties (or to Administrative Agent, on behalf of the Secured Parties), or any Agent or Secured Parties enforces any security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 10.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan

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Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOF VILLAGE, LLC, a Delaware limited liability company

By: ______________________________

Name:

Title:

HOF VILLAGE PARKING, LLC, a Delaware limited liability company

By: ______________________________

Name:

Title:

By: ______________________________

Name:

Title:

HOF VILLAGE STADIUM, LLC, a Delaware limited liability company

By: ______________________________

Name:

Title:

[Signature Page to Loan Agreement]

HOF VILLAGE LAND, LLC, a Delaware limited liability company

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

By: ______________________________
Name:
Title:

[Signature Page to Loan Agreement]

By: ________________________________
Name:
Title:

By: ________________________________
Name:
Title:

By: ________________________________
Name:
Title:

HOF EXPERIENCE, LLC, a Delaware limited liability company

By: ________________________________
Name:
Title:

By: ________________________________
Name:
Title:

[Signature Page to Loan Agreement]

GACP FINANCE CO., LLC,
as Administrative Agent

By: ______________________________
Name: Harry Chung
Title: Authorized Signatory

GACP II, L.P.
as a Lender

By: ______________________________
Name: Harry Chung
Title: Authorized Signatory

[Signature Page to Loan Agreement]

Exhibit B

[On file with the Administrative Agent]

Exhibit C

[On file with the Administrative Agent]

Exhibit D

[On file with the Administrative Agent]

Exhibit E

[On file with the Administrative Agent]